 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NXP Semiconductors N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF AND AGENDA FOR 2023
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 10, 2023
Dear Shareholders:
I invite you to attend the 2023 Annual General Meeting of Shareholders (the “Annual General Meeting” or “AGM”) of NXP Semiconductors N.V. (“we,” “us,” “our” or the “Company”), which will be held on Wednesday, May 24, 2023 at 8:45 a.m. Central European Time at the Amstel Hotel, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands.
At the Annual General Meeting, we will discuss, and the Company’s shareholders will vote on, the following items of business:

Item 1	Adoption of the 2022 statutory annual accounts
Item 2	Discharge the members of the Company’s Board of Directors (the “Board”) for their responsibilities in the financial year ended December 31, 2022
Item 3	Re-appointment of nine current directors and appointment of one new director named in this proxy statement
Item 4	Authorization of the Board to issue ordinary shares of the Company (“ordinary shares”) and grant rights to acquire ordinary shares
Item 5	Authorization of the Board to restrict or exclude pre-emption rights accruing in connection with an issue of shares or grant of rights
Item 6	Authorization of the Board to repurchase ordinary shares
Item 7	Authorization of the Board to cancel ordinary shares held or to be acquired by the Company
Item 8	Re-appointment of Ernst & Young Accountants LLP as our independent auditors for the fiscal year ending December 31, 2023
Item 9	Non-binding, advisory vote to approve Named Executive Officer compensation

In addition to the above voting items we will have a discussion of the dividend and reservation policy and the implementation of the Company’s long-term strategy. We will also consider any other business that properly comes before the Annual General Meeting. None of the proposals require the approval of any other proposal to become effective. We intend that this notice of the Annual General Meeting and the accompanying proxy materials will first be made available on our website on or about April 10, 2023. In accordance with Dutch corporate law and our Articles of Association, the record date for determining those shareholders entitled to notice of, and to vote at, the Annual General Meeting has been set at April 26, 2023. We will begin mailing proxy materials to our shareholders on or about May 2, 2023.
At the Annual General Meeting we will also present the consolidated financial statements and independent auditors’ report for the fiscal year ended December 31, 2022. If any other matters properly come before the Annual General Meeting the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.
Sir Peter Bonfield, our current Board Chair, is retiring from our Board at the expiration of his term as of the end of the Annual General Meeting and is not standing for re-election. Sir Peter joined our Board in 2010 and prior to that, was the Chair of the supervisory board of NXP B.V. from 2006. Sir Peter has guided NXP since its spin-off from Philips in 2006 and has been instrumental in leading NXP through its significant and successful transformation. On behalf of the Board, we express our most sincere appreciation for his leadership and significant contributions to NXP in his seventeen years of service as NXP’s Founding Chairman. The Board has announced its intention to appoint Ms. Julie Southern as the successor Chair, subject to her re-election at the AGM.

NOTICE

YOUR VOTE IS VERY IMPORTANT. Please read this proxy statement and the accompanying proxy materials. Whether or not you plan to attend the Annual General Meeting, please submit your proxy card or voting instructions as soon as possible.
By order of the Board of Directors of NXP Semiconductors N.V.,
Jennifer B. Wuamett
Secretary
Eindhoven, The Netherlands

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on May 24, 2023
This proxy statement and the accompanying proxy card are first being made available on or about April 10, 2023. This proxy statement, our 2022 Annual Report on Form 10-K and the 2022 Statutory Annual Report are available on our website at http://investors.nxp.com by clicking “Corporate Governance”, then “Annual Meeting”.

We Strongly Encourage You to Sign Up For Electronic Delivery of Proxy Materials
Shareholders may request proxy materials be delivered to them electronically by enrolling at www.proxyvote.com. Not only will this result in faster delivery of the documents but also allows our shareholders to join us in our efforts to support a sustainable future and mitigate our impact on the environment.

GENERAL INFORMATION
The Board of Directors (the “Board”) of NXP Semiconductors N.V. (“we”, “our”, “us”, “NXP” or the “Company”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted on at NXP’s Annual General Meeting of Shareholders (the “Annual General Meeting” or the “AGM”) on Wednesday, May 24, 2023. We are requesting your vote on the proposals described in this proxy statement.
NXP will pay the entire cost of soliciting proxies. Our directors, officers and employees, without additional compensation, may solicit proxies or votes in person, by telephone or by electronic communication. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of NXP’s common shares, €0.20 par value (the “common shares” or “ordinary shares”).
All shareholders as of the close of business on April 26, 2023 (the “Record Date”) are authorized to attend the Annual General Meeting and all of NXP’s outstanding common shares owned as of the Record Date may be voted. As of March 24, 2023, there were 259,735,302 common shares issued and outstanding and there were no other voting securities outstanding. Persons that wish to attend the AGM must notify the Board of their intention to do so by submitting their name and the number of ordinary shares (beneficially) owned to NXP Semiconductors N.V., High Tech Campus 60, 5656 AG Eindhoven, The Netherlands, Attention: Secretary, or by sending an email with such information to nxp.agm@nxp.com. In order to gain admittance, we must receive this notification no later than May 17, 2023, one week prior to the date of the meeting. All attendees must be prepared to provide a valid proof of identity for admittance, such as a driver’s license or passport. The additional items that attendees must bring depends on whether they are shareholders of record, beneficial owners or proxy holders. Shareholders holding their shares through a broker must bring proof of beneficial ownership as of the Record Date, such as an account statement reflecting their share ownership on or prior to the Record Date, a copy of the voting instruction form provided by their broker or similar evidence of ownership in order to obtain admittance to the Annual General Meeting. No cameras or other recording equipment will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the AGM may prevent shareholders from being admitted to the AGM.
As always, we encourage you to vote your shares prior to the AGM. We kindly refer to the section titled “Voting Procedures” below for more details on how to exercise your voting rights.
These proxy materials include this proxy statement and NXP’s 2022 Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the U.S. Securities and Exchange Commission (“SEC”).
The Board recommends that you vote your shares as follows:
•“For” the adoption of the 2022 statutory annual accounts as described in Item 1;
•“For” the discharge of members of the Board for their responsibilities in the financial year 2022 as described in Item 2;
•“For” the re-appointment of nine directors and appointment of one new director listed in Item 3 to the Board;
•“For” the authorization of the Board to issue ordinary shares of the Company and grant rights to acquire ordinary shares as described in Item 4;
•“For” the authorization of the Board to restrict or exclude pre-emption rights accruing in connection with an issue of shares or grant of rights as described in Item 5;
•“For” the authorization of the Board to repurchase ordinary shares as described in Item 6;
•“For” the authorization of the Board to cancel ordinary shares held or to be acquired by the Company as described in Item 7;
•“For” the re-appointment of Ernst & Young Accountants LLP as our independent auditors for the fiscal year ending December 31, 2023, as described in Item 8; and
•“For” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as described in Item 9.

VOTING PROCEDURES
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, which we refer to as your “broker,” you are considered to be the beneficial owner of these shares, and these proxy materials are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote on your behalf, and you are also invited to attend the Annual General Meeting. Your broker will send you a voting instruction form to direct the broker how to vote your shares. Since you are not the shareholder of record, you may not vote these shares in person at the Annual General Meeting unless you obtain a legal proxy from your broker giving you the right to vote the shares at the Annual General Meeting. The overwhelming majority of our shareholders are beneficial owners (i.e., hold their shares through a broker rather than directly in their own name). Please refer to the voting instruction form provided by your broker for specific voting procedures.
Shareholders of Record
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered to be the shareholder of record with respect to those shares and these proxy materials are being sent to you by us. As the shareholder of record, you have the right to vote your proxy directly to NXP by submitting a written proxy or to vote in person at the Annual General Meeting. If you request printed copies of the proxy materials by mail, you will receive a proxy card. Please refer to the summary voting instructions and those included on your proxy card.
•Internet—You may vote by proxy on the Internet until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on May 23, 2023. The website for Internet voting is http://www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.
•Telephone—You may vote by proxy until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on May 23, 2023 by using the toll-free number listed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•Mail—Mark, sign and date your proxy card and mail it to the address listed on the card or NXP at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. In order for your vote to be counted, we must receive your proxy card no later than two days before the Annual General Meeting.
Revocability of Proxy
If you are a beneficial owner of shares, please refer to the instructions provided by your broker regarding how to change your vote. If you are a shareholder of record, you may revoke a proxy given to a representative of NXP in any of the following ways:
•by sending a written notice of revocation to NXP at High Tech Campus 60, 5656 AG Eindhoven, The Netherlands; Attention: Secretary, which notice must be received before shares of such shareholder are voted at the Annual General Meeting; or
•by properly submitting a later-dated, new proxy, which must be received before shares of such shareholder are voted at the Annual General Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or
•by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.
General Matters
Pursuant to Dutch law, (i) common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual General Meeting but which brokers are not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting, but which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, and are only counted for quorum purposes.
If you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your shares in connection with proposals which are considered “non-discretionary” items for which brokerage firms require your voting instructions to vote your shares.
Each share will be entitled to one vote. According to the Company’s Articles of Association, the chair of the Annual General Meeting determines the method of voting, establishes the outcome of the votes taken, determines the existence of a quorum and validity of proxies and ballots, and certifies the results of the voting.
The adoption of resolutions at the Annual General Meeting shall require that at least the majority of the issued and outstanding shares of the Company’s issued share capital is present or represented, excluding shares for which no vote can be cast pursuant to article 29, paragraph 2 of the Company’s Articles of Association. Unless otherwise provided for in this proxy, resolutions can be adopted with a simple majority of votes cast.
Other than the proposals described in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not expect any matters to be presented for a vote at the Annual General Meeting. However, if you grant a proxy and additional matters are properly presented for a vote at the Annual General Meeting, the persons named as proxy holders, Jennifer B. Wuamett or Timothy Shelhamer, will have the discretion to vote your shares on these additional matters.
We expect to announce preliminary voting results at the Annual General Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual General Meeting. If the final voting results are not available within four business days after the Annual General Meeting, we will provide the preliminary results in the Current Report on Form 8-K and the final results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
CORPORATE GOVERNANCE
NXP Semiconductors N.V. is the parent company of the NXP group. The only material asset of NXP Semiconductors N.V. is the direct ownership of 100% of the share capital of NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).
We were incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the name KASLION Acquisition B.V. on August 2, 2006. On May 21, 2010, we converted into a Dutch public company with limited liability (naamloze vennootschap) and changed our name to NXP Semiconductors N.V. In August 2010, we listed our common shares on the Nasdaq Global Select Market (“Nasdaq”).
We are subject to various corporate governance requirements and best practice codes, the most relevant being those in the Netherlands and the United States. The Dutch Corporate Governance Code (the “DCGC”) applies to all Dutch companies listed on a government- recognized stock exchange, whether in the Netherlands or elsewhere. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports filed in the Netherlands whether or not they comply with the various rules of the DCGC and if they do not comply with those provisions, to give the reasons therefore. The DCGC contains principles and best practice provisions for boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards.
Our long-term strategy is to maximize value for our shareholders and other stakeholders and create strong cash flow generation by driving relative market share leadership with profitable growth at 1.5 times the semiconductor market and exceeding customer expectations. We are committed to innovating for a better tomorrow for our customers, team members, communities, and society as a whole. Our purpose is bringing together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will review the implementation of our strategy at the AGM.
We conduct our operations in accordance with internationally accepted principles of good governance and best practice, while ensuring compliance with the corporate governance requirements applicable in the countries in which we operate:
•We have a transparent corporate structure, with approval rights of our general meeting of shareholders for any significant change in the identity or nature of our Company or business;
•Each share of our common stock confers the right to cast one vote at the general meeting of shareholders;
•Our directors are appointed for one year terms;
•We do not have a poison pill in place;
•We only have outstanding common stock, and no preference shares are issued, and such shares cannot be issued without majority shareholder approval;
•Our share capital consists only of common shares and preference shares, no priority or other shares with special voting rights are included in our share capital;
•Any issuance of common or preference shares, for any reason, is subject to the approval of the general meeting of shareholders; and
•We allow special meetings of our shareholders to be called upon the written request of shareholders holding at least 10% of our outstanding voting stock.
The Board, as well as the management team and the NXP Ethics Committee, promote openness and engagement through SpeakUp, a confidential reporting system described in more detail below. Furthermore, we maintain a Code of Conduct in order to promote a culture of good governance, excellence and consistency that applies to all of our directors, officers and employees and complies with the requirements of the Sarbanes-Oxley Act of 2002, and the rules thereunder, as well as applicable Nasdaq listing standards. A copy of the Code of Conduct is available on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. We will post any amendments to, or waivers from, our Code of Conduct (to the extent applicable to any director or any of our executive officers) on this website.

The Code of Conduct outlines our general commitment to be a responsible social partner and the way in which we attempt to interact with our stakeholders, including shareholders, suppliers, customers, employees and the market. It covers our policy on a diverse array of subjects, including corporate gifts, privacy, child labor, International Labor Organization conventions, trade compliance, working hours, sexual harassment, free-market competition, bribery and the integrity of financial reporting.
The Code of Conduct is built around the campaign “Know Right, Do Right” and consists of a framework of a variety of controls, a strict non-retaliation policy, a training program for employees, the SpeakUp telephone line where people can report potential issues in a confidential manner, a confidential investigation process, risk assessments, background checks and audits. Any reports related to the Code of Conduct are brought to the attention of our Ethics Committee to ensure that all reports are properly investigated and addressed. Each quarter the Ethics Committee communicates to the Audit Committee a summary of all reports and investigations.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Enabling a better, safer, more secure, and sustainable world
As a company focused on innovation, we are known for our ability to solve problems and address societal challenges, and we have continued to advance the scope of our ESG efforts to align with new challenges and opportunities. We recognize that stakeholder interest and expectations regarding our ESG efforts have evolved considerably over the last fifteen years. Today, we are focused on integrating ESG into our business and leveraging our technology to enable a more sustainable world.
In our view, the rapid pace of technological change is not without its challenges, but we look to the future with optimism. We believe in furthering our legacy of sustainable innovation, and we will continue to apply our technologies in ways that help advance global sustainability. We embrace the opportunity to both inspire people and shape the future while also positioning ourselves for sustained success.
We report our progress annually in our corporate sustainability report, which includes more details about our commitment to sustainable practices, products that support a sustainable future, and transparency and accountability in our business and supply chain for focused ESG topics. Our corporate sustainability report is available on our website (http://www.nxp.com/CSR). The corporate sustainability report and any other information on our website are expressly not part of this proxy statement. Any targets or goals discussed in our corporate sustainability report and in this proxy statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. In addition, statistics and metrics discussed in this proxy statement and in the corporate sustainability report may be based on assumptions that turn out to be incorrect.

2022 ESG Highlights

Environment	Social	Governance and Economic Impact
Developed Roadmaps for Carbon Neutrality and Water Recycling	97% Favorability from Winning Culture Survey Respondents	AAA MSCI ESG Rating
9% Decrease in Normalized Scope 1 & 2 Emissions from 2021	2+ Percentage-Point Increase of Women Team Members in R&D and Executive Positions	$1B USD Green Innovation Bond
35% Renewable Electricity Use	2 Percentage-Point Increase of US Underrepresented Minority Representation	Published NXP's First Human Rights Policy
Joined the Semiconductor Climate Consortium as a Founding Member	Of US New College Graduate Hires, 35% were Women and 66% were Underrepresented Minorities	99% of Suppliers Signed the NXP Supplier Code of Conduct Conformity Statement
48% of Wastewater Recycled	19 Employer Awards and Recognitions from 10 Countries	Added a Sustainability Component to our Short-Term Annual Incentive Plan for All Employees
83% of Waste Recycled	Maintained a low Total Case Incident Rate (TCIR) of 0.10	King Willem I Award For Sustainable Entrepreneurship
11% Decrease in Hazardous Waste	Published NXP’s First Extended Minerals Reporting Template (EMRT)	KLM Royal Dutch Airlines Sustainability Award

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Our ESG Goals
Our ESG mission is to enable a better, safer, more secure, and more sustainable world through innovation. That mission has given rise to a series of aspirational goals that inform our efforts and enable us to gauge our performance and celebrate our accomplishments.

Innovation	Environment	Social	Governance

Design and manufacture technology that positively impacts the planet and society	Carbon neutral by 2035	25% women in R&D by 2025	Work with our supply-chain partners to reduce their environmental footprint

Develop higher-performing, more energy-efficient products	Reduce carbon emissions by 35% in 2027 (2021 baseline)	50% underrepresented minorities in our US workforce	Integrate ESG into our business so we can foster ownership and accountability

	Optimize natural resources by 2027 50% renewable energy 60% of wastewater recycled 90% of waste recycled	Zero tolerance of forced labor and human-rights abuses

Zero workplace injuries

Sustainability Scorecard for 2022
We know that, as a large, multinational company, our operations are stronger when we leverage workforce diversity. We are also committed to reducing the environmental impact of our operations while being good stewards of our planet and doing our part to create a more sustainable world.
In 2022, we added a sustainability component to our short-term Annual Incentive Plan (AIP) to reinforce our corporate commitments is these areas. Our Human Resources and Compensation Committee (HRCC) approved the introduction of a sustainability scorecard. The scorecard contains multiple metrics and targets that support measurable year-on-year progress toward our long-term environmental and people-related aspirations. It is important to us that all team members participate in this progress. Therefore, the scorecard is applicable to the AIP for all team members and the target weighting of the sustainability component is set at 20% of our AIP.
Please reference the "Executive Compensation—Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Incentive Plan" section of this proxy statement for a list our specific 2022 annual sustainability scorecard goals, why we chose them and the progress we made toward meeting those goals over the past twelve months.
ESG Governance
Our ESG strategy is aligned with and incorporated into the company’s long-term business strategy. NXP's Board of Directors has ultimate oversight responsibility for ESG matters. The full Board focuses on significant ESG matters, with Board Committees undertaking oversight of ESG issues relevant to their responsibilities, and then integrating committee work on these issues in their reports to the full Board.
ESG Program oversight is delegated to the Nominating, Governance, and Sustainability Committee, which oversees integration of a broad set of ESG considerations into business functions, and delegates aspects of ESG oversight to the Audit Committee and the Human Resources and Compensation Committee for ESG matters within their core areas of expertise.
•Nominating, Governance, and Sustainability Committee – Oversight of sustainability policies, goals, and programs
•Audit Committee – Oversight of ESG disclosure processes and controls, and internal and external assurance over ESG reporting
•Human Resources and Compensation Committee – Oversight of human-capital management policies, programs, and initiatives, including company culture, talent development, employee retention, diversity and inclusion, and compensation, including the alignment of ESG goals to incentive pay programs
The Nominating, Governance, and Sustainability Committee receives quarterly updates from representatives of the ESG Management Board and, in turn, reports on these efforts in plenary meetings of NXP’s Board of Directors.
The CEO and the NXP Management Team, under the supervision of NXP’s Board of Directors, are responsible for implementation of NXP's ESG strategy, policies, and goals.

NXP's ESG Management Board, which is comprised of Management Team members and other senior leaders, oversees the implementation of ESG strategy and policy, and ensures appropriate resourcing. The ESG Management Board is chaired by our General Counsel and Chief Sustainability Officer, and supported by our Chief Financial Officer, Chief Strategy Officer, Chief Technology Officer, Chief Human Resources Officer, and Executive Vice President (EVP) Global Operations. The ESG Management Board meets regularly to ensure our ESG performance is in line with our strategy and goals.

NXP ESG GOVERNANCE MODEL

Board of Directors
Ultimate ESG Oversight
ESG Management Board
Chaired by Chief Sustainability Officer
NXP ESG Program
Sustainable Manufacturing
Supplier Management
People
Strategic Business Model
Reporting
Brand and Reputation
Governance
NXP ESG Program - Seven Pillars

Environment
Optimizing our use and consumption of resources, minimizing waste, and continuously improving

Environmental Long-Term Ambitions
Carbon Neutral by 2035	Minimize Impact on Global Water Supplies	Develop Collaborative Solutions for Circular Economy	Reduce Use of Targeted Chemicals of Concern	Collaborate with our Suppliers to Reduce their Environmental Footprint

2027 Environmental Mid-Term Goals
35% Reduction in Scope 1 & 2 Carbon Footprint (2021 Baseline)	50% Renewable Electricity Use	60% of Wastewater Recycled	90% Waste Recycled	Work with Our Supply Chain to Reduce Impacts and Measure Our Portion of Their Carbon Footprint

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

2022 Environmental Performance
1% Decrease in Absolute Scope 1 & 2 Emissions and 9% Decrease in Normalized Scope 1 & 2 Emissions Compared to 2021	35% Renewable Electricity Use	48% of Wastewater Recycled	83% Waste Recycled	Updated Supplier Questionnaires to Determine NXP's Upstream Scope 3 Emissions

As an environmentally responsible manufacturer committed to continuous improvement, we strive to optimize our use of natural resources, minimize releases to the environment, and achieve operational efficiencies. To support these objectives, we maintain and implement an environmental management system and several programs. In accordance with criteria from the International Organization of Standardization (ISO), our environmental management system is certified to ISO 14001 at all our manufacturing sites.
Emissions
Our manufacturing sites generate Scope 1 (direct) and Scope 2 (indirect) greenhouse gas (GHG) emissions. We measure our carbon footprint according to the GHG Protocol, a set of internationally recognized standards for quantifying and reporting GHG emissions. We report on all three of the protocol's defined categories: Scope 1 (direct emissions), Scope 2 (indirect emissions, owned), and partial Scope 3 (business travel and product transportation).
Electricity, Perfluorinated Compounds (PFCs), and heat transfer fluids (HTFs) are essential to semiconductor manufacturing. Since it is not currently feasible to eliminate the sources of these emissions from our production processes, we have set reduction goals for both Scope 1 & 2 emissions. In 2022, to keep ourselves accountable, we committed to aligning our targets with the Science Based Targets initiative (SBTi). We are compiling data for SBTi validation and have identified a number of mid-term goals.
In 2022, the demand for our products increased 9% compared to 2021. That meant our electricity, PFC1, and HTF consumption increased as well. However, due to conservation and reduction projects, our absolute Scope 1 & 2 emissions decreased 1% compared to 2021 and our normalized Scope 1 & 2 emissions decreased by 9% from 2021. While a 9% production increase is significant, our ongoing efforts to conserve electricity, optimize our processes, increase renewable electricity use, upgrade tools, and install abatement equipment resulted in a decrease for absolute and normalized Scope 1 & 2 emissions.
Market-based emissions reflect actual data directly from energy providers.
Energy
Primary sources of energy for our manufacturing, testing, and office sites come from the electrical grid. We purchase renewable electricity when available, and continue to purchase electricity from fossil-fuel sources in jurisdictions where reliable and abundant alternative energy sources are not available.
Electricity
We produce increasingly complex products that involve many more processing steps, requiring greater electricity consumption. In 2022, we continued our expansion of our Systems on Silicon Manufacturing Company (SSMC) wafer fab in Singapore, as well as a remote facility in Tianjin, China. This, coupled with an increase in product demand of 9% in 2022, resulted in our absolute electricity consumption increasing by 6%, while our normalized electricity decreased by 3% compared to 2021.
1 We have updated our calculation of PFC emissions and, by extension, the totals of our Scope 1 emissions. We use the IPCC 2006 methodology for data leading up to and including 2020, and the IPCC 2019 methodology for 2021 and all the years following.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Our ongoing efforts to conserve electricity and optimize our manufacturing processes have helped us use electricity more efficiently, despite increases in our manufacturing capacity and higher demand for our products. Compared to 2012, our absolute electricity consumption has increased only 7%, despite high product demand, and our normalized electricity consumption has decreased by 10%.

Water
Since drastically reducing the amount of water used within our manufacturing processes is not currently feasible, we anticipate that our demand for water will increase in line with our increases in production. To reduce the amount of incoming water we consume, we focus on a mid-term goal of increasing our water recycling rate to 60% by 2027.
In 2022, the demand for our products increased 9% compared to 2021. As a result of this demand, our absolute water consumption increased by 8% compared to 2021. However, our normalized water consumption decreased by 1% from 2021.
Our decade-long focus on water conservation, which has emphasized the use of more efficient tools, taking advantage of opportunities to increase water recycling, and finding ways to optimize processes, has kept our absolute water consumption lower and has helped us achieve a 1% decrease in normalized water consumption compared to 2012.
Waste
We continue to evolve our approach to the sourcing, consumption, and disposal of materials critical to the manufacturing and testing of our products. We have set a mid-term goal of recycling 90% of our waste by keeping products and materials in use via reuse, resale, repurposing, and recycling.
In 2022, we recycled 83% of our total waste (hazardous and non-hazardous), an increase of 10 percentage points compared to 2021. Our recycling rate reflects waste-to-energy activities, which include the conversion of non-recyclable waste materials into usable heat, electricity, or fuel through incineration. If we exclude waste-to-energy, the 2022 recycle rate is 78%.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Human Capital Management
Our People: The Heart of NXP
Our diverse and talented team members drive the innovation that sets our company apart and fuels our success in the market.
Our Purpose
Our purpose is to bring together bright minds to create breakthrough technologies that make the connected world better, safer, and more secure.
Our Values
Our values are our fundamental beliefs and guiding principles. They speak to how we operate, how we engage with and develop our team members, and how we push the boundaries of creativity and innovation. Our values are built on a strong foundation of trust and respect for and among our team members. We hold ourselves accountable to these values by ensuring they are reflected in our talent programs, including hiring, learning and development, our performance enablement process, our rewards programs and our promotions.

HIGH PERFORMANCE
INNOVATION
EXPERTISE
COLLABORATION
OWNERSHIP
GROWTH
TRUST AND RESPECT

We have a long history of empowering our team members to develop their skill sets and expand their capabilities. We want our team members to grow, progress, and advance across job types, functions, organizations, geographies, and levels — all at a pace that is unique to the individual.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Our Policies and Programs
Across the globe, we have policies and programs to find and retain the best talent possible with a specific focus on driving team member engagement; building thought leadership; embracing diversity, equality and inclusion; providing competitive and fair compensation and benefits; enabling talent development and growth opportunities; investing in future talent; focusing on team member retention; and giving back to our communities.
Workforce Demographics
NXP’s workforce includes direct labor (“DL”) and indirect labor (“IDL”). DL are those team members directly involved in manufacturing our products and typically work in our factories, while IDL consists of individual contributors, managers, and executives in other functions such as research and development (“R&D”) and selling, general and administrative (“SG&A”). At December 31, 2022, we had approximately 34,500 employees, which includes approximately 1,500 employees in our joint venture. Our NXP global workforce spans three regions encompassing 30+ countries and includes more than 10,000 team members dedicated to the research and development of our products and solutions.

Focusing on Team Member Retention
NXP aims to retain team members and minimize turnover. The graph below shows our turnover rate from the past five years.

Global Voluntary Turnover
4,500
3,000
1,500
—
15.0%
10.0%
5.0%
—%
8.5%
7.8%
6.9%
12.1%
11.7%
2,352
2,151
1,903
3,472
3,674
2018
2019
2020
2021
2022
Global Voluntary Turnover
Percentage

Voluntary turnover varies by country, and our turnover rate remains below the competitive benchmark in each country where we have team members. 2021 and 2022 had higher turnover rates than previous years, but these increases can be explained by

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
conditions in the individual markets where our team members reside. We continue to drive programs centered around retention actions for strategic roles and top-performing talent, as well as programs targeting all team members
Driving Team Member Engagement
Engaging, developing, and valuing our team members is how we create long-term value for our stakeholders.
To assess and improve team-member engagement, we regularly conduct our global Winning Culture Survey. We invite NXP team members to share their feedback on a variety of factors, including engagement, strategy, culture, leadership, continuous improvement, collaboration, execution, ownership, work environment, support and diversity, equality and inclusion. Surveys are administered by a third party to ensure confidentiality.
Our 2022 survey solicited input from our IDL team members and showed positive momentum, with an increase in favorability to 97% when compared to responses from our previous survey cycle. Year-over-year, NXP saw improvements in 33 of the original 34 items in the survey. The third-party administrator of the survey reported that 88% of the survey items scored more positively than the 75th percentile benchmark, composed of companies operating in the technology sector. The results show that collaboration and ownership are the cornerstones of NXP’s culture and that our team members are engaged, feel pride in the company, and believe that NXP is also a great place to work.

Response Rate	Engagement	Great Place to Work	Proud	Valued
89%	85%	83%	88%	84%
Insights from our survey equip us to improve the team-member experience as well as our policies and processes. Using team-member feedback, we have created and improved company and/or country-specific programs and made updates to our tools and resources. This includes focusing on talent growth and development as well as initiatives to support the balance of work with life commitments.
External Awards & Recognition
NXP is honored to have received external awards and recognition for our commitment to the development of human capital. Some of the honors received include:
•Austria
◦For the fourth year in a row (2019 - 2022), NXP received the Leading Employer Award in Austria, and was rated the number-two semiconductor company in Austria by the Leading Employer Institute
◦NXP was recognized for its strong mentoring efforts and active participation in the Business Cross Mentoring Program in Austria, which supports women who are high-potential managers in technical domains by growing their skills and network.
◦NXP was officially certified as a “Family Friendly Employer” by the Austrian federal ministry. Certification reflects our conformance with various requirements, and confirms that we have a strategy, with targets, for becoming even more family friendly.
•China
◦In 2022, NXP was awarded the 2021 Tianjin Economic-Technological Development Area (TEDA) Top 100 Enterprises Award, recognizing enterprises in TEDA that are outstanding and contribute to local government and economic development
◦NXP received the 2022 AspenCore World Electronics Achievement Award by AspenCore Media Group, recognizing the company as Processor/DSP/FPGA provider of the year
•France
◦NXP received the 2022 Top 25 Companies in France Award, recognizing the company as one of the best companies to grow your career in France, as judged by the online professional network, LinkedIn
•Germany
◦NXP Germany was presented with a 2022 Stevies Award, recognizing the effectiveness of our Virtual Showroom, which connects NXP with our audiences and allows them to experience the company's breakthrough technologies in a new, interactive way
•Malaysia
◦NXP was recognized for being one of the 46 companies honored with the 2022 MY AMCHAM CARES award recipients, making the company one of 46 companies to be honored. The award recognizes NXP Malaysia's support of corporate sustainability initiatives throughout 2022, based on the five pillars of Strategy, Sustainability, Communication, Measurability, and Partnership

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
◦NXP was awarded the Certificate of Recognition for Excellence in Corporate Social Responsibility by the American Malaysian Chamber of Commerce. The certificate demonstrates understanding of the link between business operations and society by conducting business in a way that creates both long-term economic and social values.
•Mexico
◦In November 2022, the Mexican Chamber of Electronics, Telecommunications, and Information Technologies (CANIETI) honored NXP for 30 years of partnership and active collaboration. Together with CANIETI, NXP Mexico has consistently participated with the local “triple helix” of industry, academia, and government in many initiatives around Science, Technology, Engineering, and Math (STEM) education, social initiatives, and collaboration with peers for the benefit of the Guadalajara high-tech ecosystem and society overall.
•Netherlands
◦For the third year in a row (2020 - 2022), NXP was awarded the title of Most Attractive Employer in the Netherlands by Kantar, the international research partner of the Dutch staffing agency Randstad
◦NXP received the 2022 Konig Willem I Prijs Award, naming the company as the winner of the large-business category for sustainable entrepreneurship
•Taiwan
◦NXP Taiwan received the Outstanding Foreign Firms Award from the General Chamber of Commerce of Taiwan. The Minister of Economic Affairs (MOEA) nominated NXP for this honor, which recognizes the company’s contribution to the semiconductor industry in Taiwan and NXP’s commitment to investing in the country. The award is known as the Oscar of Taiwan’s business sector.
◦NXP was one of only 10 companies to receive the 2022 National Industrial Relations Excellence Award in Taiwan, recognizing our collaborative and healthy working relationship with the union representing our team members
◦NXP received the 2022 National Charity Award and the 2022 Waste Recycle Award from the Ministry of Economic Affairs Authority in Taiwan
◦NXP received a 2022 EE Award from EE Times Asia, which recognizes companies that help with "creating the future with the electronics industry and changing the world with engineers"
•Thailand
◦NXP Manufacturing Thailand received a certificate from the Metropolitan Health and Wellness Institution (Department of Health), recognizing the company’s commitment to support the health of women of childbearing age and driving action to promote the consumption of vegetables, fruits, and other nutritious foods
•United States
◦NXP was recognized as one of the 2022 Best Large Employers in Texas, as determined by the Forbes media company and Statista, a statistics portal for market and consumer data
◦The online recruiting platform, Handshake, recognized NXP with a 2022 Early Talent Award, acknowledging the company’s best-in-class talent engagement in the Software and Technology category
Building Thought Leadership
Investing in R&D
NXP's breakthrough technologies help to create a connected world that is better, safer, and more secure – targeting edge devices for the automotive, industrial, smart home, communications, infrastructure and mobile markets.
Developing Thought Leaders
We are committed to building thought leaders, which is evidenced by the more than 10,000 team members (representing 56% of our IDL workforce) who are specifically dedicated to R&D. Through broad exposure to job-based development activities, we have been able to advance 14% of R&D team members in 2022 through internal promotions. In addition, we hired 3,185 new R&D team members, named 49 technical directors and 9 new fellows. Our consistent focus on R&D and innovation resulted in NXP being awarded 957 individual patents during 2022.
Embracing Diversity, Equality, and Inclusion
At NXP, inclusion is key to living our values, which are built on a foundation of trust and respect. We recognize the importance of representation, value diversity, equality, and inclusion, and respect the unique talents, experiences, backgrounds, cultures, and ideas of our team members. We invite everyone to be their authentic selves at work. This is what makes us who we are at NXP. As an ongoing demonstration of our commitment, we invest in initiatives and resources to drive cultural awareness across the company, spearheaded by our Vice President and Head of Diversity, Equality and Inclusion (DE&I).

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
In 2022, we continued making progress on our DE&I journey. We started the year by reflecting on our year-over-year progress towards achieving our 2025 aspirational representation goals and our efforts to embed inclusion deeper within the organization. Some key highlights for the year include: implementation of DE&I questions within the Winning Culture Survey; unconscious bias training for people managers; establishing a Diversity & Inclusion Council; focusing on diverse hiring practices; introducing an exit interview process; participating in the Bloomberg Gender Equality Index; and increasing our ERG footprint. NXP now has nine primary ERGs, with 23 chapters represented in Asia, Europe, Mexico, and the United States.
Approach
NXP’s approach to diversity, equality and inclusion is centered around leadership commitment and ownership; building and sustaining a qualified, diverse talent pipeline and equitable processes; and fostering an inclusive culture and a sense of belonging to attract and retain the best talent by welcoming and embracing our team members’ diversity and fostering respect for everyone’s differences, leveraging the diversity of thought and life experiences and cultivating a collaborative work environment where team members feel valued and are comfortable being their true selves.
We also support and adhere to all diversity-related legal and compliance requirements, which vary by country.
Representation Goals
To support our diversity, equality and inclusion approach and demonstrate our commitment to transparency and accountability, we have established aspirational 2025 DE&I goals to improve our gender representation globally and, in the United States, our minority race and ethnicity representation.
We continue to focus on hiring, development, and retention across all global sites to meet our 2025 representation goals among our team member population.

2025 Diversity, Equality and Inclusion Goals
40% Women in Overall Global Workforce	30% Women in Global IDL Workforce	20% Women in Executive Positions	25% Women in R&D Positions	50% Minority Representation in the United States

2022 Diversity, Equality and Inclusion Performance
37% Women in Overall Global Workforce	25% Women in Global IDL Workforce	16% Women in Executive Positions[2]	19% Women in R&D Positions	51% Minority Representation in the United States[3]
In a competitive hiring market, our overall team-member population grew by 11% compared to 2021. Of this increased population, we saw an increase of 1 percentage point with women in the global IDL workforce, 2 percentage points with women in R&D positions, and 3 percentage points with women in executive positions. Women in the global workforce remained the same in 2022 compared to 2021. While we present gender representation data according to men and women classifications for reference purposes in this statement, we acknowledge this does not specifically encompass of all gender identities and designations, which we continue to recognize for other purposes internally.
Gender Representation
At NXP, women represent 37% of our global workforce, and we continue to strive for noticeable improvements in hiring women across all global sites. Additionally, we are committed to increasing, developing, and promoting more women into technical and leadership positions within our organizations.
To that end, subject to applicable law, we monitor gender statistics globally, across all roles, and look for continuous improvements, which include an evaluation of the practices at the country level. Each country's leadership team ensures focus on how to ensure we are striving to make improvements, where needed.
Race and Ethnicity Representation
In the United States, we monitor race and ethnicity representation to ensure we are attracting, retaining and developing diverse team members.
A breakdown of NXP’s United States population, as of December 31, 2022 and detailed information related to NXP's team member population demographics can be found in NXP's 2022 Corporate Sustainability Report.
2 Executive positions are defined as individuals at the level of Vice President and above.
3 Minority representation includes employees who self-identify as Asian, Hispanic or Latino, Black or African American, American Indian or Alaska Native, Pacific Islander or two or more races. We also include within minority representation employees who have not self-identified an ethnicity.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Providing Competitive and Fair Compensation and Benefits
NXP’s competitive compensation and benefits programs are designed to attract the best talent as well as drive and reward the best performance across all areas of our diverse workforce.
Compensation
NXP provides team members with total rewards packages consisting of base salary and short-term incentives for all team members, as well as and equity-based long-term incentives for other team members. We also offer locally competitive benefits aimed at supporting team members’ financial, physical, and mental well-being.
Rewarding performance is a critical foundation for our overall program. NXP is committed to managing all reward-based compensation programs, including merit increases, annual incentive program (AIP) payouts, Sales Incentive Program (SIP) payments and long-term incentive awards, to deliver on our pay-for-performance philosophy.
NXP has policies and procedures in place to promote pay equity. We perform pay reviews twice a year, alongside NXP's rewards processes, to ensure we are delivering pay decisions with an appropriate focus on fairness. We developed this proactive process to evaluate each reward-based compensation program in real time, to provide leaders with feedback to create more visibility into fair and equitable compensation while decisions are being made. We also analyze potential compensation recommendations or changes within functional areas and departments in order make appropriate adjustments and promote pay equity. Review results are presented to our CEO and Chief Human Resources Officer, reflecting our commitment to evaluate compensation-related decisions based on a variety of factors, including, where applicable, gender, race, and ethnicity.
We believe that pay decisions should be made based on three factors: external considerations (i.e. market conditions), employee performance/contributions and internal equity. NXP utilizes third-party data to formulate compensation and benefits programs that are fair, equitable, and competitive. We then empower leaders to recognize both individual and team accomplishments through a variety of compensation programs. Each year, we conduct a formal assessment of the individual's specific achievements and the demonstrated behaviors – consistent with our values – to deliver those achievements.
Benefits
NXP helps our team members maintain their health and financial well-being by supplying benefits that may include an employee stock purchase plan, life insurance, business travel accident insurance, personal accident insurance, paid maternity and paternal leave, personal time off, tuition reimbursement and other employee assistance programs.
We also offer a global Flexible Work Arrangement program, which offers eligible team members the ability to work a combination of onsite and remotely. Although our way of working focuses on meaningful face-to-face interactions, we have incorporated flexibility into our work arrangements in a way that allows us to maintain the focus on strong and effective teamwork, collaboration, and community.
In some countries, we also support part-time work schedules, helping to support the overall well-being—and greater work-life balance— for our team members.
Enabling Talent Development & Growth Opportunities
NXP has a long history of empowering our team members to develop their skill sets and expand their capabilities.
NXP is committed to continuous learning, including mechanisms for learning through on-the-job development experiences (70%), through others (20%), and through formal education (10%). We believe that by utilizing the 70/20/10 model, learning can achieve new levels through experience, collaboration, and education. Using a blend of internally designed and externally sourced courses and learning resources, we offer our team members around the globe a variety of training programs that provide real-time learning opportunities in support of key business processes, requirements, and initiatives. We also provide a library of on-demand skills development and microlearning resources to all our team members.
Investing in Future Talent
NXP’s strong commitment to our internship programs is a key contributor to developing the new generation of talent, including engineers, in our industry and company.
Interns
Our internship programs focus on the students’ technical advancement and skills development that are needed as they prepare to enter the professional workforce. In 2022, we continued to welcome university students to NXP. In 2022, NXP granted more than 1,100 internships to university students and converted 39% of our interns into an NXP team member.
New College Graduates
Our internship programs build a highly capable and energetic pipeline of new college graduates. In 2022, we were pleased to welcome approximately more than 1,000 new college graduates, an increase over the 644 new college graduates we hired in 2021. These hires represent 23% of our overall IDL hiring activity, in which 35% of the new college graduate hires were women and 66% were underrepresented minorities in the US.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
University Partnerships and Engagement
Through our partnerships with universities across the world, we fund and support advanced research programs and projects that demonstrate our commitment to invest in people as well as technology. Quite often, these partnerships translate into new and exciting solutions for our customers and markets.
To drive deeper awareness and engagement with our university partnerships, NXP maintains a University Relations Council, which has the goal of driving a coherent and aligned approach towards university partnerships by linking recruitment, global sales and marketing, and R&D programs. In 2022, we strengthened this global and local collaboration and successfully implemented many initiatives and activities.
Our 2022 university funding and support was diverse, and allowed us to support advanced research programs and sponsorships, including the following:
•~80 university projects led by NXP – Projects in countries across the globe, including Austria, Belgium, China, Czech Republic, France, Germany, India, Netherlands, Romania, the United Kingdom and the US, led by NXP and supported by various business lines and functions. As part of this engagement, NXP sponsors students, professorships, and lab equipment.
•70-plus projects with the Semiconductor Research Consortium (SRC) – Projects engaged NXP liaisons in Canada, India, and the United States with university professors and students on advanced silicon design, production, and manufacturing processes. These programs also provided students with a path for technology transfer and expertise in the industry.
•EcoCar – A United States Department of Energy program that allows NXP to work with 12 universities across the United States to develop more economical, environmentally friendly, and connected vehicles
•2022 NXP Cup – Invites participants to an autonomous robotics and automotive challenge. Participants build, program, and race a model car against other teams, aiming for the fastest time with precise maneuvering. The 2022 event engaged more than 100 university teams in Europe. The virtual events and live finals drew more than 2,300 views on YouTube.
•NXP HoverGames – A virtual coding and hardware challenge, incorporating NXP technology in drones. The challenge takes place over several months and addresses some of the biggest challenges facing society, such as disaster management, health crises, environmental protection, and wildlife preservation. NXP has engaged more than 313 teams (registrations ongoing), with a large number of participants from India and the United States.
•2022 NXP Smart Car Race Design Challenge – Engineering students in India spent two days focused on artificial intelligence in mobility. Participants raced their driverless vehicle prototypes on a virtual racetrack, using skills in the areas of coding, AI algorithms, sign recognition, sensors, motion detection, camera vision, image processing, and more. More than 620 registered for the event from more than 24 states and 87 universities. Seventeen teams of 57 students each were short-listed for the two-day grand finale of live races, with an in-depth evaluation from external judges.
•National University Students Intelligent Car Race – By sponsoring the "Intelligent Vision" segment of this event, hosted by Chinese universities, NXP provided 680 students and 354 teaches, from 200+ universities, with our specially designed products for image classification
Giving Back to our Communities
At NXP, we believe in making a positive difference in the communities in which we live and work. We are committed to supporting these efforts across the globe and encourage our team members to give generously of their time, resources, and talents to impact our communities. Many major NXP sites have their own volunteer and donation programs that focus on education, poverty, hunger, health, and well-being within their respective communities.
Social Responsibility
NXP recognizes that our operations can impact the human rights of our team members, workers in our supply chain, and the people in our host communities. We respect human rights through our own actions and decision-making and we expect our suppliers and partners to do the same.
To identify potentially adverse human-rights impacts and put in place prevention and mitigation measures, in 2022, we updated the NXP Human Rights Management System. The Management System provides clear guidance on how human-rights due diligence is to be conducted across our business value chain. We use input from internal and external resources to inform our approach and responses.
Supply Chain Due Diligence
NXP works collaboratively with suppliers to help them achieve and maintain our standards and expectations. Our preference is to work with suppliers to address potential deficiencies by helping them develop and implement a corrective action plan. In 2022, the 14 supplier audits we completed identified a total of 710 nonconformances. Of those nonconformances, 530 reached the 90-day maturity mark. We closed 466 of those 530 nonconformances, yielding a closure rate of 88% for audits at or beyond the 90-day mark, and exceeding our goal of an 85% closure rate.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Since 2013, when we began our Supplier-Audit Program, we have conducted 184 supplier audits. That includes labor-agent audits as well as verification audits, which began in 2014.
Two ratios – the number of nonconformances identified compared to the number of audits conducted, and the number of priority violations identified compared to the number of audits conducted – are higher in 2022 than in 2021. There are several reasons for this. To begin with, we conducted more audits in 2022, and this tends to increase the number of nonconformances we find. Also, our 2022 audits included a number of high-priority suppliers that we knew were facing challenges due to the COVID-19 pandemic. We based our selection, in part, on our 2020 supplier pulse survey, which was conducted during what proved to be the most challenging phase of the COVID-19 pandemic.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Nonconformance by Category
100%
75%
50%
25%
—%
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1%
5%
17%
19%
22%
35%
2%
6%
15%
22%
22%
33%
1%
4%
16%
20%
21%
37%
1%
7%
12%
16%
19%
45%
2%
6%
13%
19%
21%
38%
2%
5%
13%
20%
21%
39%
1%
8%
7%
19%
28%
37%
1%
2%
14%
21%
18%
44%
1%
6%
6%
28%
11%
49%
1%
7%
14%
18%
25%
36%
Labor and Human Rights
Health and Safety
Management Systems
Ethics
Environment
General

In 2018, we set a goal to close 80% of our supplier nonconformances within a 90-day timeframe. In 2021, we set a new goal at an 85% closure rate. We chose this 5% increase after reviewing improvements in closure-rate performance from audits performed in 2019 and 2020.
The closure rate for 2022 was 88%, compared to 89% in 2021. The lower closure rate is largely due to the fact that we conducted nearly twice as many audits in 2022. The lower rate can also be attributed to increased strain on the supply chain during the pandemic, and the production ramp-up to overcome the semiconductor shortage. These overlapping trends created ongoing challenges at our suppliers, in terms of working hours and labor supply, in 2022.

Health and Safety
NXP is committed to ensuring a safe and healthy workplace for our team members, partners, and visitors. We ensure the health and safety of our team members by using advanced management systems and certifications that enable adoption and consistent implementation on a global scale. All manufacturing sites, as well as our headquarters, are certified to the ISO 45001 standard for Occupational Health and Safety, and are audited both externally and internally for third-party certification.
We maintained a low Total Case Incident Rate (TCIR) of 0.10 in 2022, and remain well below the semiconductor-industry averages published by the Semiconductor Industry Association (SIA) and the European Semiconductor Industry Association (ESIA), which, based on the latest data available, ranges from 0.38 to 1.03. NXP's low injury rate is attributed to the robust Health and Safety programs we have in place at all our manufacturing sites and our EHS awareness initiatives at many of our office and R&D sites.

ITEM 1: ADOPTION OF THE 2022 STATUTORY
ANNUAL ACCOUNTS
The Company has prepared two sets of financial statements, one based on accounting principles generally accepted in the United States of America (“US GAAP”) and filed with the SEC in the 2022 Annual Report on Form 10-K, and one based on Dutch law and International Financial Reporting Standards as adopted by the European Union (the “Statutory Annual Accounts”).
For internal and external reporting purposes, the Company prepares financial statements based on US GAAP. However, as a public limited liability company incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the 2022 Statutory Annual Accounts and submit them to the Annual General Meeting for adoption. The report of Ernst & Young Accountants LLP (“E&Y”) for the fiscal year ended December 31, 2022 and the 2022 Statutory Annual Accounts are included in the 2022 statutory annual report (the “Statutory Annual Report”), which is published on the Company’s website (http://investors.nxp.com) and available at the principal offices of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2022 STATUTORY ANNUAL ACCOUNTS.
ITEM 2: DISCHARGE OF THE MEMBERS OF THE BOARD
OF DIRECTORS FOR THEIR RESPONSIBILITIES IN THE 2022 FINANCIAL YEAR
It is proposed to discharge the members of the Board, in accordance with Dutch law, for the performance of their respective duties in the financial year 2022. The proposed discharge only covers the matters that are disclosed in the Statutory Annual Report or otherwise publicly disclosed at the time the resolution to discharge is adopted.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO DISCHARGE THE MEMBER OF THE BOARD FOR THEIR RESPONSIBILITIES IN THE FINANCIAL YEAR ENDED DECEMBER 31, 2022.
ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
AND APPOINTMENT OF ONE NEW DIRECTOR
The Company has a one-tier board structure, consisting of one or more executive directors and non-executive directors. The Board currently consists of ten directors, one executive director and nine non-executive directors. The number of executive and non-executive directors is determined by the Board.
Sir Peter Bonfield is retiring from our Board at the expiration of his term as of the end of the Annual General Meeting and is not standing for re-election. If each nominated director discussed below is appointed at the AGM, the Board will consist of ten directors.
Under our Articles of Association and Dutch corporate law, the directors are collectively responsible for the management, general and financial affairs and policy and strategy of our Company. Our executive director (who serves as our President and Chief Executive Officer) is responsible for the day-to-day management of the Company and for the preparation and execution of Board resolutions, to the extent these tasks are not delegated to a committee of the Board. Our Chief Executive Officer or all directors acting jointly may represent the Company with third parties.
Consistent with our Articles of Association and Dutch law, the executive director and non-executive directors are appointed by the general meeting of shareholders upon a binding nomination by the Board. The Board has nominated the ten directors listed below for appointment to serve until their term expires at the end of the 2024 Annual General Meeting, or until their appointment is terminated in accordance with the Articles of Association. The binding nominations by the Board are made in accordance with Section 14.4 of the Articles of Association. The shareholders at an annual general meeting may at all times overrule the binding nature of such a nomination by a resolution adopted by at least a two thirds majority of the votes cast, provided such majority represents more than half of our issued and outstanding share capital. If the nomination is not overruled, the nominated member of the Board shall be appointed. If the nomination is overruled, the Board may then make a new nomination. If a nomination has not been made or has not been made in due time, this shall be stated in the notice and the general meeting of shareholders shall be free to appoint a member of the Board at its discretion. The latter resolution of the general meeting of shareholders must also be adopted by at least two thirds majority of the votes cast, provided such majority represents more than half of our issued share capital.
Our directors are appointed for one year and will be, if nominated by the Board, re-electable each year at a general meeting of shareholders. Our directors may be suspended or dismissed at any time by the general meeting of shareholders. A resolution to

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
suspend or dismiss a director must be adopted by at least a two thirds majority of the votes cast, provided such majority represents more than half of our issued share capital unless the proposal to suspend or dismiss a director is made by the Board, in which case resolutions shall be adopted by a simple majority of votes cast. An executive director can also be suspended by the Board.
If appointed, each director’s term begins at the annual general meeting at which he or she is appointed and, unless such director resigns or is dismissed at an earlier date, his or her term of office ends immediately after the next annual general meeting held after his or her appointment.
The Board and the Nominating, Governance and Sustainability Committee have carefully considered the experience, structure, culture, diversity, operation, interactions, collaboration and performance of the current Board; the talents, expertise and contributions of individual directors; the growth and creation of shareholder and other stakeholder value under the Board’s leadership; the continued evolution of the Company; the Board’s critical role in continuing to develop and lead the strategic direction of the Company; the continued change and consolidation in the semiconductor industry; anticipated future challenges and opportunities facing the Company; and the Board’s ongoing commitment to ensuring the long-term sustainability of the Company to the benefit of shareholders and other stakeholders.
The Board and the Nominating, Governance and Sustainability Committee also believe that, at the current time, fostering continuity on the Board by nominating nine current directors for re-appointment and one new director is instrumental to the ongoing execution of our mission and strategy as well as the delivery of sustainable long-term value to shareholders while also serving the interests of our other stakeholders. Based on these considerations, among others, NXP’s Board recommends a vote “FOR” the appointment of each director. The persons named as proxies intend to vote the proxies for the election of these nominees to the Board.
Each of the proposed appointments is considered a separate voting item under Dutch law. Information concerning each of the ten nominated directors is set forth below. All nominees consented to act as directors if appointed at the AGM. This Item 3 comprises the “explanatory notes” to the agenda of the Annual General Meeting as referred to in Section 25.5 of the Articles of Association.
In accordance with the recommendation of the Nominating, Governance and Sustainability Committee, the Board has unanimously adopted resolutions to nominate the persons set forth below for director. Our nominees for director, their ages, principal occupations or positions, experience and the year first elected as a director, are described below. As part of our board refreshment process, a third party search firm provided a pool of candidates to the Nominating, Governance and Sustainability Committee for consideration. From this pool of candidates the Nominating, Governance and Sustainability Committee determined, according to the process described below, that the new nominee for director had the appropriate qualifications and experience and would positively contribute to the mix of talent, experience and perspective on the Board. None of the nominees are related by blood, marriage or adoption to each other or to any other director or to any executive officer of NXP or its subsidiaries. Except for Mr. Kurt Sievers, who is currently executive director, president and chief executive officer, no nominee for director has been an employee of the Company within the past five years.
Board Diversity Matrix
(As of April 10, 2023)

Country of Principal Executive Offices:	The Netherlands
Foreign Private Issuer	No
Disclosure Prohibited under Home Country law	No
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Asian	0	1	0	0
White	4	4	0	0
Note that the table above, in accordance with NASDAQ disclosure requirements, describes the board diversity characteristics of the members of the Board as of the date of this proxy statement, including the current members of the Board who will depart the Board at this year’s Annual General Meeting and excluding the new director nominee.

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Nominees for Director
THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF EACH NOMINEE FOR DIRECTOR LISTED BELOW.
Kurt Sievers
Executive Director, President & CEO of NXP

Kurt Sievers (1969, German) is executive director, president and chief executive officer since May 2020, after a successful track record as the president of NXP, overseeing all the company’s business lines, since 2018. Mr. Sievers joined NXP in 1995, and rapidly moved through a series of Marketing & Sales, Product Definition & Development, Strategy and General Management leadership positions across a broad number of market segments. He has been a member of the executive management team since 2009, where he has been instrumental in the definition and implementation of the NXP High-Performance Mixed Signal strategy. In 2015, Mr. Sievers was influential in the merger of NXP and Freescale Semiconductor.

Mr. Sievers serves on the board of the German National Electrical and Electronics Industry Association (ZVEI), the Global Semiconductor Alliance (GSA) and Capgemini
S.E. Mr. Sievers is president of ESIA (European Semiconductor Industry Association). He chaired the advisory board of the international trade-fair Electronica until June 2021. He is also president of AENEAS, an industrial association for application and technology research in Europe on nano-electronics. Mr. Sievers serves as a member of the Asia-Pacific-Committee of German Business (APA) and as a member of the board at the German Asia-Pacific Business Association (OAV), acting as the spokesperson for the Republic of Korea.

Mr. Sievers earned a master’s degree in physics and information technology from Augsburg University, Germany.

Executive Director

Director since 2020

Age 54

Other Current Public Boards:
•Capgemini S.E.

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Manufacturing and Operations
•Human Capital/Talent Development
•IT and Cybersecurity

Annette Clayton
Chief Executive Officer, Schneider Electric North America

Annette Clayton (1964, American) was appointed a non-executive director of our board of directors effective May 2021. Ms. Clayton is the chief executive officer of Schneider Electric North America, a region of Schneider Electric, a multinational firm specializing in energy management and automation solutions.

Through December 2018, Ms. Clayton also held the title of chief supply chain officer for Schneider Electric and led the transformation of its $13 billion global supply chain operation for seven years and from 2011 to 2016 led the environmental and social governance function. She is also a member of the Schneider Electric’s executive committee. From 2006 to 2011, Ms. Clayton led Dell Inc.’s supply chain transformation and oversaw the global manufacturing and fulfillment operation. She was also responsible for the Americas’ commercial order management and customer care operations. From 1983 to 2006 Ms. Clayton worked at General Motors Corporation in senior management roles in engineering and production, including president, Saturn Corporation. Ms. Clayton is a member of the board of directors of the National Electrical Manufacturers Association and the National Association of Manufacturers.

She serves on the board of Duke Energy Corporation and the Schneider Ventures boards of AlphaStruxure, GreenStruxure, Uplight Inc., QMerit, EnergySage, Autogrid and previously served on the board of Polaris Inc until April 2021.

Independent Director

Director since 2021

Age 59

Board Committees:
•Human Resources and Compensation Committee

Other Current Public Boards:
•Duke Energy Corporation

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity
•ESG Expertise

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Anthony Foxx

Anthony Foxx (1971, American) was appointed a non-executive director of our board of directors effective May 2021. From October 2018 to January 2022, Mr. Foxx served as the chief policy officer and senior advisor to the president and chief executive officer of Lyft. Prior to joining Lyft, Inc., Mr. Foxx served as a managing partner of related infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. From July 2013 to January 2017, Mr. Foxx served as the seventeenth United States Secretary of Transportation. Mr. Foxx served as the mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City council member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors. Mr. Foxx serves on the board of directors of Martin Marietta Materials, Inc. and CDW Corporation. He holds a Doctor of Law (J.D.) from New York University School of Law, and a Bachelor of Arts (B.A.), History, from Davidson College.

Independent Director

Director since 2021

Age 51

Board Committees:
•Nominating, Governance and Sustainability Committee

Other Current Public Boards:
•CDW Corporation
•Martin Marietta Materials Inc.

Key Qualifications and Expertise:
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Risk Management
•ESG Expertise

Chunyuan Gu
President of Asia, the Middle East and Africa regions of ABB Ltd (retired)

Chunyuan Gu (1958, Swedish) was appointed a non-executive director of our board of directors effective June 2022. Mr. Gu has over 30 years of experience working at ABB Ltd, a global pioneering technology leader in electrification and automation serving customers in utility, industry, transportation and infrastructure. Mr. Gu began his career at ABB Corporate Research in Sweden in 1989, and has held various roles and functions in R&D, manufacturing operations and general management. Since 2020, Mr. Gu serves in an advisory capacity as chair of the board of ABB (China) Ltd. From 2017-2019, Mr. Gu was a member of the ABB group executive committee and president of the Asia, the Middle East and Africa region. From 2014-2017, Mr. Gu served as president and CEO of ABB China. Since 2020, Mr. Gu has served as a non-executive director of CLP Holdings Limited. Since 2021, Mr. Gu has served as senior advisor at Blackstone Ltd. Mr. Gu holds a bachelor of engineering from Shanghai Jiao Tong University and a PhD, school of aeronautics from the Royal Institute of Technology, Stockholm. He is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences.
Independent Director

Director since 2022

Age 64

Board Committees:
•Audit Committee

Other Current Public Boards:
•CLP Holdings Limited

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Manufacturing and Operations
•Risk Management
•Human Capital Talent Development
•IT and Cybersecurity
•ESG Experience

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Lena Olving
President and CEO of Mycronic AB (retired)

Lena Olving (1956, Swedish) was appointed a non-executive director of our board of directors in June 2019. She served as president and CEO of Mycronic AB (listed on Nasdaq OMX Stockholm) from 2013 and 2019, a Swedish high-tech equipment company serving the electronics industry. Before that Ms. Olving worked at Saab AB, a listed Defence and Security company, as deputy CEO and chief operating officer. Her earlier career also includes various managerial positions within Volvo Car Corporation, in total 25 years, of which 5 years in Asia Pacific and 7 years in the executive management team.

Ms. Olving is a board member of Assa Abloy AB, Vestas Wind Systems A/S Investment AB Latour, chair of Akind Universe AB, chair of the board at the Royal Swedish Opera and ScandiNova Systems AB and board member of Stena Metall AB. Ms. Olving has declined re-election as chair of Akind Universe AB, and her current board service will end in April 2023. She is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences. She holds a Master of Science in Mechanical Engineering from Chalmers in Gothenburg, Sweden.

In January 2018, Ms. Olving was presented H.M., The King’s Medal of the 12th size with blue ribbon for outstanding efforts within Swedish business sector. In October 2019, she was awarded IVA’s Gold Medal for pioneering and outstanding leadership within the tech sector.

Independent Director

Director since 2019

Age 66

Board Committees:
•Human Resources and Compensation Committee

Other Current Public Boards:
•Assa Abloy AB
•Investment AB Latour
•Vestas Wind Systems A/S

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity

Julie Southern
Chief Commercial Officer, Virgin Atlantic Airways Ltd. (retired)

Ms. Julie Southern (1959, British) was appointed a non-executive director of our board of directors in October 2013. She was with Virgin Atlantic Limited (UK) from 2000 to May 2013. From 2010 to 2013 Ms. Southern was chief commercial officer and from 2000 to 2010 she was chief financial officer of Virgin Atlantic. Prior to joining Virgin Atlantic, she was group finance director at Porsche Cars Great Britain and finance and operations director at W H Smith - H J Chapman & Co Ltd. Prior to that, she was a chartered accountant at Price Waterhouse Coopers. Ms. Southern currently holds non-executive directorships at Rentokil-Initial plc, Ocado Group plc, and RWS Holdings plc. and serves as chair of the audit committee at Rentokil-Initial plc and Ocado Group plc. Ms. Southern is not standing for re-election as a board member at Rentokil-Initial plc, and her current board service will end in May 2023. Ms. Southern serves as chair designate and member of the audit committee at RWS Holdings plc. In addition, Ms. Southern is a member of the remuneration committees at Rentokil-Initial, and Ocado. Previously, Ms. Southern held directorships at Stagecoach Group plc (2016-2018), DFS Furniture plc (2015-2019), Cineworld Group plc (2015-2019) and easyJet plc (2018-Feb 2023).

Independent Director

Director since 2013

Age 63

Board Committees:
•Audit Committee (Chair)

Other Current Public Boards:
•Ocado Group plc
•RWS Holdings plc
•Rentokil-Initial plc (ending May 2023)

Key Qualifications and Expertise:
•Executive Leadership
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Jasmin Staiblin
Chief Executive Officer of Alpiq (retired)

Jasmin Staiblin (1970, German and Swiss) was appointed a non-executive director of our board of directors in June 2019. She served between 2013 and 2018 as chief executive officer of Alpiq, a leading Swiss energy services provider and power producer in Europe. She successfully led the company through a major transformation in a fundamentally changing energy market. She began her career in 1997 at the ABB Group, the Swedish-Swiss global technology company, starting in ABB’s group research center. From 1999 to 2005 she served in various global functions and as a member of the management team for ABB’s power technologies division. She held the position of chief executive officer of ABB Switzerland from 2006 to 2012.

Ms. Staiblin is a board member of Georg Fischer AG, Schaffhausen and Zurich Insurance Group Ltd and chair of the supervisory boards of Rolls-Royce Power Systems AG and Rolls-Royce Solutions GmbH. She formerly served on the board of Rolls-Royce plc. Ms. Staiblin studied Physics and Electrical Engineering at the Karlsruhe Institute of Technology, Germany and the Royal Institute of Technology in Stockholm, Sweden. She completed her studies with a Degree in Physics and has a Master of Science in electrical engineering.

Independent Director

Director since 2019

Age 53

Board Committees:
•Audit Committee

Other Current Public Boards:
•Georg Fischer AG
•Zurich Insurance Group Ltd.

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity

Gregory Summe
Managing Partner of Glen Capital Partners

Gregory L. Summe (1956, American) was appointed a non-executive director of our board of directors effective December 2015. Mr. Summe is the managing partner of Glen Capital Partners, an investment fund. Recently, he was the co-chair and co-founder of NextGen Acquisition Corp. I & II. Previously, Mr. Summe was the managing director and vice chair of Global Buyout at The Carlyle Group, a leading global private equity firm, from 2009 to 2014. Prior to joining Carlyle, he was the chair and chief executive officer of PerkinElmer, Inc., a global leader in Health Sciences, a company he led from 1998 to May 2009. He also served as a senior advisor to Goldman Sachs Capital Partners, from 2008 to 2009. He was a director of Freescale Semiconductor from 2010 until its merger with NXP in 2015 and served as chair of the Freescale board from 2014-2015. Prior to PerkinElmer, Mr. Summe was with AlliedSignal, now Honeywell International, serving as the president of General Aviation Avionics, president of the Aerospace Engines Group and president of the Automotive Products Group. Before joining AlliedSignal, he was the general manager of Commercial Motors at General Electric and was a partner with the consulting firm of McKinsey & Company, Inc. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School at the University of Pennsylvania. He is in the University of Kentucky’s Hall of Distinction. Mr. Summe also serves on the board of directors of the State Street Corporation, Avantor Corporation and Virgin Orbit Holdings. and formerly served on the boards of directors of NextGen Acquisition Corp. I and NextGen Acquisition Corp II.

Independent Director

Director since 2015

Age 66

Board Committees:
•Nominating, Governance and Sustainability Committee (Chair)

Other Current Public Boards:
•State Street Corporation
•Virgin Orbit Holdings, Inc.
•Avantor Corporation

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Karl-Henrik Sundström
CEO of Stora Enso (retired)

Karl-Henrik Sundström (1960, Swedish) was appointed a non-executive director of our board of directors in June 2019. He served as CEO of Stora Enso from 2014 until his retirement in 2019. He joined Stora Enso in August 2012 as CFO and member of the group leadership team. In June 2013 he took on the role as executive vice president for division Paper and Wood Products. Prior to joining Stora Enso, Mr. Sundström held the role of CFO of NXP Semiconductors N.V. (2008–2012). Before that, he held several managerial positions in Ericsson, including CFO. He is the chair of Boliden AB and Mölnlycke AB, member of the board of Vestas AS, chair of the Climate Leadership Coalition and member of the board of the Marcus Wallenberg Foundation. Mr. Sundström participated in an Advanced Management Program at Harvard Business School in 1997 and holds a degree in Business Administration, Finance and Accounting from the Uppsala University, Sweden.

Independent Director

Director since 2019

Age 63

Board Committees:
•Audit Committee
•Human Resources and Compensation Committee (Chair)

Other Current Public Boards:
•Boliden AB
•Vestas Wind Systems A/S

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Manufacturing and Operations
•Financial, Audit & Accounting Expertise
•Risk Management
•IT and Cybersecurity
•ESG Expertise

Moshe Gavrielov

Moshe Gavrielov (1954, United States and Israel) is nominated as a non-executive director of our board of directors. Mr. Gavrielov served as president and CEO of Xilinx, Inc. from January 2008 to January 2018 and as director of Xilinx, Inc. from February 2008 to January 2018. Prior to that, he served at Cadence Design Systems, Inc. as executive vice president and general manager of the verification division from April 2005 to November 2007, and CEO of Versity, Ltd. from March 1998 to April 2005. He also served at a variety of executive management positions in LSI Logic Corp. for nearly 10 years, and engineering and engineering management positions in National Semiconductor Corporation and Digital Equipment Corporation. Since 2019, Mr. Gavrielov has served on the board of Taiwan Semiconductor Manufacturing Company Limited. In addition, Mr. Gavrielov is the chair of SiMa Technologies, Inc. and Foretellix, Ltd.

Mr. Gavrielov holds a bachelor's degree in electrical engineering and a master's degree in computer science from Technion-Israel Institute of Technology.
Independent Director Nominee

Age 68

Other Current Public Boards:
•Taiwan Semiconductor Manufacturing Company Limited

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisitions
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•ESG Expertise

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Nominee Skills and Experience
Our director nominees have a wide variety of relevant skills, professional experience and backgrounds, and collectively bring to our Board diverse viewpoints and perspectives that strengthen its ability to represent the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The chart below illustrates broad categories of skills and expertise that our non-executive director nominees offer that we believe contribute to the effective leadership and exercise of oversight responsibilities by the Board.

Name	Kurt Sievers	Annette Clayton	Anthony Foxx	Chunyuan Gu	Lena Olving	Julie Southern	Jasmin Staiblin	Gregory Summe	Karl-Henrik Sundström	Moshe Gavrielov
	President and Chief Executive Officer, NXP Semiconductors N.V.	Chief Executive Officer Schneider Electric North America	Former Chief Policy Officer, Lyft Inc.	Former President of Asia/ME/Africa, ABB Ltd	Former President and Chief Executive Officer, Mycronic AB	Former Chief Commercial Officer, Virgin Atlantic Airways Ltd	Former Chief Executive Officer, Alpiq	Managing Partner, Glen Capital Partners	Former Chief Executive Officer, Stora Enso	Former President and CEO of Xilinx, Inc.
Diversity
Ethnic Diversity			X	X
Gender Diversity		X			X	X	X
Age	54	59	51	64	66	63	53	66	63	68
Director Since	2020	2021	2021	2022	2019	2013	2019	2015	2019	2023
Skills
Executive Leadership	X	X	X	X	X	X	X	X	X	X
Industry & Technology Experience	X	X	X	X	X		X	X	X	X
Strategic Planning	X	X	X		X	X	X	X	X	X
Financial Expertise			X		X	X	X	X	X	X
Manufacturing & Operations	X	X		X	X		X	X	X	X
International Experience	X	X		X	X		X	X	X	X
Human Capital	X	X		X	X	X	X	X		X
Risk Management		X	X	X	X		X	X	X	X
IT and Cybersecurity	X	X			X		X		X
Corporate Governance		X					X	X	X	X
ESG Expertise		X	X	X					X	X
Board Committees
Audit				X		Chair	X		X
Human Resources and Compensation		X			X				Chair
Nominating, Governance and Sustainability			X					Chair

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
International Experience: living and working in various regions, in the USA, Europe and/or Asia, and/or experience in businesses with substantial international operations
Executive Leadership: executive management experience with large or international organizations
Industry and Technology Experience: experience with and understanding of the technology industry, including the semiconductor and automotive industries
Strategic Planning, Growth, Mergers & Acquisition: planning knowledge of corporate strategy and strategic planning, and experience with mergers, acquisitions, and other strategic transactions
Corporate Governance, Legal, Global Compliance Experience: knowledge of corporate governance issues applicable to SEC registered companies listed on the Nasdaq, and experience within international regulatory affairs or legal sectors
Financial, Audit & Accounting Expertise: financial, audit & accounting expertise and experience with corporate finance, including financial experts as named in the company filings and experience as a CFO, Auditor, and Corporate Treasurer and public company CEO
Manufacturing and Operations: experience with sophisticated large-scale international manufacturing operations
Risk Management: experience in assessing and managing enterprise risks
Human Capital/Talent Development: experience with human resources management and culture development in large international organizations, in particular in overseeing succession planning, talent development and executive compensation programs
IT and Cybersecurity: experience in understanding and managing information technology and cybersecurity threats
ESG Expertise: experience in understanding and addressing strategic environmental, social and governance issues
Director Independence
NXP’s Board has determined that all non-executive director nominees are independent under the applicable Nasdaq listing standards, the Rules of Procedure (as defined below), as well as practice 2.1.8 of the DCGC. The current executive director, Mr. Sievers, as our president and chief executive officer, is not an independent director under the above standards. If each nominated director is appointed at the AGM, the full Board (including both non-executive directors and our executive director) will consist of 90% independent directors.
As of April 10, 2023, our non-executive director nominees who are nominated for re-appointment have an average tenure of 4.2 years, and seven of our independent nominees have been members of the Board for four years or less.
HOW OUR BOARD GOVERNS AND IS GOVERNED
Rules Governing the Board
The Board has adopted written Rules Governing the Board (the “Rules of Procedure”) governing its performance, its decision making, its composition, the tasks and working procedures of the committees and other matters relating to the Board, the chief executive officer, the non-executive directors and the committees established by the Board. In accordance with our Rules of Procedure, resolutions of our Board will be adopted by a simple majority of votes cast in a meeting at which at least the majority of its members is present or represented. Each director has the right to cast one vote. In a tie vote, the proposal will be rejected.
In addition to the Rules of Procedure, the Board has adopted charters of its committees, to which the plenary Board, while retaining overall responsibility, has assigned certain tasks: the Audit Committee, the Nominating, Governance and Sustainability Committee, and the Human Resources and Compensation Committee. Each committee reports to the plenary Board. The Articles of Association, Rules of Procedure and the committee charters are posted on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. Copies of our corporate governance materials are also available to shareholders who request them. Requests must be in writing and sent to: NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
The Board is assisted by the Secretary. The Secretary sees to it that correct procedures are followed and that the Board acts in accordance with its statutory obligations and its obligations under the Articles of Association. Furthermore, the Secretary assists the Chair of the Board (the “Chair”) in the functioning of Board business (information, agenda, evaluation, introductory program). The Secretary, in this capacity, is appointed and dismissed by the Board. Shareholders or other interested parties who wish to communicate with the Board, including the Chair and the non-executive directors individually or as a group, may send correspondence in care of the Secretary at NXP’s principal offices at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands. Our Secretary will receive all communications sent to this address, and will provide all substantive communications to the Chair, excluding simple administrative requests that are appropriately addressed by the Secretary.

HOW OUR BOARD GOVERNS AND IS GOVERNED
Our non-executive directors oversee the general affairs of the Company and supervise and provide general advice to the executive director. Furthermore, the non-executive directors perform such acts that are delegated to them pursuant to our Articles of Association or by our board regulations.
Under the Rules of Procedure, Board members must comply with any provisions on the maximum number of directorships and board memberships as decided by the Nominating, Governance and Sustainability Committee. Currently, the Nominating, Governance and Sustainability Committee has determined that members of the Board shall have no more than four board memberships in public companies in addition to service on the Board of NXP, and not more than two of such board memberships if they are an executive officer.
Each director owes a duty to us to properly perform the duties assigned to him or her and to act in the corporate interest of our Company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.
Board Leadership and Role in Risk Oversight
Our Chair works closely with our chief executive officer to set the agenda for Board meetings and to facilitate information flow between the Board and management. Sir Peter Bonfield currently serves as the Chair. As previously noted, Sir Peter is retiring from our Board at the expiration of his term as of the end of the AGM and is not standing for re-election. The Board has announced its intention to appoint Ms. Julie Southern as the successor Chair, subject to her re-election at the AGM. The Chair presides at the Board meetings, as well as regularly scheduled executive sessions of the non-executive directors.
Our independent directors regularly meet in executive session without executive directors or management present. Additionally, the Board and each committee have the power to hire, at the expense of the Company, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
The Board believes that its current structure continues to provide robust and highly effective oversight based on, among other factors:

•The nine non-executive directors nominated for (re-) appointment are independent; the sole board member who is not independent is the executive director (the President and CEO);

•Robust Corporate Governance principles, which are reviewed annually;

•A Chair that provides strategic leadership for the Company, consistent with Dutch law and the Company’s organizational documents—a role that the Board believes remains critically important as our industry continues to experience significant change and disruption at a rapid rate;

•The Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees all are composed entirely of independent directors (as defined in the applicable Nasdaq listing standards and within the meaning of the DCGC);

•Approval of any appointment of members to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors;

•All Board committees operate pursuant to written charters and conduct annual self-assessments;

•The independent directors of the Board and its committees receive extensive information and input from multiple layers of management and external advisors, engage in detailed discussion and analysis regarding matters brought before them (including in executive session) and consistently and actively engage in the development and approval of significant corporate strategies;

•The Board and its committees have unrestricted access to management;

•The Board and its committees can retain, at Company expense, any advisors they deem necessary with respect to any matter brought before them; and

•In 2022, the Board held four executive sessions of non-management members, and its committees collectively held 23 sessions.

Meetings of NXP’s Board
The Board met 5 times in 2022. In addition to these meetings, directors attended meetings of individual Board committees of which they were members. Each of the directors attended at least 75% of the aggregate of the Board meetings and meetings of committees of which they were a member during the periods for which they served in 2022. NXP does not have a formal policy regarding Board members’ attendance at annual general meetings, but all of our Board members are invited to attend the Annual General Meeting. In 2022, Sir Peter Bonfield, current Chair of the Board, as well as Kurt Sievers participated in the Annual General Meeting.
The Rules of Procedure require the independent directors to meet in executive session from time to time, and at least twice annually, without any members of management present.

HOW OUR BOARD GOVERNS AND IS GOVERNED
NXP’s Board Committees
The standing committees of the Board are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating, Governance and Sustainability Committee.
All members of the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees are independent directors, as defined in the applicable Nasdaq listing standards, applicable SEC rules and the Rules of Procedure, which includes the requirements of the DCGC. Board approval of any director appointment to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors, as defined in the applicable Nasdaq listing standards.
Audit Committee
Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and currently consists of Ms. Southern (Chair), Ms. Staiblin, Mr. Gu and Mr. Sundström, each of whom are independent for purposes of the Nasdaq listing standards, our Rules of Procedure and Rule 10A-3 of the Exchange Act.
Subject to the requirement under Dutch law that independent auditors be appointed by the shareholders at a general meeting of shareholders, the Audit Committee has ultimate authority and direct responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the independent auditors. In addition, the Audit Committee reviews the performance and independence of the independent auditors and also oversees internal audit activities, compliance with the Code of Conduct, related-party transactions and legal matters, including litigation and intellectual property disputes.
Our Audit Committee reviews our annual audited financial statements and quarterly unaudited financial statements and certain other public disclosures prior to publication. The Audit Committee also meets periodically with senior management to discuss risk assessment and risk management policies.
The Board has determined that all Audit Committee members are able to read and understand fundamental financial statements in accordance with Nasdaq listing standards and that Ms. Southern, Ms. Staiblin and Mr. Sundström meet the SEC’s definition of “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As noted above, all Audit Committee members are independent for purposes of Nasdaq listing standards, our Rules of Procedure, and Rule 10A-3 of the Exchange Act. For a description of the education and experience of each of the members of the Board’s Audit Committee please refer to the “Nominees for Director” section above.
The Audit Committee meets at least quarterly, and as often as it deems necessary to fulfill its responsibilities.
Number of meetings in 2022: 13.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Human Resources and Compensation Committee
Our Human Resources and Compensation Committee currently consists of Mr. Sundström (Chair), Sir Peter Bonfield, Mses. Clayton and Olving. As previously noted, Sir Peter Bonfield is retiring from our Board at the expiration of his term at the end of the AGM and his service on the Human Resources and Compensation Committee will cease after the AGM. Our Board has determined that all of the members of the Human Resources and Compensation Committee are independent for purposes of Nasdaq listing standards, our Rules of Procedure and Rule 10C-1 of the Exchange Act. Pursuant to its charter and the authority delegated to it by our Board, the Human Resources and Compensation Committee is responsible for overseeing our compensation and employee benefit plans and practices, including formulating, evaluating and approving the compensation of our executive officers, including the compensation of our chief executive officer, and for overseeing all compensation programs involving the issuance of our equity securities. In addition, the Human Resources and Compensation Committee is responsible for overseeing the Company’s strategy, initiatives and programs related to the Company’s culture, talent management and talent development, including but not limited to talent acquisition, talent retention, talent development and succession, employee engagement and diversity, equality and inclusion. For more information regarding the Human Resources and Compensation Committee and the determination of executive compensation, see the “Executive Compensation” section below. The Human Resources and Compensation Committee meets as often as it deems necessary, but not less than four times a year.
Number of meetings in 2022: 6.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Nominating, Governance and Sustainability Committee
Our Nominating, Governance and Sustainability Committee currently consists of Mr. Summe (Chair), Sir Peter Bonfield and Mr. Foxx. As previously noted, Sir Peter Bonfield is retiring from our Board at the expiration of his term at the end of the AGM and his service on the Nominating, Governance and Sustainability Committee will cease after the AGM. Our Board has determined that all of the members of the Nominating, Governance and Sustainability Committee are independent for purposes of Nasdaq listing

HOW OUR BOARD GOVERNS AND IS GOVERNED
standards and our Rules of Procedure. Pursuant to its charter and the authority delegated to it by our Board, the Nominating, Governance and Sustainability Committee is responsible for determining selection criteria and appointment procedures for members of our Board, periodically assessing the scope and composition of our Board and evaluating the performance of its individual members. In addition, the Nominating, Governance and Sustainability Committee oversees the Company’s corporate sustainability policies and programs, oversees the integration of a broad set of environmental, social and governance (ESG) considerations into business functions and delegates aspects of ESG oversight to the Audit and Human Resources and Compensation Committees for ESG matters within their core areas of expertise.
The Nominating, Governance and Sustainability Committee will consider timely written proposals for nomination from shareholders and will evaluate a shareholder’s prospective board nominee in the same manner that it evaluates other nominees, but only if it receives the request to consider such matter no later than on the 60th day prior to the day of the Annual General Meeting. The Nominating, Governance and Sustainability Committee from time to time engages consultants or third-party search firms to assist in identifying and evaluating potential nominees. A shareholder who wishes to recommend a prospective Board nominee for the committee’s consideration may write to us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. For more information regarding shareholder proposals and nominations see “Future Shareholder Proposals and Nominations for the 2024 Annual General Meeting.” The Nominating, Governance and Sustainability Committee meets as often as it deems necessary to fulfill its responsibilities, but not less than four times a year.
Number of meetings in 2022: 4.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Information about each of the standing committees is provided on the following page and pages 31-34 provide an additional discussion of committee responsibilities in relation to risk oversight.

HOW OUR BOARD GOVERNS AND IS GOVERNED

AUDIT COMMITTEE

MEMBERS Ms. Southern (Chair) Ms. Staiblin Mr. Sundström Mr. Gu Number of meetings during 2022: 13
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•The integrity of the Company’s financial statements and its accounting and financial reporting processes
•The effectiveness of the Company’s internal control over financial reporting
•Compliance with applicable legal and regulatory requirements
•Oversight of information technology risks, including cybersecurity
•The qualifications, independence and performance of the independent registered public accounting firm for U.S. public reporting purposes and the Company’s external auditor for purposes of Dutch law
•The Internal Audit group
•The Company’s processes and procedures related to risk assessment and risk management
•Related party transactions

HUMAN RESOURCES AND COMPENSATION COMMITTEE

MEMBERS Mr. Sundström (Chair) Sir Peter Bonfield Ms. Clayton Ms. Olving Number of meetings during 2022: 6
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•CEO and senior management compensation, including the corporate goals and objectives relevant to such compensation and evaluating performance in light of those goals and objectives
•Board and committee compensation
•Relationship between the Company’s compensation policies and practices and risk management
•Management Team succession plans
•Compensation and benefits-related disclosures and equity compensation plans in which executives participate
•Various human capital management topics, including diversity, equality and inclusion, workforce trends and surveys, as well as University Relations Program

NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE

MEMBERS Mr. Summe (Chair) Sir Peter Bonfield Mr. Foxx Number of meetings during 2022: 4
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•Corporate governance matters
•Nomination or re-nomination of director candidates and approval of other annual general meeting of shareholders agenda items
•The annual self-evaluation of the Board and its committees
•Review NXP top identified risks and make proposals to the Board on oversight
•Initiatives and reporting on Environment, Social and Governance

Setting and Overseeing Strategy
The Board actively determines the Company’s strategy and continues to focus on those strategies designed to ensure the continued durability and sustainability of the Company, while creating long-term value for our shareholders, and serving the interests of our other stakeholders. The Board and its committees regularly and extensively reviewed during their meetings throughout 2022 the Company’s strategy, the Company’s primary risks as well as the design and operation of the internal control systems to ensure it supports the long- term growth and sustainability of the Company and reflects, among other considerations, market challenges and opportunities, and the interests of shareholders and other stakeholders. This has substantially impacted the long-term value creation strategy as referred to in practice 1.1.1 of the DCGC as further outlined in the Sustainability section and in the Company’s Corporate Social Responsibility Report. In addition to quarterly updates on the business performance and detailed presentations by the various business managers, the Board reviewed and discussed the mid- to long-term strategy of the Company in its November meeting.

HOW OUR BOARD GOVERNS AND IS GOVERNED
The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will also review the implementation of our strategy at our annual general meeting of shareholders, giving attendees the opportunity to discuss our annual Dutch management board report and the accompanying financial statements prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). We also regularly discuss our strategy in shareholder engagement sessions.
Risk Oversight
Our management is directly responsible for executing the Company’s risk management processes. Our Board is responsible for overseeing these risk management processes. In exercising its oversight, the Board and, as appropriate, the relevant Board committees, assesses the material risks facing the Company and evaluate management’s plans for managing material risk exposures. The Company conducts a formal annual risk assessment to identify, analyze and report on enterprise risks. The results of this risk assessment are reported to and discussed with the Board.
Our Board performs this oversight function through periodic reports from management and Board committees. While our Board generally has ultimate oversight responsibility of the Company’s risk management processes, it has delegated to its committees the responsibility to oversee risk management processes associated with their respective areas of responsibility and expertise. For example, the Audit Committee has oversight responsibility for the Company’s internal audit function, compliance with the Code of Conduct, internal controls and financial reporting practices, information technology and cybersecurity risks, litigation, and compliance processes. The Human Resources and Compensation Committee has oversight responsibility for the Company’s executive talent management and succession planning, the Company's policies and practices relating to significant issues of sustainability, environmental, social and governance of concern including executive succession, and risks related to the Company’s compensation policies and practices, as described in more detail in the Compensation Practices and Risk section of the Compensation Discussion and Analysis. The Nominating, Governance and Sustainability Committee has oversight responsibility for the Company’s compliance with its corporate governance principles, CEO succession planning and proposes recommendations to the Board for updates to risk oversight responsibilities of the committees and the Board. The Board receives regular reports from each committee chair regarding the committee’s considerations and actions. The Board also receives regular updates from management on the Company’s business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.
NXP, similar to other semiconductor companies, operates in a complex and rapidly changing environment that involves many risks. In addition to general market, research and development, and economic risks, the Company faces potential risks related to its industry; information technology and cybersecurity; data privacy; financial controls and reporting; legal, regulatory and compliance; finances and taxation; global operations; environment and social responsibility; and product portfolio and commercialization, among others. As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations, maintain integrity and continuity in our operations and business and protect our assets. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees.
It is the responsibility of management and employees to implement and administer risk-management processes to identify material risks to our business. In addition, management must assess, manage and monitor those risks, all while maintaining flexibility in how we operate. To further embed risk management and compliance into our culture, we implement relevant policies and procedures and train employees on the specifics of such policies and procedures. All of our committees have regular access to management and the Board and committees also schedule sessions without members of management present
The purpose of our enterprise risk management ("ERM") is to timely identify, evaluation, prioritize, respond to, and manage material business risks impacting NXP Semiconductors’ strategic objectives.
The objectives of ERM are to:
•Enhance our understanding of risks across the organization and their impact on our strategy
•Improve our ability to respond to risks, particularly those that could result in a strategic impact event
•Ensure there is an effective system of management for key risks
•Prioritize and align risk management efforts and resources effectively
•Provide reasonable assurance, in line with the three lines of defense model, to stakeholders that there is a system in place to manage risk and that legal requirements are complied with, and the integrity of the company’s financial reporting and related disclosures is safeguarded.
Key ERM activities include:
•Assessment (identification and evaluation of risks)
•Response (building capabilities, mitigation)
•Management Assurance (effective management methods, clear accountabilities)

HOW OUR BOARD GOVERNS AND IS GOVERNED
•Monitoring (audit, inquire, verify)
•Communication (internally and externally)
•Periodically evaluate effectiveness method
The procedures plan for reasonable coverage of the potential risks. Despite the thoroughness of the process unforeseen events that impact the strategy may happen.
Risk management governance
The Board of Directors oversees NXP’s processes and procedures related to risk assessment and risk management, reviews NXP top identified risks and the Nominating, Governance and Sustainability Committee makes proposals to the Board on oversight.
Our management team oversees, identifies and manages the top risks NXP faces in executing its strategy, defines the risk appetite and manages risks consistently with the risk appetite. The ERM function enables management to make risk management more efficient and effective by providing and maintaining a risk management framework, a risk monitoring mechanism and facilitation of the execution of the ERM process to mitigate the risks to levels consistent with the risk appetite of NXP. We believe that our risk appetite is consistent with our peers in the semiconductor industry and a reflection of the risk in the semiconductor industry. This risk appetite varies for the different identified risks and therefore the level of mitigation can be different. For mitigation of the operational, financial disclosure and compliance risk we merely rely on our framework of business controls, processes, authorizations and “tone at the top.” For more strategic risks a more top down approach to mitigating the risks is applied.
A risk owner performs an assessment and prioritizes the most likely and impactful risk elements and takes appropriate measures to mitigate the risk within the given appetite. The Internal Audit function, as part of annual audit plan approved by the Audit Committee, provides assurance of effectiveness of NXP’s risk management. A structured risk management process is put in place to identify and manage the most crucial risks for NXP, taking into account both internal and external information sources. The ERM process consists of the following elements:
•Yearly interviews with all NXP MT members, starting from the strategy and seeking their insight in the most important risks for NXP
•Assessment of a consolidated risk list on both likelihood and impact by different layers in the organization
•Based on likelihood and impact, the top risk list is (re-)confirmed by the MT and reported to the Board of Directors
•Risk owners drive required mitigation actions to ensure the risk meets the risk specific appetite
•Corrective action are taken where necessary as a result of evaluation of the controls by internal audit and/or self-assessments
•Effectiveness of the controls are measured by specified risk indicators, updated on at least a quarterly basis
•Risk status and controls in place are discussed each quarter in Board or the selected board committee
•At least once per year, the risk process is review with the Board of Directors on effectiveness and improved where needed.
Information Technology Risks
The Company’s Audit Committee has oversight responsibility for reviewing the effectiveness of NXP’s governance and management information technology risks, including those relating to business continuity, cybersecurity, malware, regulatory compliance and data management. NXP senior leadership briefs the Audit Committee quarterly on information security matters and briefs the full Board on information security matters at least annually. NXP is certified and externally audited to ISO 27001 with certain additional certifications such as Common Criteria 6+, PCI DSS and GSMA Security for focused functions, and we maintain information security risk insurance coverage. We have multiple cybersecurity training initiatives as part of our information security training and compliance program. We deploy simulated attacks and related trainings at least quarterly. We deliver a Cyber Security orientation to all of our new employees and maintain a library of cyber security learning sessions available to our employees.
NXP uses a multi-layer approach to identify and mitigate information security risks. On a tactical level, NXP maintains a 24x7x365 Security Operating Center (SOC) that actively monitors for and identifies cyber security threats and initiates appropriate mitigation processes. The SOC reports to Computer Security Incident Response Team (CSIRT). When needed, a task force containing Security, IT, Communications, Legal and Business representatives is established. This task force leads mitigation activities where the potential threat or risk is elevated. In addition to SOC the NXP IT Service Desk and NXP employees are trained to identify Cyber Security issues and to escalate them to correct owners. On a strategic level, NXP’s information technology risk management program is a component of the ERM process described above. NXP’s chief information security officer manages the information security risks identified in the ERM process, performing an initial risk assessment, prioritizing the most likely and impactful risk elements and recommending appropriate measures to mitigate the risk. This assessment and recommended mitigation strategies are validated and refined by senior leadership and reviewed in quarterly meetings with the Audit Committee and annually with the full Board.

HOW OUR BOARD GOVERNS AND IS GOVERNED
The Board, in turn, directly or through its committees, oversees management’s implementation of risk management. We have approved a robust Code of Conduct and other related policies, and the Board and its committees rigorously review with management actual and potential significant risks at least on a quarterly basis.
Board Education
Individual members of the Board participate in director education seminars, conferences and other director education programs presented by external and internal resources, on matters that relate to, among other topics, compensation, governance, board processes, risk oversight, business, industry, audit and accounting, credit and financial, regulatory and other current issues.
HOW OUR DIRECTORS ARE SELECTED AND EVALUATED
Consideration of Director Nominees
For purposes of identifying individuals qualified to become members of the Board, the Nominating, Governance and Sustainability Committee considers the following general criteria, among others, in nominating director candidates. These criteria reflect the traits, abilities and experience that the Board looks for in determining candidates for election:
•Directors shall have relevant expertise and experience and be able to offer advice and guidance to the CEO based on that expertise and experience;
•Directors shall have the ability to exercise sound business judgment;
•Directors shall represent diverse viewpoints; the personal backgrounds and qualifications of the directors, considered as a group, should provide the Company with a significant composite mix of experience, knowledge and abilities; and
•Unless otherwise approved by the Board, directors shall not be a member of the board of directors or an officer or employee of a competitor (or an affiliate of a competitor) of the Company.
In addition to the criteria set forth above, and any others the Nominating, Governance and Sustainability Committee or the Board may consider, a majority of the Board’s members must be “independent,” as that term may be defined from time to time by the applicable Nasdaq listing standards, the Rules of Procedure, as well as practice 2.1.8 of the DCGC, including that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
As needed, the Nominating, Governance and Sustainability Committee may identify new potential director nominees by, among other means, requesting current directors and executive officers and external advisors to notify it if they become aware of persons meeting the criteria described above who would be suitable candidates for service on the Board. The committee also may, as needed, engage one or more firms that specialize in identifying director candidates.
As appropriate, the Nominating, Governance and Sustainability Committee will review publicly available information regarding a potential candidate, request information from the candidate, review the candidate’s experience and qualifications, including in light of any other candidates the committee might be considering, and conduct, together with other members of the Board, one or more interviews with the candidate. Committee members or their designees also may contact one or more references provided by the candidate or may contact other members of the business community or persons who may have first-hand knowledge of the candidate’s talents and experience.
Diversity
The Board is committed to supporting, valuing and leveraging diversity, including gender and ethnic/cultural diversity, in its composition, among other qualities that the Board believes serve the best interests of the Company and its stakeholders. As part of these efforts, the Board, while taking into account the overall profile and selection criteria for appointments of suitable candidates, has proposed a slate of nominees to the Board in which at least 40% of director nominees are women and that includes a director nominee from an underrepresented ethnic group.
Board Refreshment
The Board, with the support of the Nominating, Governance and Sustainability Committee, maintains an orderly, robust process for Board refreshment and succession that is aimed at maintaining an appropriate balance with respect to the expertise, experience and diversity on the Board. The Board and its Nominating, Governance and Sustainability Committee regularly evaluates the Board composition with respect to, among other matters, director independence, skills, experience, expertise, diversity and other factors to ensure the Board remains well-qualified to provide effective oversight of the Company and management. The Board and the Nominating, Governance and Sustainability Committee regularly consider the Company’s strategy, performance, operations, relevant industry and market conditions, and current and anticipated needs in terms of particular areas of experience and expertise (e.g., risk oversight, industry, science), among many other factors, to inform these refreshment practices.
The Board also remains focused on committee composition and refreshment. In August 2018, the Board refreshed the chairs of the then two Board committees (the Audit Committee and the Nominating and Compensation Committee) and, following the installment of the Nominating and Governance Committee in September 2019, the Board refreshed the composition of all three committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the Rules of Procedure, a conflict of interest must be reported to the Board and the Board shall determine the consequences of such conflict, if any. In case of a conflict of interest, the director concerned is not allowed to participate in discussions or vote on such matter. If all directors have a conflict of interest, the resolution concerned will be voted on by shareholders at the general meeting of shareholders.
Other than the compensation items described below, no decisions to enter into material transactions in which there were conflicts of interest with directors occurred during the financial year 2022.
HOW OUR DIRECTORS ARE COMPENSATED
Non-Employee Director Compensation for 2022
The Human Resources and Compensation Committee has responsibility for reviewing and considering any revisions to compensation for non-executive directors. The Board reviews the Human Resources and Compensation Committee’s recommendations and makes the final recommendation to the general meeting of shareholders regarding compensation for non-executive directors. It is our policy to reimburse all directors for reasonable expenses incurred in performing their duties as a director.
Cash Compensation
Sir Peter Bonfield receives an annual fixed fee of €275,000 for serving as non-executive director and Chair of the Board. The other non-executive directors receive an annual fixed fee of $85,000. Members of the Audit Committee, Human Resources and Compensation Committee and Nominating, Governance and Sustainability Committee receive an additional annual fixed fee of $15,000 and the Chairs of each of these committees receive an additional annual fixed fee of $15,000.
Equity Compensation
In 2022, each director received an annual restricted share unit award with a grant value of $225,000. The awards were granted at the same time as the NXP annual equity grants for NXP employees in November, and the restricted share units fully vest on the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders. Unvested portions of their equity award are forfeited upon the termination of a director’s service on the Board, except in the case of termination of service upon death or at the request of the Board, in which case the unvested portion is fully accelerated.
Share Ownership Guidelines
Members of our Board are subject to share ownership guidelines. Non-executive directors are prohibited from selling any shares of the Company until they own shares that are valued at no less than five times the annual cash fixed fee paid to the director. Our executive director and President/CEO is subject to the share ownership guidelines described in Item 9 below.

HOW OUR DIRECTORS ARE COMPENSATED

Name	Fees Earned or Paid in Cash ($)[1]	All Other Compensation ($)	Stock Awards ($)[2]	Total ($)

Sir Peter Bonfield	320,373	—	215,868	536,241
Annette Clayton	100,000	—	215,868	315,868
Anthony Foxx	100,000	—	215,868	315,868
Kenneth A. Goldman[3]	41,944	—		41,944
Chunyuan Gu4	58,333	1,002	215,868	274,201
Josef Kaeser[3]	41,944	—		41,944
Lena Olving	100,000	—	215,868	315,868
Peter Smitham[3]	48,236	—		48,236
Julie Southern	115,000	—	215,868	330,868
Jasmin Staiblin	100,000	—	215,868	315,868
Gregory Summe	115,000	—	215,868	330,868
Karl-Henrik Sundström	123,750	—	215,868	339,618
1.Messrs. Foxx, Goldman, Gu, Kaeser, Smitham, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin’s cash compensation and Sir Peter Bonfield’s committee fees are determined in dollars and paid in Euros using the exchange rate at the time of payment. Sir Peter Bonfield’s annual fixed fee is determined and paid in Euros; his fee has been converted to dollars using an exchange rate of 1.0559.
2.On November 1, 2022, Sir Peter Bonfield, Messrs. Foxx, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each received an annual restricted share unit (‘RSU’) grant of 1,482 under the terms of the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan and the Director Restricted Stock Unit Award Agreement. The values in this column represent the grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 2— Significant Accounting Policies ‘Share-based compensation’ and Note 17—Share-based compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022 for additional information. As of December 31, 2022 Sir Peter Bonfield, Messrs. Foxx, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each held 1,482 RSUs and no non-employee director held options.
3.Messrs. Goldman, Kaeser and Smitham received a prorated portion of their annual fees and no 2022 equity award as a result of their retirement from the Board at the 2022 AGM.
4.Mr. Gu received a prorated portion of his annual fees as a result of his appointment as a non-executive director at the 2022 AGM. The amounts reflected in All Other Compensation for Mr. Gu represent third-party administrative expenses paid on Mr. Gu's behalf to obtain his Dutch tax number and Dutch tax gross up costs, as these third-party administrative expenses are taxable income under Dutch tax requirements.
5.The annual incentive amount is related to the performance in the year reported, which is then paid to the individual in the subsequent year. The amounts reported are the amounts that have been accrued as annual incentive bonus for our chief executive officer for our performance in the respective years.

ITEM 4: AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES
The Board considers it in the best interest of the Company and its stakeholders for the Board to be able to react in a timely manner when strategic business opportunities arise that require the issuance of ordinary shares.
At the 2022 AGM, the shareholders authorized the Board to issue ordinary shares and to grant rights to acquire ordinary shares equal to 10% of the issued share capital for a period of 18 months, effective from June 1, 2022 until December 1, 2023, and to exclude pre-emptive rights in connection with such issue or grant of rights. It is proposed to renew the authorization to issue ordinary shares and to grant rights to acquire ordinary shares for a new period of 18 months, effective from May 24, 2023 until November 24, 2024, and up to 10% of the issued share capital. The Company’s issued share capital as of March 27, 2023 was 274,519,638 ordinary shares.
Although we presently do not have specific plans to issue ordinary shares for any purpose, the Board believes that it is advisable and in the best interest of our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue financing opportunities, such as the issuance of convertible notes, or acquisitions when market conditions are favorable.
The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our shares on Nasdaq. Therefore, in accordance with standard Dutch practice, it is proposed to grant the Board the authorization to issue ordinary shares and grant rights to acquire ordinary shares (up to 10% of the issued share capital as per May 24, 2023) for a period of 18 months, effective from May 24, 2023 until November 24, 2024, within the limits provided in the Articles of Association, which authorization can be used for general purposes. If this proposal is approved the prior authorization (from the 2022 AGM) will immediately expire.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES.
ITEM 5: AUTHORIZATION OF THE BOARD TO RESTRICT
OR EXCLUDE PRE-EMPTION RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT
OF RIGHTS
To the extent that the Board issues ordinary shares or grants rights to acquire ordinary shares under the authorization as set out in Item 4, it is proposed to authorize the Board for a period of 18 months, effective from May 24, 2023 until November 24, 2024, to restrict or exclude pre-emption rights accruing in connection with such issuance or grant.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO RESTRICT OR EXCLUDE PRE-EMPTION RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT OF RIGHTS.
ITEM 6: AUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES OF THE COMPANY
At the 2022 AGM, shareholders authorized the Board to acquire ordinary shares in the Company’s capital for a period of 18 months. It is proposed to renew this authorization for a period of 18 months from the Annual General Meeting, as set out below.
The purpose of this Item is to create flexibility to return capital to the shareholders and to cover obligations of the Company to deliver ordinary shares. In addition to being a means to return value to shareholders, repurchases of shares of the Company’s own share capital could be used by the Board to demonstrate a commitment to the Company’s business and confidence in the long-term growth of NXP, provide increased liquidity for investors and cover obligations under the Company’s share-based compensation plans. Since 2017, the Company has returned $14.996 billion to shareholders through previously announced share repurchases and dividend payments, reducing our diluted share count by approximately 24 percent, or 82.3 million shares.

The number of ordinary shares to be repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration, amongst other things, prevailing market conditions and available resources. Under Dutch law, the number of shares held by the Company and its subsidiaries may not exceed 50% of the issued share capital.
As of March 27, 2023 the Company holds 14,784,336 treasury shares or 5.4 percent of the issued share capital. The Board considers it desirable to create the flexibility to continue with share repurchases. As such, it is proposed to the shareholders to authorize the Board for a period of 18 months, with effect from the Annual General Meeting, to repurchase ordinary shares up to 10% of the issued share capital as per the date of the Annual General Meeting. Shares may only be repurchased pursuant to this authorization so long as the total number of shares held by the Company in treasury does not exceed 20% of the Company’s issued share capital. The repurchases may take place on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements.
Such repurchases may be made at prices ranging between €0.01 and a price equal to 110% of the market price of the ordinary shares on Nasdaq, market price being the average of the closing prices for the ordinary shares on Nasdaq on the five trading days prior to the date of the acquisition, provided that (i) for self-tender offers, the market price shall be the volume weighted average price (“VWAP”) for the ordinary shares on Nasdaq during a period, determined by the Board, of no less than one trading day and no greater than five trading days prior to the expiration of the tender offer, and (ii) for accelerated repurchase arrangements, the market price shall be the VWAP for the ordinary shares on Nasdaq over the term of the arrangement. If this authorization is granted, the existing authorization as granted in 2022 will cease to apply as per the moment this authorization takes effect.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO REPURCHASE THE COMPANY’S ORDINARY SHARES.
ITEM 7: AUTHORIZATION OF THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED
It is proposed to authorize the Board to cancel any or all ordinary shares in the share capital of the Company held or repurchased by the Company resulting in a reduction of the Company’s issued ordinary shares. The cancellation may be executed in one or more tranches. The number of ordinary shares that will be cancelled (whether or not in a tranche) will be determined by the Board, with a maximum equal to the number of ordinary shares held or repurchased by the Company in its issued share capital.
Pursuant to Dutch law, cancellation may not be effected earlier than two months after the resolution to cancel ordinary shares is adopted and publicly announced; this will apply for each tranche. The purpose of this proposal is to authorize the cancellation of ordinary shares held by the Company or that have been acquired in accordance with Item 6, to the extent that such ordinary shares shall not be used to cover obligations under share-based remuneration or other obligations.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED.
ITEM 8: RE-APPOINTMENT OF ERNST & YOUNG ACCOUNTANTS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2023
Independent Registered Public Accounting Firm
The Company's current independent auditor, Ernst & Young Accountants LLP (“E&Y”), was appointed for a period of three years at the Company's 2020 Annual General Meeting (for the audit of the fiscal years 2020, 2021 and 2022). The mandate therefore expired after the audit of the 2022 fiscal year.
The Board as advised by the Audit Committee recommends that E&Y stand for re-appointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 pursuant to article 32 of the Company's Articles of Association.
Representatives of E&Y will participate in the 2023 AGM, will be available to respond to appropriate questions from our stockholders and may make a statement if they desire to do so.
The aggregate fees for professional services rendered by E&Y to NXP were $7.3 million for 2022 and $6.4 million for 2021.

ITEM 8: RE-APPOINTMENT OF ERNST & YOUNG ACCOUNTANTS LLP
Auditors’ Fees
The following table summarizes the fees for professional audit services provided by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2022 and December 31, 2021 as well as the fees billed for other services rendered by E&Y during these periods.

	Year Ended December 31,

Fees	2022 (in millions)	2021 (in millions)
	($)	($)

Audit Fees[1]	7.0	5.9
Audit-Related Fees[2]	0.3	0.4
Tax Fees[3]	—	0.1
All Other Fees[4]	—	—
Total Fees	7.3	6.4

1.Audit fees relate to professional services rendered in connection with the audit of NXP’s annual financial statements and internal control over financial reporting, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings
2.Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of NXP’s financial statements.
3.Tax fees relate to tax compliance services, including the preparation of original and amended tax returns and claims for refund, and other tax advice and tax planning services, including assistance with transfer pricing documentation.
4.All other fees relate to all other services provided, including permissible people advisory services.

Audit Committee Pre-Approval Policies
The Audit Committee has adopted rules for the pre-approval by the Audit Committee of all services to be provided by the external auditor.
Proposed services may be pre-approved at the beginning of the year by the Audit Committee (annual pre-approval) or maybe pre-approved during the year in respect of a particular engagement (specific pre-approval). The pre-approval is based on a detailed, itemized list of services to be provided, designed to ensure that there is no management discretion in determining whether a service has been approved and to ensure the Audit Committee is informed of each service it is pre-approving. Unless covered by the pre-approved services, each proposed service requires specific pre-approval during the year. Any pre-approved services where the fee for the engagement is expected to exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval. During 2022, there were no services provided to the Company by the external auditors which were not pre-approved by the Audit Committee.
In 2022, the external auditor attended all formal meetings of the Audit Committee. The findings of the external auditor, the audit approach and the risk analysis are also discussed at these meetings. The external auditor also refers in its reporting to the Audit Committee of the Board to the financial reporting risks and issues that were identified during the audit, internal control matters, and any other matters, as appropriate, requiring communication under the auditing standards generally accepted in The Netherlands and the United States.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG ACCOUNTANTS LLP AS NXP’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

ITEM 9: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are providing the following non-binding, advisory vote to approve the compensation of our Named Executive Officers as required under Section 14A of the Exchange Act. We are requesting our shareholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), related compensation disclosure tables and narrative disclosures of this proxy statement.
For the reasons more fully discussed in the CD&A, the Board unanimously recommends a vote “For” the following resolution:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this proxy statement.”
You may vote “For” or “Against” this proposal, or you may abstain from voting. Although the vote on this Item 8 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. For shareholders to adopt the non-binding resolution approving the compensation of our Named Executive Officers, a majority of the votes cast must vote “For” this proposal. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The Board has determined that the current frequency of our “say-on-pay” advisory vote shall be annually, and the next “say-on-pay” advisory vote will be held at our 2024 AGM.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS
Kurt Sievers (1969, German)
Mr. Sievers is executive director, president and chief executive officer since May 2020, after a successful track record as the president of NXP, overseeing all the company’s business lines, since 2018. Mr. Sievers joined NXP in 1995, and rapidly moved through a series of Marketing & Sales, Product Definition & Development, Strategy and General Management leadership positions across a broad number of market segments. He has been a member of the executive management team since 2009, where he has been instrumental in the definition and implementation of the NXP High-Performance Mixed Signal strategy. In 2015, Mr. Sievers was influential in the merger of NXP and Freescale Semiconductor. Mr. Sievers serves on the board of the German National Electrical and Electronics Industry Association (ZVEI), the Global Semiconductor Alliance (GSA) and Capgemini S.E. Mr. Sievers is president of ESIA (European Semiconductor Industry Association). He chaired the advisory board of the international trade-fair Electronica until June 2021. He is also president of AENEAS, an industrial association for application and technology research in Europe on nano-electronics. Mr. Sievers serves as a member of the Asia-Pacific-Committee of German Business (APA) and as a member of the board at the German Asia-Pacific Business Association (OAV), acting as the spokesperson for the Republic of Korea.
Mr. Sievers earned a master’s degree in physics and information technology from Augsburg University, Germany.
William Betz (1977, American)
Mr. Betz is executive vice president, chief financial officer and a member of the management team. In this role, he is responsible for all aspects of the company’s financial and accounting functions including treasury, investor relations, audit, tax and mergers and acquisitions. Mr. Betz has more than 20 years of finance experience in the semiconductor industry with a strong track record focused on results. Prior to joining NXP in 2013 he held several financial leadership positions with Fairchild Semiconductors, LSI Logic and Agere Systems. Prior to being named CFO in October 2021, Mr. Betz was senior vice president, business planning & analytics and finance business group controller for NXP’s business lines and shared service centers, and led the corporate financial planning, analysis and business intelligence teams. Mr. Betz holds a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Science in Business Administration from West Virginia University.
Christopher Jensen (1969, American)
Mr. Jensen is executive vice president, chief human resources officer and a member of the management team and has served in this role since June 2020. In this role, he is responsible for all aspects of the Company’s global human resources function, the Company’s people strategy and fostering an inclusive culture to achieve NXP’s business objectives.
Mr. Jensen has been with NXP since the merger with Freescale in 2015 and was integral to the cultural integration of the two companies. He has extensive experience in leading the various functions across human resources, with strength in change management, compensation and benefits design, and mergers and acquisitions. Prior to Freescale, Mr. Jensen held executive human resources positions at Applied Materials and Tandem Computers. Mr. Jensen also serves as an adjunct professor at Baylor University, teaching in their Executive MBA Program.
Ron Martino (1965, American)
Mr. Martino is executive vice president of global sales and a member of the management team. In this role, he is responsible for driving the company’s top line growth initiatives, enabling solutions in support of our customers and ensuring high customer satisfaction. Mr. Martino is an established leader with more than 30 years of experience in the microelectronics business focused on automotive electronics, embedded processing applications, high performance computing applications and semiconductor research and development. Mr. Martino's prior responsibilities include executive vice president and general manager of Edge Processing and general manager of the i.MX application processor business across automotive and industrial applications. Additionally, he led NXP’s global microcontroller R&D organization, developing products for multiple application segments. Mr. Martino joined Freescale (now NXP) in February 2008 from IBM, where he worked for 20 years focusing on high performance computing, networking, radio frequency (RF) communication, and gaming microelectronics. He holds a Master of Science from University of Vermont and a Bachelor of Science from Drexel University.
Andrew Micallef (1965, American)
Mr. Micallef is executive vice president of global operations at NXP and a member of the management team. He joined NXP in May 2021 and is responsible for creating and executing NXP’s end-to-end manufacturing, quality and supply chain strategies. Mr. Micallef has more than 20 years of semiconductor industry experience, including senior operational roles overseeing manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, information technology and facilities. Prior to NXP, Mr. Micallef was chief operations officer for Marvell. Prior to that, he held operations leadership roles at Intersil Corporation, Audience, LSI Corporation and Agere Systems.
Jennifer Wuamett (1965, American)
Ms. Wuamett is executive vice president, general counsel, corporate secretary and a member of the management team for NXP since 2018, and chief sustainability officer since 2022. In this role, she is responsible for worldwide legal, governance, compliance and intellectual property matters for NXP and for oversight of NXP’s environmental, social and governance (ESG) and risk programs. Previously, Ms. Wuamett served as senior vice president and deputy general counsel at NXP. Prior to that, she was

Freescale’s senior vice president, general counsel and secretary and served in various other positions at Freescale and Motorola beginning in 1997. Ms. Wuamett is also on the board of directors of Plexus Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our common shares as of March 27, 2023, by:
•Each person or entity who is known by us to beneficially own more than 5% of our common shares;
•Each of our current directors and director nominees;
•Each of the Named Executive Officers; and
•All of our current directors and executive officers as a group.
Percentage computations are based on 259,735,302 common shares outstanding as of March 27, 2023 and excludes 14,784,336 treasury shares held by the Company.
Beneficial ownership is determined in accordance with the rules of the SEC. Each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person named in the table is c/o NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Common Shares Beneficially Owned	% of Common Shares Beneficially Owned
JPMorgan Chase & Co.(1)	26,696,565	10.27%
FMR LLC(2)	23,391,863	9.00%
BlackRock, Inc.(3)	18,070,515	6.95%
Kurt Sievers	176,085	*
Jennifer Wuamett(4)	53,963	*
Sir Peter Bonfield	17,224	*
Gregory Summe(5)	15,525	*
Julie Southern	11,071	*
Christopher Jensen	10,196	*
Jasmin Staiblin	5,817	*
William Betz(6)	5,397	*
Karl-Henrik Sundström	3,679	*
Lena Olving	3,673	*
Andrew Micallef	1,498	*
Annette Clayton	2,194	*
Anthony Foxx	2,194	*
Chunyuan Gu	1,482	*
Moshe Gavrielov	—	*
Directors and current executive officers as a group (16 individuals)(7)	326,182	*
       *    Represents less than 1%.
1.Information about the number of common shares owned by JPMorgan Chase & Co. (“JPMorgan”) on January 31, 2023, is based solely on a Schedule 13G/A filed by JPMorgan with the SEC on February 9, 2023. JPMorgan’s address is 383 Madison Avenue New York, NY 10017. JPMorgan beneficially owned an aggregate of 26,696,565 common shares, has sole power to vote 23,418,305 shares and the sole power to dispose of 26,969,565 shares of our common stock, as well as the shared power to vote 160,073 shares and the shared power to dispose of 271,408 shares of our common stock.
2.Information about the number of common shares owned by FMR LLC (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on February 9, 2023, reporting share ownership as of December 31, 2022. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. FMR, along with certain of its subsidiaries and affiliates, and other companies, beneficially owned an aggregate of 23,391,863 common shares, has sole power to vote 21,801,740 shares and the sole power to dispose of 23,391,863 shares of our common stock. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.
3.Information about the number of common shares owned by BlackRock, Inc. (“Blackrock”) on December 31, 2022, is based solely on a Schedule 13G/A filed by Blackrock with the SEC on February 13, 2023. Blackrock’s address is 55 East 52nd Street, New York, NY 10055. Blackrock beneficially owned an aggregate of 18,070,515 common shares, has sole power to vote 16,358,825 shares and the sole power to dispose of 18,070,515 shares of our common stock.
4.Includes 8,394 shares that may be acquired upon exercise of stock options that are currently exercisable.
5.Includes 3,000 shares held indirectly by the G L Summe Irrevocable Trust.
6.Includes 365 shares held indirectly by custodial account for child.
7.Includes 8,394 shares that may be acquired upon exercise of stock options that are currently exercisable.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our 2022 executive compensation program for the following executive officers (collectively, the “Named Executive Officers” or “NEOs”):

Name	Title
Kurt Sievers	Executive Director, President and Chief Executive Officer
William Betz	Executive Vice President and Chief Financial Officer
Christopher Jensen	Executive Vice President and Chief Human Resources Officer
Andrew Micallef	Executive Vice President Global Operations
Jennifer Wuamett	Executive Vice President, General Counsel and Chief Sustainability Officer

NXP pays for the performance and contributions of our NEOs through an integrated rewards program with a variety of components. The NEOs, under the leadership of our Executive Director, President and Chief Executive Officer (our “CEO”) and the other members of the Board, are held accountable for delivering results, while simultaneously creating a culture of innovation and growth.
This CD&A explains our strategy in incentivizing, compensating and rewarding our NEOs. We are providing an overview of the philosophies, principles, and practices that we employ, as governed by the Board of Directors of NXP (the “Board”). The compensation of our CEO is determined by the HRCC under a delegation from the Board in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.

2022 Was a Strong Year
“The semiconductor industry is on an exciting journey of transformation. As part of our ongoing strategy, NXP will continue to prioritize and protect our R&D investments and address our accelerated growth areas, driven by our automotive and core industrial businesses, to help drive long-term, profitable growth.”
Kurt Sievers, President and CEO

2022 Financial and Operational Context
In 2022, NXP had strong execution that resulted in record revenue, solid profit growth, and healthy free cash flow generation. We also saw unprecedented year-on-year design win traction across our entire portfolio. Overall, we continue to focus on investing in solutions that will drive long-term, profitable growth, superior free cash flow and robust capital returns to our shareholders. Our strategy is to attain high relative market share positions within our target end markets, enabling our customers to succeed.
Our financial performance in 2022 was strong despite the continued supply chain challenges. Given the softening demand environment through the second half of 2022, we have adopted a vigilant operational stance, aiming to improve service to those customers who continue to experience material shortages while managing the distribution channel inventory levels well below our long-term targets. In 2022, we:
•Delivered Strong Year-on-Year Revenue Growth: Revenue was $13.21 billion, up 19.4% year-on-year.
•Continued to Drive Robust Profitability: GAAP gross profit was $7.52 billion, up 23.9% year-on-year, equating to a GAAP gross margin of 56.9%, up 210 bps from 2021. Non-GAAP gross profit was $7.64 billion, up 23.2% year-on-year, equating to a non-GAAP gross margin* of 57.9%, up 180 bps from 2021. We continued to invest in our people and technology portfolio so as to deliver unique and differentiated products enabling our customers’ success. GAAP operating expenses were $3.72 billion, up 6.9% year-on-year or 28.2% of revenue. Non-GAAP operating expenses* were $2.86 billion, up 11.4% year-on-year or 21.6% of revenue consistent with our stated long term non-GAAP financial model. Taken together GAAP operating income was $3.8 billion, up 47% year-on-year, equating to a GAAP operating margin of 28.8%, up 550 bps from 2021, and our non-GAAP operating profit* was $4.79 billion, up 31.6% year-on-year, equating to a non-GAAP operating margin* of 36.3%, up 340 bps points from 2021.

EXECUTIVE COMPENSATION
•Generated Strong Cash Flow: Full-year cash flow from operations was $3,895 million, with net capex investments of $1,061 million, resulting in non-GAAP free cash flow of $2,834 million up 22.6% year-on-year or 21% of revenue*.
•Returned Consistent and Robust Capital to Shareholders: NXP returned $2.24 billion to shareholders through previously announced share repurchases (8.33 million shares for a total cost of $1.43 billion) and cash dividends ($815 million), reducing our diluted share count by approximately 4%.

*non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin and non-GAAP free cash flow are financial measures that do not comply with US GAAP. Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable US GAAP financial measure.
Accelerating Profitable Growth
In 2022, our extraordinary accomplishments supported our overall strategy and product portfolio, including the following:

AUTOMOTIVE
•Significant updates to our industry-leading automotive radar portfolio, which included ramping our flagship automotive radar processor into mass production, while also introducing a new processor that extends 4D imaging radar’s benefits to a much larger number of vehicles
•Started production of our 2nd generation 77GHz RFCMOS radar transceivers for ADAS and autonomous driving
•Introduced the S32K39 series of microcontrollers for electric vehicle control applications, optimized to extend driving range and provide a smoother EV driving experience
•Expanded global customer engagements for the S32 family of automotive processors, including a major OEM selecting the S32 family for its fleet of future vehicles
•Won the 2022 Embedded Award in the hardware category for the S32Z and S32E real-time processors which help streamline today’s software development needs
•Launched automotive TSN Ethernet Switch with integrated 100BASE-T1 PHYs for next generation vehicle architectures
•Won the prestigious BMW Innovation Award for UWB smart car access solution, supporting NXP’s innovation leadership in this important market segment

INDUSTRIAL AND IOT
•Expanded the industry’s broadest Matter portfolio with two new wireless MCUs designed to simplify the development of IoT and industrial IoT solutions
•Continued the expansion of our EdgeVerse™ portfolio for the intelligent edge with the introduction of the MCX portfolio of microcontrollers, combining the capabilities of NXP’s popular LPC and Kinetis MCUs to support a broad array of industrial and IoT edge applications, as well as the i.MX RT 1180 crossover MCU to support both real-time Ethernet and Industry 4.0 systems
•Announced a new tri-radio chip that makes it easy to add Matter, as well as Wi-Fi 6, Bluetooth 5.2, and Thread, to smart home devices
•Announced ultra-low power Bluetooth® audio solution NXH3675 to help revolutionize the wireless listening and hearing experience

MOBILE
•Collaborated with ING and Samsung to pilot the industry’s first UWB-based, peer-to-peer payment application which allows people to transfer money by simply pointing their phone at another person's smartphone
•Powered the Xiaomi Redmi Note 10T smartphone with our SN110 convergence eSIM solution

COMMUNICATION INFRASTRUCTURE
•Helped expand 5G coverage with new family of RF power discrete solutions that enable smaller, lighter weight 5G radios to ease deployment in urban and suburban areas
•Improved 5G network coverage and quality with new NXP 5G front end solutions with our new higher power RX Front End Modules (FEM) and pre-drivers for 5G massive MIMO and our silicon germanium (SiGe) process

Our People: The Heart of NXP
We are committed to our purpose to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. In delivering this purpose and living our values we:
•Maintained our significant investment in R&D, especially focused on growing and preserving critical R&D talent to continue delivering projects and setup future growth

EXECUTIVE COMPENSATION
•Continued to take targeted actions to ensure talent continuity, recognizing that a loss of our key management and other team members, or an inability to attract qualified new team members, could negatively impact our business in a highly competitive environment
•Drove further progress toward our diversity, equality and inclusion program and commitments to ensure that every team member is able to contribute to their best potential
•Developed and delivered a manager effectiveness program aligned to our values to ensure that all leaders are equipped to lead according to the NXP DNA
We continued to take measures to ensure the safety and well-being of our team members, customers and suppliers, including:
•We executed world-class health and safety protocols at all NXP sites to mitigate the safety risks to our team members who were onsite running our fabrication plants and R&D laboratories
•We continued our commitment to open communications with team members
•We continued focusing on areas of physical, emotional and financial well-being for our team members across the world
Shareholder Engagement and Results of 2022 Advisory Vote on Executive Compensation
At our annual general meeting of shareholders held on June 1, 2022, we received approximately 92% of the votes in favor of the proposal to approve our NEOs’ compensation, on a non-binding, advisory basis. This represented a significant improvement from our 2021 results, a result of our multi-year effort to increase the overall shareholder support for our compensation program. We recognize the importance of engaging with our shareholders to ensure that we understand their perspectives about our compensation program philosophy and design.
Our investor outreach efforts were aimed at supporting two major goals. First, we maintained a consistent, proactive and timely engagement with current and potential shareholders to present our long-term strategy, the tangible proof points and measurement of our execution and our resulting financial performance. These engagements are undertaken throughout the year by a combination of our CEO, CFO and other executives. During 2022, our management team held over 450 virtual and in person investor meetings. Second, we facilitated on-going dialogue between the governance and stewardship groups of our major shareholders and key members of our board of directors. These discussions focused on company management oversight, corporate governance, human capital management and environmental, social and governance (ESG) topics.
Following our 2022 AGM, we sent invitations to 9 major investors, representing 28% of shares outstanding, to hold discussions with our board leadership. In September, our Chair of the Board, and the Chairs of the Human Resources and Compensation Committee and Nominating, Governance and Sustainability Committee met with governance and investment stewardship teams of six of our major shareholders, representing approximately 20% of outstanding shares, providing an opportunity for these shareholders to speak directly to our board leadership. In these discussions, our Board members sought ideas and feedback on environmental, social and governance-related matters as well as NXP’s executive compensation program.
What We Heard
The shareholders expressed appreciation for the opportunity to dialogue directly with board members on governance and sustainability issues. A majority of investors expressed support for NXP to issue carbon neutrality goals. The consistent feedback was that we should establish a long-term goal combined with specific intermediate targets. Several shareholders specifically noted that they preferred these goals to be set/verified under the Science Based Targets initiative.
A majority of investors supported using ESG metrics in our compensation plans and noted they favor giving companies flexibility in choosing appropriate metrics and determining whether to include ESG metrics as components of short or long term compensation. The investors also asked that we provide transparent disclosure on why we select certain metrics and how they relate to our business so they could evaluate for appropriateness to our business.
The shareholders with whom we connected generally provided positive feedback on our overall ongoing executive compensation program design and found that we have an appropriate balance of short and long-term rewards, with sufficient performance related elements. They acknowledged our commitment to include sustainability and people metrics in our annual incentive plan and looked forward to understanding the details of these metrics that we outline later in this CD&A. The shareholders also supported the use of relative total shareholder return as a long-term performance metric within our overall compensation program.
In addition to specific comments on executive compensation, shareholders noted that we continued to make progress in 2022 to advance our disclosures regarding human capital as well as diversity, equality and inclusion and expressed a continued interest in understanding important information about our workforce including monitoring and managing team member retention.
We have included an explanation of these topics in the ‘Human Capital Management’ section of this proxy statement beginning on page 9. More details about these topics are included in our 2022 NXP Corporate Sustainability Report which can be found on our website at http://nxp.com/CSR. The contents of our website and our Corporate Sustainability Report are referenced for general information only and are not incorporated by reference in this proxy statement.

EXECUTIVE COMPENSATION
How We Responded
Our Board and the Human Resources and Compensation Committee of the Board (the “HRCC” or the “Committee”) thoughtfully evaluated information gathered from our shareholder engagement process and considered it, together with feedback and input from our independent executive compensation consultant, when making decisions throughout the year.
Ongoing Shareholder Engagement
We will continue a regular, proactive shareholder engagement approach with portfolio managers, sector equity analysts and governance teams. We believe that regular engagement with our shareholders is important and will allow us to continue to understand and respond to their questions and concerns on a real-time basis. Throughout this process, we will seek to gain feedback and answer shareholder questions on our business strategy, compensation practices, governance topics, ESG and other related issues.
Compensation Philosophy
As previously described in the ‘Corporate Governance’ section of this proxy statement, our long-term strategy is to maximize value for shareholders and other stakeholders of the Company. By driving revenue growth, strong adjusted gross margin and enhancing the product portfolio as well as developing, rewarding and retaining a highly engaged workforce, we have shown a strong return for shareholders. Our purpose is bringing together bright minds to create breakthrough technologies that make the connected world better, safer, and more secure. This purpose is reinforced by our values of innovation, expertise, collaboration, ownership and growth built on a foundation of trust and respect. We have directly and deliberately linked NEO pay to stakeholder interests including shareholders. This will be discussed in detail in following sections of this CD&A.
We operate globally and our executives are located in multiple countries. As a result, our pay philosophy considers both the overall importance of consistency across the world and specific competitive pay practices in the local country where our executive talent resides. Our overarching pay strategy is to:

Pay for Performance — delivering highly competitive overall pay for market leading performance.
Our executive compensation program is designed to:
✓Align to stakeholder interests, including shareholders, customers, team members, suppliers, as well as local and international communities where we operate, by delivering short and long term corporate strategic goals
✓Enable NXP to attract, retain, motivate, and grow highly qualified talent with competitive and comprehensive programs
✓Hire, develop, and reward our dedicated, hard-working and innovative team members
✓Reward both collective and individual performance
✓Ensure fiscally sound practices while maximizing the value of the various compensation programs to individuals and NXP
✓Align to and reward demonstration of corporate values in support of our strong corporate culture
✓Focus our innovations and rewards on our commitment to sustainability

EXECUTIVE COMPENSATION
Key Practices in Determining Executive Compensation
The compensation of our CEO is determined by the HRCC under delegation from the Board, in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The compensation of our other NEOs is also determined by the HRCC with specific actions taken to ensure the direct connection of rewards to key performance outcomes aligning executive pay to short and long-term stakeholder interests. Overall, our programs are competitive in the industry and highly incentive-based, with a large percentage of overall compensation ‘at-risk’ earned via our short- and long- term incentive programs based on overall Company and individual performance.

What We Do	What We Do NOT Do
✓Emphasize pay for performance

✓Tie a significant majority of our executives’ pay to Company performance

✓Use both long- and short-term performance metrics

✓Cap annual incentive and long-term performance share unit plan payouts at 200% of target

✓Include a “double-trigger” provision under our cash and equity incentive plans in the event of a change-in-control

✓Maintain meaningful stock ownership guidelines for executives and directors

✓Use an independent executive compensation consultant to guide the design of compensation plans

✓Evaluate competitive market practices to establish program design and targeted payout amounts

✓Conduct an annual risk assessment of our compensation programs

✓Maintain a claw back policy consistent with Dutch corporate law covering the executive director and CEO

✓Follow principles of our shareholder approved executive and non-executive director remuneration policy

✓Conduct board-level outreach to shareholders to elicit feedback on our compensation program

✓Cap PSUs potentially earned at 100% of target if total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group

✗Provide for guaranteed salary increases or payouts for performance-based awards

✗Provide dividends or dividend equivalents on unearned performance share units

✗Provide for excise tax gross-ups resulting from M&A activity or terminations

✗Provide for excessive separation payments, liberal definitions of change in control, or single-trigger cash severance upon a change in control

✗Provide above market returns on deferred compensation plans

✗Permit short sales, hedging, and transactions involving derivatives of our stock

✗Provide personal loans, guarantees or other similar arrangements to executives

✗Allow the pledging of Company stock by directors, executive officers, and certain other employees

✗Re-price or buyout options without shareholder approval

EXECUTIVE COMPENSATION
Key Components of Our Executive Compensation Program

Pay Component	Approach and Structure	Connection to Our Compensation Philosophy and 2022 Key Points

Base Salary (see page 52)	•Provides a competitive fixed component of cash compensation •Based on an individual’s role, experience, capability and contributions •Reviewed annually against competitive benchmarks
•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders
•Key Point: 2022 salary increases to align with market levels and increases of responsibility and tenure for NEOs

Annual Incentive Plan (“AIP”) (see page 53)
•Variable, at-risk compensation
•Rewards achievement of overall corporate results against key Company near-term goals
•Performance measures and targets evaluated semi-annually and set by the Board
•Focuses on absolute revenue growth, non-GAAP gross margin and annual sustainability goals

•Rewards Company performance against challenging short-term targets, with appropriate and capped rewards for outstanding performance
•Key Point: 2022 1H financial performance targets and annual sustainability goals were established at the beginning of the year. 2H performance targets were established midyear to best reflect the market dynamics as discussed further on page 55
Key Point: 2022 performance measures included a sustainability component focusing on environmental and people initiatives

Performance-Based Restricted Stock Units (“PSU”) (see page 57)
•Meaningfully incents management to execute on our longer-term business objectives
•Drives long-term shareholder value creation
•Vesting based on 3-year cliff using 3-year relative total shareholder return (RTSR) measured against a defined compensation peer group

•Aligns with shareholder interests by driving superior performance against longer-term corporate financial, operational, and strategic goals
•Key Point: Target awards represent 70% of long-term incentive compensation value at time of award for NEOs
•Key Point: Payout is capped at 200% for top quartile performance and capped at 100% if RTSR is negative regardless of relative ranking

Restricted Stock Units (“RSU”) (see page 58)	•Aligns executives’ interests with those of shareholders •Helps the Company retain key talent •Vests ratably over 3 years
•Aligns with shareholder interests, while also establishing retention of our highly qualified executive talent over time
•Key Point: Target awards represent 30% of long-term incentive compensation at time of award for NEOs

Benefits and Other Compensation (see page 59)
•Generally, delivers local programs, consistent with other executives to plan for various life events
•Supports the varying needs of executives operating in a complex, global environment
•Allows executives to maximize time and attention on activities driving company performance

•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders while providing a competitive overall total rewards program
•Key Point: Benefits and other compensation are generally consistent with those offered to other executives within the same country of residence as the NEOs. We do not offer excessive perquisites to our NEOs

A Large Majority of Our NEOs’ Target Pay is At-Risk
Our high performance culture and pay for performance philosophy strongly align the interests of our NEOs with those of our stakeholders. As shown in the following charts, our 2022 target executive compensation program was heavily weighted towards at-risk compensation. Our CEO has 94% of his target compensation at risk with variable components. More than 68% is directly

EXECUTIVE COMPENSATION
linked to performance of the company and himself through the value of his target AIP and performance-based equity awards, which is 70% of the target LTI award made each year. While these graphs represent target awards made during the year, actual earned pay is impacted directly by performance measures as well as stock price performance during the year. Our other NEOs also have approximately 84% of their target compensation at risk and 62% of their compensation linked directly to performance.
These figures include annualized salary, target AIP and annual target equity award grant values. Figures exclude the items outlined in the Summary Compensation Table as All Other Compensation. The average NEO figures exclude the CEO.

Peer Group Analysis and Benchmarking
Competitive data associated with our Peer Group is evaluated annually by the HRCC to:
•Use as the basis for setting target total compensation
•Drive appropriate pay levels to attract, retain, motivate, and develop our executives
•Ensure that we provide market competitive programs—both individually and in aggregate
•Determine relative shareholder return ranking which establishes the vesting of performance-based stock unit plans (see further discussion later in this proxy)
For 2022, NXP's peer group (the "Peer Group") consisted of the following companies:

PEER GROUP
Advanced Micro Devices	Lam Research	QUALCOMM
Analog Devices	Marvell Technology	Seagate Technology
Applied Materials	Microchip Technology	Skyworks Solutions
ASML Holding	Micron Technology	STMicroelectronics
Broadcom	NVIDIA	TE Connectivity
Corning	ON Semiconductor	Texas Instruments
Infineon Technologies	Qorvo	Western Digital

For 2022, the HRCC — with assistance from Mercer, the HRCC’s independent executive compensation consultant, and management — reviewed detailed data of the Peer Group to understand market competitive pay levels for various executive positions, as well as other competitive compensation practices and plan design components.

EXECUTIVE COMPENSATION
In addition to our Peer Group, the HRCC, along with Mercer and management, reviews compensation information from published surveys to assess select roles and provide a broader view of the local and global competitive marketplace. From time to time, we evaluate information on pay levels and plan designs from other comparable companies that we believe are important for a more comprehensive understanding of our industry and/or broader technology market employment practices.
This market research is used to inform program design principles along with the amount of each pay program and overall total compensation package. The HRCC uses competitive benchmark data focusing on the median of the Peer Group to inform various compensation related decisions including base salary, incentive targets and target equity award levels. While this benchmark information is used as a guideline, it is not used as a specific target. Other factors are also considered in making final decisions for each pay component such as experience, performance, role complexity, leadership capability and impact.
The HRCC reviews the Peer Group annually to ensure the relevance of the members and that the most appropriate comparison is used in making executive compensation decisions. To determine the companies to include in the Peer Group , a variety of factors were considered by the HRCC, including revenue, market capitalization, enterprise value, number of employees, similarities to the industries in which we operate, and the overlapping labor market for top talent. As a result of this review, the HRCC added two new companies to the Peer Group for 2022 – Qorvo and Skyworks Solutions. With the addition of the two new peers, NXP moved closer to the median of the Peer Group in size metrics including revenue, market value and enterprise value. In addition, Maxim Integrated Products was removed from the Peer group due to the completion of its acquisition by Analog Devices. The peer group was last modified in 2019.
2022 Compensation Decisions
Below we provide more details about each pay component and how the related amounts were determined.
Base Salary
Base salary represents annual fixed compensation and is a standard element of our executive compensation program necessary to attract and retain talent. The HRCC reviews base salaries annually and approves each NEO’s base salary after assessing the following:
•The individual’s role complexity, performance and contributions, experience, impact and internal equity considerations relative to other executives with similar roles and responsibilities
•The competitive landscape, including the compensation practices of the companies in our Peer Group and, where appropriate, survey data from a broader index of comparable public companies
•Our business strategy and compensation philosophy
•Past actions related to base salary and whether any further change is warranted
After consideration of these factors, the HRCC determined the following annualized base salaries for each of the NEOs.

Name	Annualized Base Salary as of December 31, 2022 ($)	Year over Year Increase

Kurt Sievers	1,140,372 (€1,080,000)	8.0%
William Betz	540,000	20.0%
Christopher Jensen	510,000	8.5%
Andrew Micallef	535,000	7.0%
Jennifer Wuamett	550,000	6.8%
Note: The average exchange rate of 1.0559 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers who is paid in Euros. The year over year increase is based on his salary in Euros.
During the annual review process in June 2022, the HRCC reviewed each of the NEO’s salaries in relation to the market median and also considered other factors such their performance, contribution and experience, any added responsibilities to the role, and for roles other than the CEO, the recommendation of the CEO. When determining the CEO’s salary, the HRCC looked at a number of performance indicators including leadership, team performance, winning culture survey, investor feedback, net promoter score and the general financial performance on the Company. For Mr. Betz, upon taking the role of CFO in 2021, the HRCC acknowledged a need to advance pay incrementally over time to reach a competitive level. For the other NEOs, an assessment of competitive levels and individual contribution determined that an increase to base salary was appropriate in 2022.

EXECUTIVE COMPENSATION
Annual Incentive Program
The Annual Incentive Plan (“AIP”) is the primary incentive vehicle that we use to drive performance on a short term basis. The AIP focuses on financial performance metrics critical to NXP’s success that are measured on a six-month performance period. Starting in 2022 NXP also included a sustainability component focusing on environmental and people metrics linked to our sustainability commitments measured over an annual performance period. The financial metrics and goals and their associated performance ranges are established by the HRCC near the start of each six-month performance period. The sustainability goals and associated performance ranges are established by the HRCC near the start of the annual performance period. The AIP is a plan under the Company’s 2019 Omnibus Incentive Plan which was approved by shareholders in 2019.
The HRCC reviews and approves the AIP program and targets taking into consideration:
•Each NEO’s role, experience and expected contributions
•The competitive market for determining targets as a percentage of base salary
•The measures that best reflect the company’s short-term strategy and performance expectations in the fiscal year and their alignment to stakeholder interests
The 2022 AIP targets approved for each of our NEOs remained unchanged from 2021.

Name	AIP Target (% of Base Salary)

Kurt Sievers	150%
William Betz	80%
Christopher Jensen	80%
Andrew Micallef	80%
Jennifer Wuamett	80%

For 2022, our AIP had five equally weighted components, consisting of financial components in each 6-month performance period and an annual sustainability component, each weighted at 20% of the annual incentive target.
•1H Revenue
•1H Adjusted Gross Margin
•2H Revenue
•2H Adjusted Gross Margin
•Annual Sustainability Scorecard
The overall payout opportunity is capped at 200% of target. Our NEOs and other members of the management team receive only one AIP payout per year. It is calculated using the average realization from the components above; and any payout earned is made in the second quarter of the following year, i.e. 2022 payments will be made in the second quarter of 2023.
The financial and sustainability measures were as follows:
•Revenue: NXP is a market leader in multiple end markets, and our continued success is dependent on our ability deliver revenue in these markets. We continued our focus on a straightforward metric related to absolute revenue targets to deliver shareholder value. Specifically, the revenue metric is GAAP revenue as publicly reported for the two quarters comprising the 6-month performance period.
•Non-GAAP Gross Margin: Non-GAAP gross margin forms the cornerstone to driving our overall profitability. Successfully delivering differentiated new products that drive value to our customers is critical to driving profitable growth. This is consistent with the measure used in the previous three years representing continued focus on gross margin. Non-GAAP Gross Margin is a non-GAAP financial measure. We calculate Non-GAAP gross margin by adjusting Gross Margin to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
•Sustainability Scorecard: In 2022, the HRCC approved the introduction of a sustainability component to our AIP which contains multiple metrics and short-term targets that support our long-term environmental and people related aspirations. It is important to us that all team members participate in this journey; therefore, these sustainability goals are applicable to

EXECUTIVE COMPENSATION
the incentive plan for all team members, including NEOs. The specific goals, why we chose them and our 2022 performance is listed below.
The semiconductor industry historically has experienced cyclical performance, especially in the markets NXP serves. Starting in 2021, NXP developed financial performance targets for each half of the year to be measured and judged independently for purposes of the Annual Incentive Plan. This practice was successful in two ways. First, it allowed us to recognize the volatility that has persisted in the industry and ensure that we are setting the most appropriate performance targets while living up to our commitment not to change performance targets once they are set or make discretionary payments to our NEOs when performance is not achieved due to material external factors. Second, it allowed us to more clearly align to shareholder interests and more transparently communicate with our team members about our performance commitments, building momentum to achieve them. Increased engagement with our team members and clear prior focus has been a very positive outcome of this change.
In 2022, taking the cyclical nature of the industry along with the continued uncertainties of COVID 19 and supply chain challenges, the HRCC determined once again that it was appropriate to set performance targets for two separate financial performance periods near the start of the performance period – i.e. January 1 – June 30, 2022 (“1H 2022 Financial Performance Period”) and July 1 – December 31, 2022 (“2H 2022 Financial Performance Period”), rather than on an annual basis near the start of the year. The sustainability component was established on an annual basis at the same time as the 1H financial performance targets.
They then established the specific performance targets for the second half of the year after the first performance period ended. The performance targets set for each half were intended to improve on the performance of the previous half’s performance. The revenue targets for 1H 2022 and 2H 2022 were approximately 20% and 17% improvements over the actual revenue results of the respective 6-month prior year performance periods. For 2H 2022, the targets set by the HRCC near the start of the 2H 2022 Financial Performance Period were more challenging than if 2H 2022 targets would have been set at the beginning of the full financial year based on our annual operating plan. The adjusted gross margin targets for 1H 2022 and 2H 2022 were approximately 130 and 110 basis point improvements over the actual adjusted gross margin results of the respective 6-month prior year performance periods. Setting targets for each 6-month performance period at the beginning of the performance periods is reflective of the nature of business performance and allows us to better align rewards to realistic performance expectations considering the dynamics of the market. This approach allows the HRCC to consider many factors including significant uncontrollable impacts like COVID and geopolitical pressures as well as changing market conditions.
The semiannual performance periods enabled us to gauge performance and respond to volatility in the market without having to make disruptive mid-cycle modifications, a key philosophy for the program. It also allowed for greater transparency on the progress towards the goals communicated to our team members. For team members other than our NEOs and other members of the management team, payouts were made twice – in October 2022 using the 1H 2022 Performance Period Payout Factor and April 2023 using the 2H Performance Period Payout Factor and Annual Sustainability Payout Factor. This practice has been very well received to build confidence and create a more open communication with team members and links to our commitment to shareholders. However, for our NEOs and other members of the management team, the payout, like prior years, will be made for all payout factors in one payment on an annual basis in second quarter 2023 using the formula below.

*Bonusable salary was determined based on year end base salary.

EXECUTIVE COMPENSATION
The following table shows the measures and performance targets of our 2022 AIP approved by the HRCC at the beginning of each performance period:

2022 AIP Framework, Performance Targets & Results
	Measures	2021 Results	Threshold (25%)	Target (100%)	Stretch (200%)	Annual Weighting	2022 Results	Measure Realization

1H 2022	Revenue ($ millions)	$5,163	$5,800	$6,200	$6,600	20%	$6,448	162.0%
	Non-GAAP Gross Margin	55.2%	56.1%	56.5%	57.5%	20%	57.7%	200.0%
	1H Performance Period Payout Factor							181.0%
2H 2022	Revenue ($ millions)	$5,900	$6,450	$6,900	$7,500	20%	$6,757	76.2%
	Non-GAAP Gross Margin	56.9%	57.7%	58.0%	58.5%	20%	58.03%	106.0%
	2H Performance Period Payout Factor							91.1%
Annual	Sustainability Payout Factor	N/A	10 pts	14 pts	18 pts	20%	17 pts	175.0%
	Annual NXP Payout Factor							143.8%

NXP’s performance in 2022 was a continuation of strong financial performance delivery. And our performance against our sustainability goals was strong as determined by the NXP ESG Management Board Committee and the HRCC. Revenue was up 19% year over year. Non-GAAP gross margin expansion was exceptional, increasing 180 basis points year-on-year versus 2021. We believe the structure of AIP helped motivate our NEOs, management team and broader team members to build this momentum.
The following table lists our specific 2022 annual sustainability scorecard goals, why we chose them and the progress we made toward meeting those goals over the past twelve months.

2022 Sustainability Scorecard Goal	Why it was chosen?	Achievement	Score/Possible Points
Roadmap for Carbon Neutrality Publish carbon neutrality commitment, submit Science Based Targets initiative (SBTi) commitment letter and develop a comprehensive roadmap	After engaging with external and internal stakeholders, climate change, in particular carbon neutrality, emerged as an important environmental topic to be addressed in a transparent and measurable way. We also received feedback from shareholders that committing to the science-based targets is important. A roadmap with the interim steps to achieve the long term goals is a fundamental part of that SBTi commitment.	We sent a formal commitment letter to SBTi, stating a goal of carbon neutrality by 2035 using science-based targets. We developed a roadmap for scope 1 and 2 emissions with specific actions to achieve the given goal recognizing that key steps and investments must be taken along the journey.	2/3
Renewable Electricity Attain renewable electricity usage ≥ 29%	Because we have global manufacturing operations, including wafer fabrication and assembly and test, we recognize the importance of using renewable electricity to power our facilities around the world. It is also an important component of our roadmap towards carbon neutrality.	As of year-end, we have achieved 35% usage of renewable electricity.	3/3

EXECUTIVE COMPENSATION

2022 Sustainability Scorecard Goal	Why it was chosen?	Achievement	Score/Possible Points
Minimize Impact on Global Water Supplies For the countries where we have manufacturing, assembly and/or test facilities, update water-recycling goals	We acknowledge water as an important part of our production processes and understand that, as a good steward, we should look to limit our use or reuse. Since it's not currently technically feasible to drastically reduce the amount of water we use in manufacturing, we focused instead on increasing our water recycling rate so we use less incoming water.	We established a detailed roadmap of actions and investments to improve water management through future investments and process improvements.	2/3
Reduce Carbon Emissions Reduce carbon emissions to ≤ 1250kTons CO2e by end of 2022	Our roadmap to carbon neutrality includes annual emission reduction targets to put NXP on a clearly-defined path to reduce emissions in line with the Paris Agreement goals.	As of year-end, we reduced our absolute carbon emissions to 1,099 kTons CO2e.	3/3
Worker Safety Conduct a global safety survey and ensure team members are properly trained on safety	A safe and healthy workplace protects workers from injury and illness. It can raise employee morale, increase productivity and quality while also lowering injury/illness costs and reducing absenteeism and turnover. While safety is important for all our team members, we especially focus on those who work in our various factories around the world. We want to maintain our historically low injury rate and remain among the best in the industry for this metric	We conducted safety surveys to identify areas of safety risk. As a result, we developed and conducted safety training for 99% of relevant team members and implemented corrective actions where needed.	2/3
Diversity & Inclusion Increase women in global indirect labor by ≥10% by end 2022	Inclusion is a foundational part of our values of trust and respect. We recognize the importance of representation, value diversity, equality and inclusion, and respect the unique talents, experiences, backgrounds, cultures and ideas of our team members. To make measurable progress, we established aspirational goals for women representation by 2025 with interim milestones of achievement	We focused on improving our representation within the indirect labor (IDL) portion of the workforce by increasing the diversity of qualified candidates, introducing more acts of engagement and inclusion and ensuring retention of diverse talent. We accomplished an overall net increase of 20% in our women in IDL in the period December 31, 2021 to December 31, 2022.	3/3
Cultural Transformation Demonstrate that we have made innovation and growth essential components of our corporate culture	Our diverse and talented team members drive the innovation that sets our company apart and fuels our success in the market. We aim to create a clear purpose connecting to underlying values that define the way we work and the everyday behaviors that demonstrate those values.
		The purpose and values were defined through engaged leadership ideation. The values were further defined and connected to demonstrable behaviors built on a foundation of trust and respect. These values are now embedded in our people systems and programs from enabling performance to NXP manager training.	2/3

Our NEOs only receive one annual incentive payment after certification of the second half performance period, as previously discussed. It also provided for an additional element of retention for our NEOs, after the end of the performance period, as they play a vital role in leading the organization throughout the year. Below are the 2022 AIP payments that will be made to our NEOs in the second quarter of 2023 assuming they do not voluntarily leave the Company prior to the payout date.

EXECUTIVE COMPENSATION

Name	2022 AIP Payment ($)

Kurt Sievers	2,459,782
William Betz	621,216
Christopher Jensen	586,704
Andrew Micallef	615,464
Jennifer Wuamett	632,720
Note: The average exchange rate of 1.0559 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers whose AIP payment is paid in Euros.
For 2023, the HRCC has determined to continue the AIP framework of 2022 given the continued volatility in the semiconductor market, positive response from employees and clear alignment between pay and performance. We will also continue to utilize the sustainability scorecard in order to continue momentum of our environmental and people aspirations.
Long-Term Incentive (“LTI”) Program
A fundamental underpinning of our LTI program design is to align our NEOs’ and other key strategic decision makers’ interests with those of our shareholders. Our NEOs are critical to NXP’s long-term success, including driving our vision, strategy, and corporate culture along with delivering results benefiting our shareholders.
In establishing the LTI program for 2022, consistent with the previous three years, the HRCC considered the following:
•Expected long-term contribution of each role and individual
•Competitive market practice for each role as compared to our Peer Group and general competitive talent market practice
•Connection to shareholder interests through recognizing stock price appreciation
•Simplicity and relativity of the measure
•Importance of establishing and retaining our high performing executive team
•Appropriate balance between time-based and performance-based LTI
NXP granted the following types of LTI awards to our NEOs in 2022:

LTI Award Type	Target Weighting	Vesting Schedule	Vesting Provisions

PSUs	70%	100% after year 3 to the extent earned once results have been certified by the Committee	Performance-based contingent on NXP’s RTSR performance against the Peer Group with a vesting range of 0 – 200%
RSUs	30%	1/3rd per year starting on the first anniversary of the grant date	Time-based

PSUs: For all grants made under our 2022 LTI program, the number of shares earned will be contingent upon NXP’s RTSR performance versus the Peer Group from November 1, 2022 through October 31, 2025. The peer group used for this purpose is the same Peer Group described above in the section ‘Peer Group Analysis and Benchmarking.’
The HRCC determined to continue RTSR as the performance measure used for our PSUs after reviewing other options and evaluating the prevailing market practice. RTSR aligns directly with shareholder interests via stock price appreciation and returns to shareholders via dividends. The number of PSUs ultimately earned at the end of the three-year performance period will be based on the payout schedule in the table below, with the overall payout opportunity capped at 200% of target for performance at or above the 75th percentile of the Peer Group. Prevailing market practice within our Peer Group shows similar payout structure to that presented in the table below.
For the awards granted in 2022, the Committee evaluated the full payout structure, considered shareholder feedback and determined not to make any significant changes from the previous year.

EXECUTIVE COMPENSATION

	NXP Relative TSR Percentile Rank vs. Peer Group	Target PSUs Vesting

Maximum	75th Percentile or Greater—Top Quartile	200%
Target	50th Percentile—Third Quartile	100%
Threshold	25th Percentile—Second Quartile	25%
	Less than 25th Percentile—First Quartile	0%

For performance between the levels shown in the preceding table, the percentage of target PSUs that will vest will be determined using linear interpolation. The final number of PSUs earned will be capped at 100% of target if NXP’s total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group.
Realization of Previously Granted PSU Awards
Since establishing the PSU program in 2018, the awards have had following performance realizations:

Year of Grant/Start of Performance Period	Year of Vest/End of the Performance Period	Performance Realization

2019	2022	84.21%
2018	2021	135.29%

This reflects a direct connection between our relative total shareholder return as compared to our Peer Group and demonstrates its intended relationship to pay.
RSUs: The RSUs granted to our NEOs vest 1/3rd per year starting on the first anniversary of the grant date. We believe that RSUs provide an important long-term retention incentive for our NEOs and further align their interests with those of our shareholders, but in accordance with our pay for performance philosophy, we limit the time-based RSUs to 30% of the LTI awards.
2022 Target LTI Awards
Following thoughtful consideration of all relevant factors including the competitive market, the complexity of and contribution to their role, expected future growth and contribution, the HRCC approved the individual annual target LTI awards to our NEOs in November 2022 as follows to be earned over the next three years. These grants were made in the customary granting cycle for NEOs and other employees. The grants are fully outlined in the Grants of Plan Based Awards on page 64.
For the annual LTI award granted to our CEO, the HRCC considered many important factors including:
•Record breaking revenue, solid profit growth and healthy free cash flow generation in 2022
•Exceptional leadership in advancing NXP’s strategy and cultural transformation
•Continued professionalism in handling the COVID-19 pandemic impacts especially regarding team member safety, engagement, and well-being
•Customer support, inventory management and collaboration through supply chain challenges

Name	2022 Target LTI Award Value ($)	70% PSUs ($)	PSUs Granted (at Target) (#)	30% RSUs ($)	RSUs Granted (#)

Kurt Sievers	14,800,000	10,360,000	68,226	4,440,000	29,240
William Betz	2,750,000	1,925,000	12,677	825,000	5,433
Christopher Jensen	2,400,000	1,680,000	11,064	720,000	4,742
Andrew Micallef	2,200,000	1,540,000	10,142	660,000	4,347
Jennifer Wuamett	2,400,000	1,680,000	11,064	720,000	4,742

EXECUTIVE COMPENSATION
The number of shares awarded under the LTI program are determined by taking the target annual LTI award value and dividing it by the grant date closing price. For the annual LTI awards on November 1, 2022, the grant date closing price was $151.85. The amounts reported in the 2022 Summary Compensation Table reflect the grant date fair values (i.e., accounting values) of the awards, as required under U.S. Securities and Exchange Commission proxy disclosure rules, and not the target award value noted in the table above.
Executive Share Ownership Guidelines
In addition to our strong pay-for-performance philosophy and overall executive compensation program design, we further align our executives’ interests with those of our shareholders through the NXP Executive Equity Ownership Policy (the “EOP”). The EOP applies to all NEOs as well as other senior executives of the Company. All the NEOs are in compliance with their respective ownership guideline.

EOP Level	NXP EOP Policy

President & CEO	6.0x base salary
Management Team: Section 16 Officers	3.0x base salary
Board of Directors	5.0x annual cash retainer
Compliance Window	5 years
Policy if EOP not met	Retain 100% of the net shares received from LTI grants until EOP is met, with HRCC discretion to assess special situations on a case-by-case basis
Shares Counted towards EOP	Shares directly or beneficially owned; unvested time-based restricted stock units (RSUs)

Other Practices & Guidelines
Retirement Benefits
The Company provides retirement benefits to help the Company attract and retain the most highly talented senior executives. Our NEOs participate in various pension and retirement arrangements consistent with other employees in their respective country of employment. Our US NEOs participate in the Company sponsored 401(k) program. Employer matching contributions for the Named Executive Offers are included in the "All Other Compensation" column in the Summary Compensation Table on page 63. In connection with Mr. Sievers’ employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participates in the Defined Benefit Plan offered by that subsidiary. Information related to this pension plan is included in the Pension Benefits Table on page 67.
Other Benefits and Perquisites
Our NEOs participate in medical and dental insurance, life insurance, short- and long-term disability programs, leave of absence, and other similar policies on the same terms as our other employees in their country of residence except our CEO is provided with an international medical insurance policy, reflective of the international travel required in his position.
We also provide limited perquisites and personal benefits based on considerations unique to each NEO’s position and location. These additional arrangements can include one or more expenses such as tax preparation, car lease and residential security. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 63.
Consistent with regulatory requirements, the Company forbids personal loans, guarantees or similar arrangements to members of our Board and NEOs, and consequently no loans, guarantees or similar arrangements were granted.
Employment Arrangements of Named Executive Officers
We have employment agreements with each of our NEOs setting forth the terms and conditions of their employment. These agreements establish the NEOs' base salary, annual incentive target, potential equity awards under the Long Term Incentive Plan and participation in certain benefits plans, policies and programs applicable to other NXP executives, and participation in certain severance arrangements. The agreements also outline share ownership requirements as well as non-competition and non-solicitation requirements. A detailed description of the NEOs' employment agreements can be found on page 69. Key practices related to these agreements were outlined on page 49. We do not provide excessive separation payments, any excise tax gross ups or single trigger change in control arrangements.

EXECUTIVE COMPENSATION
Key Policies and Practices
Claw back Policy
AIP payments and LTI grants are subject to the claw back provisions mandated pursuant to Dutch corporate law for our board of directors, including the Executive Director and CEO. Under this provision, the Company is entitled to recover any performance-based compensation awarded in full or in part to the extent that such payment was made based on incorrect information regarding the performance against pre-established goals or about the circumstances from which the entitlement to the award was made dependent.
Derivatives Trading, Hedging, and Pledging Policies
NXP employees and directors are prohibited from, either directly, or indirectly, purchasing financial instruments (including pre-paid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of NXP securities. No NXP employee or director may engage in hedging, pledging, hypothecating (including holding in margin accounts), or short selling NXP securities, or causing any other person to do so.
Change of Control Policy
The Board believes that having a clear, consistent policy that determines the appropriate treatment of our NEOs in the event of a change of control of the Company is in the best interest of NXP. This ensures our executives are able to fully focus on the potential transaction in the best interest of the shareholders, without concern for their own disposition. The change of control benefits for our NEOs are described in the table and narrative under the “Potential Payments Upon Termination of Change of Control Table” section of this proxy on page 68. All NEOs have a double-trigger provision such that, if they are involuntarily terminated without cause or leave with good reason (as defined in the applicable agreement) within 12 months following a change of control, they will receive the following benefits:
•Severance payment of a minimum of 24 months of base pay and 2 times target bonus or the local regulatory program in their country of residence, whichever is higher
•Accelerated vesting of outstanding unvested equity in accordance with the applicable equity plan or award agreement
•For those NEOs who are either citizens of the United States or reside in the United States, 12 months of benefits continuation
•Our NEOs are not entitled to excise tax gross-ups in connection with these payments
Compensation Practices and Risk
The HRCC has oversight responsibility for evaluating risks related to the Company’s compensation policies and practices. The Committee believes our compensation programs balance an appropriate mix of short- and long-term performance objectives, cash- and equity-based compensation, and risks and rewards for our employees. Our programs incorporate key design features to mitigate the likelihood of excessive risk-taking behavior, including:
•Reasonable performance goals are established by the HRCC for AIP, our short-term cash incentive program, incorporating top-line (e.g., revenue growth) and bottom-line (e.g., adjusted gross margin) business performance factors
•All eligible NXP employees, including NEOs, are measured against the same business performance factors for AIP
•Our short-term cash incentive programs include maximum payout limitations of 200% and the maximum individual bonus payment under AIP is two times the applicable bonus target
•Long-term incentive awards for our NEOs contain a mix of performance-based and time-based vesting, and the performance-based awards granted since 2018 measure relative total shareholder return performance over a three-year performance period
•Our performance-based restricted share units have a maximum performance factor of 200%
Additionally, we have a strong internal control environment, including a written Code of Conduct and ethics and compliance training for all employees including our NEOs. Based on a review of our compensation program design including a risk assessment by the independent consultant, the HRCC believes that there are no significant risks and our policies and practices do not create risks that are reasonably likely to have a material negative impact on our Company.
Governance
The HRCC oversees the compensation and benefits programs for our NEOs and is comprised solely of independent, non-employee members of the Board. The HRCC works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program throughout the year. The HRCC Charter, which may be accessed at http://investors.nxp.com, details full authority and responsibility.
The Role of the Human Resources and Compensation Committee
The HRCC is accountable for ensuring that the links between our executive compensation program and our business goals are responsible, appropriate, and strongly aligned with shareholders’ and other stakeholders’ interests. Under the responsibility of and

EXECUTIVE COMPENSATION
as assigned by the Board, the HRCC annually establishes the compensation levels of our NEOs and reports to the full Board for their approval considering several factors, including:
•Each NEO’s role, responsibilities, experience, capability, and performance
•NEO succession planning, excluding CEO, and important talent management activities
•Human capital statistics and activities below NEOs
•Compensation practices of the companies in our Peer Group
•Survey data from a broader group of comparable public companies (where appropriate)
•Relationship between the Company’s compensation policies and practices and risk management
The HRCC is also responsible to review the remuneration of the non-executive directors, and recommend from time to time to the Board an amendment concerning the remuneration to be resolved by the General Meeting of Shareholders including retainers, fees and equity grants.
The HRCC has also taken on additional oversight responsibilities more broadly focusing on overall culture and human capital management.
Further, the compensation of our CEO is determined by the HRCC in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The Nominating, Governance and Sustainability Committee is accountable for corporate governance matters and initiatives and reporting on environment, social and governance (ESG). Under the responsibility of and as assigned by the Board, the key focus areas for the Nominating, Governance and Sustainability Committee in these activities are: managing CEO and Board succession, nominating director candidates, evaluating organization effectiveness, overseeing sustainability policies, goals and programs and reviewing NXP top identified risks and make proposals to the Board on oversight.
The Role of Management
Our CEO makes key pay recommendations for his direct management team to the HRCC. In addition, staff from NXP’s Human Resources organization provides support to the HRCC on various compensation and benefits issues, including market practices, Company policies, and recommendations for program changes. Our CEO does not make recommendations to or participate in the deliberations of the HRCC regarding the CEO’s own compensation.
The Role of the Independent Consultant
The HRCC has retained Mercer since 2014 to serve as its executive compensation consultant. Mercer provides advice directly to the HRCC. Other teams within Mercer and its affiliates perform services for us as described below. The individuals supporting the HRCC did not perform any services for us other than as directed by the HRCC.
During fiscal 2022, Mercer advised the HRCC on a variety of subjects such as compensation plan design and trends, pay for performance analytics, external competitive compensation reference points, and other such matters. Mercer reports directly to the HRCC, participates in meetings as requested and communicates with the HRCC Chair between meetings, as necessary. The HRCC has the sole authority to:
•Modify or approve Mercer’s compensation
•Determine the nature and scope of its services
•Evaluate its performance
•Terminate the engagement and hire a replacement or additional consultant at any time
As noted above, in 2022 other teams within Mercer or its affiliates provided services at the request of management to the Company not related to advising the HRCC on executive officer and director compensation matters. Fees paid to Mercer and its affiliates for services provided in 2022 related to executive and director compensation totaled approximately $368,000. Fees paid to Mercer and its affiliates for actuarial valuations of pension plans, market compensation survey data and consulting services related to broad-based employee benefit plans totaled approximately $171,000. In addition, Mercer acts as the broker of record for broad-based employee benefit plans in various countries in which we operate. As broker of record they received commissions directly from the benefit providers of approximately $636,000. In addition, in 2022, the Company paid Marsh, an affiliate of Mercer, approximately $100,000 for fees related to insurance brokerage services unrelated to employee benefit programs and site services. Additionally, as part of its insurance brokerage services, Marsh receives insurance premium payments from the Company which Marsh pays to insurance carriers on behalf of the Company. Because these other services were in the ordinary course of business, the HRCC did not specifically approve such services, although the HRCC reviewed these other services in connection with their independence review. Mercer informed us that it has safeguards and procedures in place to maintain independence in its executive compensation consulting practice. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective. Specifically, Mercer has adopted Global Business Standards for Executive Compensation to manage actual or perceived conflicts of interest and ensure the integrity of their advice. It

EXECUTIVE COMPENSATION
addresses how they manage the executive compensation consulting relationship, ensure the quality of consulting services and structure their business to prevent conflicts of interest. Mercer’s executive compensation consultants are not managed or rewarded based upon client revenue from other lines of business or other Marsh & McLennan (MMC) companies other than to the extent all employees benefit from overall success of MMC. The HRCC has assessed the independence of Mercer under NASDAQ listing standards and has concluded that no conflict of interest exists.

Human Resources and Compensation Committee Report
We, the Human Resources and Compensation Committee of the Board of Directors of NXP Semiconductors N.V., have reviewed and discussed the CD&A set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this proxy statement.
NXP Human Resources and Compensation Committee:

Karl-Henrik Sundström, Chair
Sir Peter Bonfield
Annette Clayton
Lena Olving

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs for services rendered during the prior three fiscal years. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(3)	Nonequity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(1)(5)	All Other Compensation ($)(1)(6)	Total ($)

Kurt Sievers Executive Director, President and Chief Executive Officer	2022	1,098,136	17,119,017	2,459,782	—	94,916	20,771,851
	2021	1,181,800	16,314,944	3,331,790	—	83,358	20,911,892
	2020	759,968	16,063,333	—	2,293,073	136,928	19,253,302
William Betz Executive Vice President, Chief Financial Officer	2022	495,346	3,180,859	621,216	—	36,871	4,334,292
	2021	351,115	2,913,589	525,000	—	22,435	3,812,139

Christopher Jensen Executive Vice President and Chief Human Resources Officer	2022	490,154	2,776,173	586,704	—	15,250	3,868,281

Andrew Micallef Executive Vice President Global Operations	2022	517,635	2,544,850	615,464	—	37,260	3,715,209
	2021	317,308	3,193,031	488,105	—	—	3,998,444

Jennifer Wuamett Executive Vice President, General Counsel and Chief Sustainability Officer	2022	532,635	2,776,173	632,720	—	18,644	3,960,172
	2021	494,654	2,564,043	774,354	—	17,000	3,850,051
	2020	382,779	2,582,960	—	—	16,873	2,982,612

1.All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. Certain amounts payable to Mr. Sievers were paid in euros. The exchange rate used for the purpose of the Summary Compensation Table and the supporting tables that follow is the average monthly rates for the full year: (i) 1.0559 for 2022, (ii) 1.1818 for 2021 and (iii) 1.1412 for 2020.
2.For Mr. Sievers and Ms. Wuamett, the 2020 salaries listed reflect a 25% voluntary reduction in their base salary from April 1, 2020 to December 31, 2020. Mr. Micallef joined the Company on May 17, 2021.
3.These amounts represent the aggregate weighted grant date fair value of RSU and PSU awards in the fiscal years shown. The stock award value is calculated in accordance with ASC 718. See Note 2—Significant Accounting Policies ‘Share-based compensation’ and Note 17— Share-based compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022 for additional information. For a description of the grant terms, see the footnotes of the Grants of Plan-Based Awards table below. Assuming maximum achievement of performance metrics in the performance period, using the Company’s closing stock price on the date of grant and 200% of the target shares, the maximum values of the 2022 PSUs at the date of grant are as follows: Mr. Sievers—$20,720,236; Mr. Betz—$3,850,005 ; Mr. Jensen—$3,360,137; Mr. Micallef—$3,080,125; and Ms. Wuamett—$3,360,137. The realized value of these awards, if any, will not be determined until October 2025 based on the comparative RTSR over the performance period.
4.The payout amount for 2022 represents 143.8% of the NEO’s target AIP as discussed in the section ‘Annual Incentive Program’ above. The payout amount for 2021 represents 187.95% of the NEO’s target AIP. No incentive awards were earned in 2020 under the Annual Incentive Plan due to a failure to meet the minimum performance thresholds determined in the plan.
5.The amounts shown in this column represent the actuarial change in the present value of accrued benefit for the defined benefit plan of Mr. Sievers, as described in the ‘Pension Benefits’ table below. Based on the actuarial assumptions, primarily the discount rate, used to value Mr. Sievers’ accumulated benefit in 2022, the value of Mr. Sievers’s pension decreased by $2,448,260 from 2021. NXP does not maintain defined benefit plans except for those in countries where it is standard practice. Mr. Sievers is the only NEO who participates in a defined benefit pension plan in connection with his employment with our German subsidiary.
6.The 2022 amounts shown in the All Other Compensation column include the incremental cost to the Company of the following:
–Mr. Sievers—amounts paid by the Company for residential security, international insurance, executive physical, tax return preparation, a company car, and tax gross-up payments ($48,106) associated with the services included in ‘All Other Compensation’
–Mr. Betz—amounts paid by the Company for tax return preparation and Company 401(k) contributions ($15,250), and a tax gross-up payment for the tax return preparation services
–Mr. Jensen—amounts paid by the Company for 401(k) contributions ($15,250)
–Mr. Micallef—amounts paid by the Company for home office allowance, tax preparation, and Company 401(k) contributions ($15,250) and a tax gross-up payment for the tax return preparation services
–Ms. Wuamett—amounts paid by the Company for executive physical and Company 401(k) contributions ($15,250).

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs for 2022 under our compensation programs and plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kurt Sievers	2022 AIP		85,528	1,710,558	3,421,116
	2019 OIP	11/1/2022				17,057	68,226	136,452		12,859,919
	2019 OIP	11/1/2022							29,240	4,259,098
William Betz	2022 AIP		21,600	432,000	864,000
	2019 OIP	11/1/2022				3,169	12,677	25,354		2,389,488
	2019 OIP	11/1/2022							5,433	791,371
Christopher Jensen	2022 AIP		20,400	408,000	816,000
	2019 OIP	11/1/2022				2,766	11,064	22,128		2,085,453
	2019 OIP	11/1/2022							4,742	690,720
Andrew Micallef	2022 AIP		21,400	428,000	856,000
	2019 OIP	11/1/2022				2,536	10,142	20,284		1,911,666
	2019 OIP	11/1/2022							4,347	633,184
Jennifer Wuamett	2022 AIP		22,000	440,000	880,000
	2019 OIP	11/1/2022				2,766	11,064	22,128		2,085,453
	2019 OIP	11/1/2022							4,742	690,720

1.Future payouts under the Annual Incentive Program (AIP) are shown in USD from 5% if threshold of the Sustainability Scorecard portion is met but not exceeded and no other portion of the AIP is earned; target if performance target is achieved at 100% and a maximum of 200% of target AIP using the salary and target AIP as of December 31, 2022 per the terms of the 2022 AIP as described above. Actual 2022 AIP payments are listed in the Summary Compensation Table.
2.These amounts represent the number of PSUs granted to Messrs. Sievers, Betz, Jensen and Micallef, and Ms. Wuamett as part of the 2022 annual grant under the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan (2019 OIP). Each PSU, which cliff vests on the third anniversary of the date of grant, entitles the grant recipient to receive from 0 to 2 common shares for each of the target units awarded based on the relative total shareholder return (TSR) of the Company’s share price as compared to the Peer Group. See Long-term Incentive (LTI) Program above for a more detailed descriptions of the terms of these awards.
3.These amounts represent the number of RSUs granted to Messrs. Sievers, Betz, Jensen and Micallef, and Ms. Wuamett as part of the 2022 annual grant under the 2019 OIP. These awards vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date. See Long-term Incentive (LTI) Program for a more detailed descriptions of the terms of these awards.
4.Amounts in this column represent the weighted average grant date fair value of awards granted in fiscal year 2022 calculated in accordance with ASC 718. With respect to the PSUs, in accordance with SEC rules, amounts reflect the fair value at the grant date determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths. It represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC 718 resulting in a per share grant date value of $188.49. The fair value for RSUs is determined by using the grant date closing price corrected for future dividend payments resulting in fair value of $145.66 per share for grants.

The Monte Carlo Simulation value used in calculating the value of PSUs was determined based on the following: the valuation date was November 1, 2022; the NXP share price on the grant date was $151.85; the performance period was November 1, 2022 to October 31, 2025; the volatility assumption was 48%; and the initial TSR performance of 3.4%. PSUs are subject to a relative TSR performance hurdle, where vesting is dependent on NXP’s TSR performance relative to its Peer Group. TSR is based on the average closing share price over the 20 trading days prior to the start of the Performance Period compared to the average closing share price over the 20 trading days up to and including the end of the Performance Period. Dividends were assumed to be re-invested on the ex-dividend date.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End Table
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as year end 2022, using the December 30, 2022 closing stock price of $158.03.

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(e)	(f)	(g)		(h)(1)	(i)		(j)(1)

Kurt Sievers					2,604	(3)	411,510
					8,258	(4)	1,305,012
					13,556	(5)	2,142,255
					29,240	(6)	4,620,797
								115,590	(8)	18,266,688
								47,444	(9)	7,497,575
								136,452	(10)	21,563,510
William Betz					657	(4)	103,826
					2,421	(5)	382,591
					5,433	(6)	858,577
								3,942	(8)	622,954
								8,473	(9)	1,338,988
								25,354	(10)	4,006,693
Christopher Jensen					434	(3)	68,585
					1,165	(4)	184,105
					2,179	(5)	344,347
					4,742	(6)	749,378
								16,288	(8)	2,573,993
								7,625	(9)	1,204,979
								22,128	(10)	3,496,888
Andrew Micallef					3,167	(7)	500,481
					1,840	(5)	290,775
					4,347	(6)	686,956
								6,439	(9)	1,017,555
								20,284	(10)	3,205,481
Jennifer Wuamett	8,394	(2)	86.25	12/7/2025
					1,652	(4)	261,066
					2,131	(5)	336,762
					4,742	(6)	749,378
								23,118	(8)	3,653,338
								7,456	(9)	1,178,272
								22,128	(10)	3,496,888

EXECUTIVE COMPENSATION

1.Market value is calculated based on the closing price of NXP’s common stock on December 30, 2022 as reported on the Nasdaq equaling $158.03.
2.Options granted under the terms and conditions of the Global NXP Stock Option Program 2015/16 on December 7, 2015. The option vested in equal installments on October 29, 2016, 2017, 2018 and 2019.
3.RSUs granted under the terms and conditions of the 2019 Omnibus Incentive plan on July 28, 2020 in connection with Mr. Sievers’ promotion to CEO and Mr. Jensen’s promotion to Chief Human Resources Officer. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
4.RSUs granted under the terms and conditions of the 2019 Omnibus Incentive plan on October 27, 2020. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
5.RSUs granted under the terms and conditions of the 2019 Omnibus Incentive plan on November 2, 2021. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
6.RSUs granted under the terms and conditions of the 2019 Omnibus Incentive plan on November 1, 2022. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
7.RSUs granted under the terms and conditions of the 2019 Omnibus Incentive plan on August 3, 2021 as a new hire grant to Mr. Micallef. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
8.PSUs granted under the terms and conditions of 2019 Omnibus Incentive plan on October 27, 2020. These awards vest 100% on October 26, 2023 subject to performance achievement based on relative TSR compared to the Peer Group. Maxim Integrated Products was part of the peer group. Upon the completion of the acquisition of Maxim Integrated Products acquisition by Analog Devices, the Committee determined to allow the period of time in the program to be a determining factor for the performance awards granted. In accordance with SEC requirements, as results indicate achievement between target and maximum performance, the amounts reflected above are the maximum amounts. Based on actual performance as of December 31, 2022, the performance would be approximately 153% of target resulting in a vesting of 88,213, 3,008 and 12,430 shares for Messrs. Sievers, Betz and Jensen, respectively and 17,643 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the peers pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
9.PSUs granted under the terms and conditions of 2019 Omnibus Incentive plan on November 2, 2021. These awards vest 100% on November 1, 2024 subject to performance achievement based on relative TSR compared to the Peer Group. Maxim Integrated Products will be excluded from the calculation of relative total shareholder return since its acquisition occurred prior to the start of the performance period. As results indicate achievement at target performance and would be capped at target performance because NXP’s TSR for the performance period is negative, the amounts reflected above are the target amounts. After the end of the performance period, NXP’s TSR will be compared to those of the peers pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
10.PSUs granted under the terms and conditions of 2019 Omnibus Incentive plan on November 1, 2022. These awards vest 100% on October 31, 2025 subject to performance achievement based on relative TSR compared to the Peer Group. In accordance with SEC requirements, as results indicate achievement between target and maximum performance, the amounts reflected above are the maximum amounts. Based on actual performance as of December 31, 2022, the performance would be approximately 110% of target resulting in a vesting of 74,724, 13,884, 12,118 and 11,108 shares for Messrs. Sievers, Betz Jensen and Micallef respectively and 12,118 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the peers pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table
The following table shows the value realized for stock options that were exercised and restricted stock unit and performance stock unit awards vested during 2022.

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise (#)	Value Realized on exercise ($)	Number of shares acquired on vesting (#)	Value Realized on vesting ($)(1)

Kurt Sievers	—	—	72,155	10,956,318
William Betz	—	—	4,307	649,503
Christopher Jensen	—	—	7,557	1,151,595
Andrew Micallef	—	—	2,503	425,386
Jennifer Wuamett	—	—	14,770	2,226,806

1.The value realized is calculated by multiplying (i) the number of shares released upon the RSU or PSU award vesting by (ii) the closing price of the Company’s common shares on the day prior to the vest date, or the previous business day if the market was closed on the day prior to the vest date. This amount includes the restricted share units and performance share units granted in previous years that vested in 2022 according to the terms and conditions of the applicable equity award agreements including performance share units granted on October 29, 2019 for Messrs. Sievers, Betz and Jensen and Ms. Wuamett and July 28, 2020 for Messrs. Sievers and Jensen as promotion awards which vested in 2022 at a 84.21% achievement realization.

Pension Benefits
The following table sets forth certain information with respect to the potential benefits to Mr. Sievers as of December 31, 2022. No other NEO participates in a Company-sponsored defined benefit pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Kurt Sievers	Germany DBP	24	3,758,005	—

In connection with Mr. Sievers’ employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participates in the Defined Benefit Plan offered by that subsidiary (the “Germany DBP”). This Germany DBP is closed to new employees but was available to all eligible employees of that subsidiary until December 31, 2006. The value in this table has been converted from Euros using the rate of 1.0559, the average euro to U.S. dollar conversation rate for 2022.
Under the Germany DBP, participants receive notional contributions that are credited to their personal pension accounts in an amount of 11% of monthly base salary in excess of a calculated social security contribution ceiling that does not factor in the 2003 exceptional adjustment step (leading to a 2022 ceiling value of €6,350/month), less the additional contribution paid by the employer in the staff pension insurance. Contributions and returns on investments accumulated at retirement (normal retirement age is defined as between 60 – 67) are converted into an annuity based on fixed standard actuarial factors as mentioned in the plan rules. The Germany DBP also provides for certain disability, widow(er) and orphan beneficiary pension benefits.
In calculating the amounts shown in the column titled “Present Value of Accumulated Benefit” in the table above, we calculated the amounts reflected for Mr. Sievers in accordance with ASC 715 using the following assumptions: a calculation date of December 31, 2022, a 3.65% discount rate, a 2.25% pension increase rate, retirement occurring at age 63, and applicability of the “Heubeck-Richttafeln 2018 G” mortality table.

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change of Control
The following table shows the estimated value of potential payments that each NEO would be entitled to receive upon termination of employment in connection with specific events. The amounts shown below assume that the termination of employment or change of control occurred on December 31, 2022. Where benefits are based on the market value of NXP’s common stock, the table below uses the closing price of NXP’s common stock as reported on the Nasdaq on December 30, 2022 ($158.03 per share). To the extent applicable, the terms and conditions of our employment, change of control and severance agreements with our NEOs, are discussed above under “Employment Arrangements of Named Executive Officers” and “Compensation Discussion and Analysis—Key Policies and Practices; Change of Control.”
Amounts shown below are in USD and do not include (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees, (ii) the value of vested equity awards and (iii) the value of retirement benefits that are reported in the tables above.

Name	Payment Type	Involuntary Separation / Termination at the Convenience of the Company ($(1)	Death ($)(2)	Disability ($)(3)	Change of Control with Termination within 12 months ($)(4)	Retirement($)(5)	Involuntary Termination for Cause or Voluntary Resignation ($)(6)

Kurt Sievers	Equity Related Payments	16,503,389	41,725,609	16,503,389	41,725,609	—	—
	Cash Payments	4,740,526	2,459,782	4,740,526	8,161,642	—	—
	Total	21,243,915	44,185,391	21,243,915	49,887,251	—	—
William Betz	Equity Related Payments	1,336,618	5,353,424	1,336,618	5,353,424	—	—
	Cash Payments	1,161,216	621,216	621,216	2,565,216	—	—
	Benefits Continuation	—	—	—	21,125	—	—
	Total	2,497,834	5,974,640	1,957,834	7,939,765	—	—
Christopher Jensen	Equity Related Payments	2,436,665	6,430,557	2,436,665	6,430,557	—	—
	Cash Payments	1,096,704	586,704	586,704	2,422,704	—	—
	Benefits Continuation	—	—	—	21,125	—	—
	Total	3,533,369	7,017,261	3,023,369	8,874,386	—	—
Andrew Micallef	Equity Related Payments	998,750	4,251,165	998,750	4,251,165	—	—
	Cash Payments	1,150,464	615,464	615,464	2,541,464	—	—
	Benefits Continuation	—	—	—	21,125	—	—
	Total	2,149,214	4,866,629	1,614,214	6,813,754	—	—
Jennifer Wuamett	Equity Related Payments	3,022,008	7,228,450	3,022,008	7,228,450	—	—
	Cash Payments	1,182,720	632,720	632,720	2,612,720	—	—
	Benefits Continuation	—	—	—	22,125	—	—
	Total	4,204,728	7,861,170	3,654,728	9,863,295	—	—

EXECUTIVE COMPENSATION

1.In the event of an involuntary separation or termination at the convenience of the Company (other than for cause, as defined in the applicable employment agreement and equity plan or award agreement), estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2022 AIP payment earned. Amount for Mr. Sievers also includes two times his gross annual base salary as specified in the Secondment Addendum, which is subject to signing a general release of claims; amount for Messrs. Betz, Jensen and Micallef and Ms. Wuamett also includes one times gross annual base salary as specified in their employment agreement, which is subject to signing a general release of claims in favor of NXP.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2020, 2021 and 2022 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2020, 2021 and 2022 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2022—153% for the 2020 PSUs; 100% for the 2021 PSUs; and 110% for 2022 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
2. In the event of death while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2022 AIP payment earned. Equity Related Payments:
Equity Related Payments: Effective August 30, 2018, the Nominating and Compensation Committee of NXP, approved a death benefit for members of NXP’s Management Team (“MT”), which includes the NEOs, whereby, unless otherwise provided in a separate employment agreement, in the event of death of a MT member while employed at NXP, all outstanding and unvested equity awards at the time of death will vest as soon as administratively practicable thereafter, except that in the case of PSU awards, such vesting will be subject to the performance targets being met.
RSUs: Amounts represent the value of the accelerated vesting of the 2020, 2021 and 2022 RSU awards.
PSUs: Amounts represent the value of the 2020, 2021 and 2022 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2022—153% for the 2020 PSUs; 100% for the 2021 PSUs; and 110% for 2022 PSUs. The PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
3.In the event of disability while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2022 AIP payment earned. Amount for Mr. Sievers also includes two times his gross annual base salary as specified in the Secondment Addendum, which is subject to signing a general release of claims; no additional payment would be made for Messrs. Betz, Jensen and Micallef and Ms. Wuamett.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2020, 2021 and 2022 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2020, 2021 and 2022 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2022—153% for the 2020 PSUs; 100% for the 2021 PSUs; and 110% for 2022 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
4.In the event of a termination within 12 months following a change of control either by the Company or by the NEO for good reason, in either case not under certain conditions involving misconduct (also known as double trigger), estimated value of payments includes the following (amounts assume that both the change of control and termination occur on December 31, 2022):
Cash Payments: All NEOs would receive the 2022 AIP payment earned. Amounts also include two times gross annual base salary and two times target annual AIP payment for each NEO as specified in the Change of Control Severance Policy.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2020, 2021 and 2022 RSU awards as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2020, 2021 and 2022 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2022—153% for the 2020 PSUs; 100% for the 2021 PSUs; and 110% for 2022 PSUs. In the case of a change of control, the performance period would end effective as of the date of the change of control, assumed here as December 31, 2022, and the share delivery factor would be determined as of that date, subject to determination and certification by or on behalf of the Board.
Benefits Continuation: Amounts represent an approximate cost for benefits continuation as specified in the Change of Control Severance Policy for Messrs. Betz, Jensen and Micallef and Ms. Wuamett, who are US citizens or residents.
5.No NEO is currently eligible for retirement, as defined in the 2020, 2021 and 2022 equity award agreements and the 2022 AIP as the participant’s termination of employment where the participant has attained both five (5) years of service with NXP and age sixty (60).
6.All unvested equity will be cancelled. No cash payments would be made.

Our equity awards agreements contain non-solicitation and non-competition provisions that are effective for 12 months following the termination of employment. Except as described above, unvested equity awards lapse if a participant’s employment terminates and such participant is no longer employed by NXP. If there is a violation by the participant of any provisions contained in the applicable equity award, plan or grant letter, then the equity award lapses on the date of such violation. The equity award agreements also require participants to execute and deliver a general release of claims upon termination.
NEO Employment Agreements
Mr. Sievers
In connection with Mr. Sievers’ nomination as Executive Director and President and Chief Executive Officer, Mr. Sievers and the Company entered into a management agreement (the “Management Agreement”) and NXP Semiconductors Germany GmbH, a wholly owned indirect affiliate of the Company, and Mr. Sievers entered into an addendum to Mr. Sievers’ existing employment agreement (the “Secondment Addendum” and together with the Management Agreement, are the “CEO Agreements”). A copy of the CEO Agreements can be found on Form 8-K filed by the Company on March 9, 2020.
The CEO Agreements provide that effective May 27, 2020, Mr. Sievers serves as Executive Director and President and Chief Executive Officer until the date of the following annual general meeting, and will be extended if NXP‘s general meeting reappoints

EXECUTIVE COMPENSATION
Mr. Sievers as Executive Director and President and CEO of NXP. The CEO Agreements outline terms and conditions of Mr. Sievers' employment including his base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives and officers.
Considering Mr. Sievers’ tenure—he has been employed at NXP since 1995—the HRCC considered it reasonable to provide in the CEO agreements that in the event that Mr. Sievers’ employment is terminated at the initiative of the Company and other than for cause, Mr. Sievers will be entitled to a severance amount of two times the gross annual base salary and a pro-rata payment of the annual cash bonus, depending on achievement of the pay-out conditions and the period in which Mr. Sievers has performed actual work for the Company. One additional element the HRCC took into account was that Mr. Sievers, being employed by the Company’s German subsidiary NXP Semiconductors Germany GmbH, in the absence of the severance arrangements in the CEO Agreements, would be entitled to a severance amount that could be as high as four times his base salary, according to German employment law, in the absence of the lesser severance arrangements in the CEO Agreements.
Mr. Sievers is subject to non-competition provisions that remain in effect for a period of one year following the termination of his employment agreement.
Mr. Sievers is also subject to the change in control policy, which states that in the event Mr. Sievers' employment is terminated within twelve months following a change of control or if Mr. Sievers resigns for “good reason” within twelve months following a change of control, in either case not under certain conditions involving misconduct, then Mr. Sievers is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 60. These payments are estimated in the table above.
Other Executive Officers
Mr. Betz, Mr. Jensen, Mr. Micallef and Ms. Wuamett have entered into employment agreements with NXP USA, Inc. ("NXP USA"), a wholly owned indirect subsidiary of the Company, setting forth the terms and conditions of their employment, including their base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives. Each officer may terminate employment for any reason upon three months’ written notice and either NXP USA or the officer may terminate their employment immediately under certain conditions involving misconduct. In the event that NXP USA terminates an officer's employment absent certain conditions involving misconduct, such officer is entitled to receive a lump sum cash severance payment of one year's base salary and pro rate payment of the annual incentive bonus for the period that such officer performed actual work, to the extent the conditions for a bonus payout have been met. In the event an officer's employment is terminated within twelve months following a change of control of the officer resigns for "good reason" within twelve months following a change of control, in either case not under certain conditions involving misconduct, then such officer is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 60. All severance payments are contingent on the officer signing and not revoking a release of claims. Each officer is subject to non-competition and non-solicitation restrictions for twelve months and customary prohibitions on disclosing confidential information following the termination of his employment for any reason.
CEO Pay Ratio Disclosure
The annual total compensation for the median employee of NXP (other than our Chief Executive Officer) in 2022 was $53,974. The annual total compensation for our Chief Executive Officer was $20,771,851. We used the total compensation for Mr. Sievers, our CEO, as reported in the 2022 Summary Compensation Table. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was approximately 385:1.
We have a global workforce operating in over 30 countries. The countries that have predominantly manufacturing activities are in China, Malaysia, Taiwan and Thailand with total headcount of approximately 16,800 employees or 48% of our global population as of December 31, 2022. Excluding employees from those four countries, the global average base pay would be approximately $82,000.
We have determined a new median employee in 2022. To identify the median employee, we used the following methodology:
•We identified our median employee by considering an employee population as of December 31, 2022
•To determine the median employee, we used a consistently applied compensation measure that included annualized base pay, local allowances, AIP Bonus at target or 2022 target sales incentive plan and the approved value of the annual equity awards granted during 2022
•We applied the exchange rate we utilize in our HR system as of December 31, 2022
•Salaries were annualized for all employees who were hired or were on an unpaid leave during the fiscal year
To determine the pay ratio:
•We calculated the compensation elements for the median employee in accordance with the requirements of item 402(c)(2)(x) of the SEC’s Regulation S-K. The exact median employee using the methodology above joined NXP in mid-year. Because this would have a significant impact on the pay ratio, we used another employee with substantially similar structured compensation to the original median employee who had less than a 1% variance of the compensation measure used to determine the median.
The median employee resides in the US in a fabrication equipment operator role.

EXECUTIVE COMPENSATION
Human Resources and Compensation Committee Interlocks and Insider Participation
During 2022, Mr. Sundström (Chair), Sir Peter Bonfield, Ms. Clayton and Ms. Olving served on the Human Resources and Compensation Committee. Other than Mr. Sundström, none of the members of the Human Resources and Compensation Committee is or has been an executive officer or employee of NXP. Mr. Sundström held the role as CFO of NXP Semiconductors N.V. (2008–2012). None of our executive officers serves on the board of directors or compensation committee of a company which has an executive officer who serves on our Board or Human Resources and Compensation Committee.
Equity Compensation Plan Information
The following table summarizes NXP’s compensation plan information (including individual compensation arrangements) as of the fiscal year ended December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)	Weighted- average exercise price of outstanding options, warrants and rights ($)(b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (#)(a)(c))

Equity compensation plans approved by security holders	6,849,320(2)	66.72	30,868,319(3)
Equity compensation plans not approved by security holders	—	—	—
Total	6,849,320	66.72	30,868,319

1.Shares of common stock issuable upon vesting of RSU and PSU awards have been excluded from the calculation of the weighted average exercise price.
2.Represents 346,202 shares of common stock subject to outstanding stock options and 6,503,118 shares of common stock that may be issued upon vesting of outstanding RSU and PSU awards (PSU awards are assumed at maximum performance level), in each case pursuant to equity awards issued under the Company’s equity compensation plans.
3.Includes 20,894,427 shares of common stock available for future issuance under the NXP 2019 Omnibus Incentive Plan and 9,973,892 shares of common stock available for future issuance under NXP’s Employee Stock Purchase Plan.

Pay Versus Performance Disclosure
In accordance with Item 402(v) of Regulation S-K, which was adopted by the Securities and Exchange Commission in 2022 pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation versus Company performance for the fiscal years listed below. The Human Resources and Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs.

Year	Summary Compensation Table Total for Richard Clemmer ($)[1]	Compen- sation Actually Paid to Richard Clemmer ($)[1,2]	Summary Compen-sation Table Total for Kurt Sievers ($)[1]	Compensation Actually Paid to Kurt Sievers ($)[1,2]	Average Summary Compen- sation Table Total for Non-PEO NEOs ($)[1]	Average Compensation Actually Paid to Non-PEO NEOs ($)[1,2]	Value of initial fixed $100 investment based on:[3]		Net Income ($ in millions)	Revenue ($ in millions)	Non-GAAP Gross Margin[4]
							Company TSR ($)	Philadelphia Sox Index TSR ($)

2022	n/a	n/a	20,771,851	4,693,294	3,969,488	2,053,189	129.76	142.94	2,787	13,205	57.9
2021	n/a	n/a	20,911,892	43,710,558	3,649,332	8,137,948	183.30	219.51	1,871	11,063	56.1
2020	2,256,509	15,746,714	19,253,302	25,421,027	3,366,167	5,613,773	126.56	153.66	52	8,612	51.1

1.For the year 2020 Richard Clemmer served as our PEO through May 27, 2020. Kurt Sievers was appointed as our PEO on May 27, 2020 and has served as our PEO since that date. The Non-PEO NEOs for whom the average compensation is presented in this table are: (i) for fiscal year 2020, Peter Kelly, David Reed, Steven Owen and Jennifer Wuamett; (ii) for fiscal year 2021, Peter Kelly, William Betz, Andrew Micallef, Steven Owen and Jennifer Wuamett; and (iii) for fiscal year 2022, William Betz, Christopher Jensen, Andrew Micallef and Jennifer Wuamett.
2.The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S‑K and do not reflect compensation actually realized or received by a PEO or the other NEOs. Mr. Sievers is the only NEO who has participated in a pension during the reporting years. The amounts shown as Compensation Actually Paid reflect total compensation as set forth in the Summary Compensation Table ("SCT") for each year, adjusted as outlined in the following table:

EXECUTIVE COMPENSATION

Year		Summary Compensation Table Total ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year from SCT ($) ( — )	Year-End Fair Value of Equity Awards Granted During Applicable Year ($) ( + )	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($) ( + )	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($) ( + )	Change in Pension Value for the Applicable Year from SCT ($) ( — )	Pension Service Costs Attributable to the Applicable Year ($) ( + )	Compensation Actually Paid ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2022	Kurt Sievers (PEO)	20,771,851	17,119,017	17,610,633	(10,844,605)	(5,979,095)	—	253,527	4,693,294
2022	Average Non-PEO NEO	3,969,488	2,819,514	2,900,481	(1,420,415)	(576,851)	N/A	N/A	2,053,189
2021	Kurt Sievers (PEO)	20,911,892	16,314,944	17,663,519	8,603,541	12,546,522	—	300,028	43,710,558
2021	Average Non-PEO NEO	3,649,332	2,316,850	2,503,293	1,298,335	3,003,838	N/A	N/A	8,137,948
2020	Kurt Sievers (PEO)	19,253,302	16,063,333	19,616,920	4,671,282	2,323	2,293,073	233,606	25,421,027
2020	Richard Clemmer (PEO)	2,256,509	—	—	13,429,197	61,008	N/A	N/A	15,746,714
2020	Average Non-PEO NEO	3,366,167	2,847,268	3,357,471	1,719,732	17,671	N/A	N/A	5,613,773
For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. Equity values are calculated in accordance with FASB ASC Topic 718. PSU awards outstanding as of December 31 of the reporting year have been valued using a Monte Carlo simulation. RSU awards outstanding as of December 31 of the reporting year have been valued using the value date closing stock price discounted for future dividend payments. The fair values as of the vesting date are calculated using the closing share price on the vesting date. No dividends or dividend equivalents are paid or earned on unvested equity awards and no equity awards were granted and vested in the same year.
3.The Peer Group Total Shareholder Return ("TSR") set forth in this table utilizes the Philadelphia Stock Exchange Semiconductor Index (“Philadelphia Sox Index”), which we also utilize in the stock performance graph in our Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting December 31, 2019 through the last trading day of the reporting, year in the Company and in the Philadelphia Sox Index, respectively, assuming the reinvestment of any dividends. Historical stock performance is not necessarily indicative of future stock performance.
4.Non-GAAP Gross Margin is a non-GAAP financial measure. We calculate Non-GAAP gross margin by adjusting Gross Margin to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Appendix A to this Proxy Statement quantifies and reconciles this measure to the comparable US GAAP financial measure.

EXECUTIVE COMPENSATION
Relationship Between Performance Measures and Compensation Actually Paid
Below are graphic representations that help illustrate the relationship between 'compensation actually paid' ("CAP") and the financial measures in the table above as well as the relationship of NXP’s TSR and the TSR of the Philadelphia SOX Index. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. Because our NEO compensation is heavily weighted on equity, specifically performance based equity, the largest determinants of CAP are year over year changes in NXP’s stock price, realized achievement on PSUs awards that vested during the reporting year and projected PSU realizations on the unvested PSU awards in the form of Monte Carlo valuations.
Graphic 1

Compensation Actually Paid and TSR
Compensation Actually Paid (in millions)
$60
$40
$20
$—
TSR (based on $100 initial investment)
$300
$250
$200
$150
$100
$50
$—
2020
2021
2022
CAP of PEO (Sievers)
CAP of PEO (Clemmer)
NXP TSR
CAP of non- PEO NEOs
Philadelphia SOX Index TSR

Graphic 1: A large portion of the NEO’s compensation is in the form of equity-based long term incentive awards which vest over three years. In 2022, it was 82% of the PEO compensation and 71% of non-PEO compensation as a percentage of the total compensation reported in the Summary Compensation Table. Consistent with our pay for performance philosophy, 70% of the target annual LTI award value is granted as performance-based restricted share units (“PSUs”), where the performance is measured against our 3 year TSR relative to the compensation peer group of semiconductor companies as described earlier in the proxy statement.
From 2020 to 2021, PEO CAP and non-PEO CAP increased by 72% and 45%, respectively, largely due to the vesting of a 3-year cliff PSU award at a 135.29% achievement. For that award, achievement was measured over the performance period July 2018 to July 2021 with achievement above the median of the select peer group. The increase in the 2021 CAP also reflected the increase in fair market value at year end for unvested equity awards. NXP’s stock price increased from $159.01 at December 31, 2020 to $227.78 at December 31, 2021. In 2022, PEO CAP and non-PEO CAP fell by 89% and 75%, largely due to the vesting of 3-year cliff PSU awards at an 84.21% achievement based on a performance period of October 2019 to October 2021 as well as decreases in fair market value for unvested awards due to a decline in NXP’s stock price — $158.03 at December 31, 2022. No performance based equity awards were granted in 2017 which would have vested in 2020.

EXECUTIVE COMPENSATION
Graphic 2

Compensation Actually Paid and Net Income
Compensation Actually Paid (in millions)
$60
$40
$20
$—
Net Income (in millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
2020
2021
2022
CAP of PEO (Sievers)
CAP of PEO (Clemmer)
CAP of non-PEO NEOs
Net Income

Graphic 2: Net income increased 3,498% from 2020 to 2021 and 49% from 2021 to 2022. PEO CAP and non-PEO CAP increased by 72% and 45% from 2020 to 2021, respectively and decreased by 89% and 75% from 2021 to 2022. Net income is not a performance measure used in our compensation program.
Graphic 3    Graphic 4
Graphics 3 & 4: Revenue and Non-GAAP Gross Margin are the two equally weighted financial performance elements of our annual incentive plan for the reporting years and are our company selected measures for purposes of this pay vs. performance disclosure. Because the SEC has stated that multi-year performance measures cannot be used as the Company's measure selected to be included in the table and our PSUs use a 3-year relative TSR performance measure, we have used the financial measures in our annual incentive plan. Non-equity incentive plan compensation from our annual incentive plan earned by the PEO and non-PEO NEOs (average) was $0 in 2020, $3,331,790 and $799,343 in 2021 and $2,459,782 and $614,026 in 2022, respectively. These amounts are reflected in the CAP amounts listed above. However, because most of the NEOs' compensation is in the form of equity, the CAP changes in any year are mainly driven by the equity valuations required for the CAP calculation. The results of these calculations are shown in Footnote 2 above.

Tabular List of Most Important Performance Measures
The following table lists the most important performance measures that we used in 2022 to link the Compensation Actually Paid (CAP) to our PEO and other NEOs to the Company’s performance.

Three-Year Relative TSR*
Revenue
Non-GAAP Gross Margin
Sustainability Goals Used in the Annual Incentive Plan Sustainability Scorecard
*As stated above, the SEC has provided guidance that multi-year performance measures cannot be used as the Company's selected measure included in the table; however because it is an important part of our compensation program we have listed it here.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
There were no transactions or series of similar transactions, since January 1, 2022, to which we were a party or will be a party other than compensation arrangements which are described under “Executive Compensation,” in which:
•the amount involved exceeded or will exceed $120,000; and
•a director or director nominee, executive officer, holder of more than 5% of our common shares or any immediate family member of a director, director nominee or executive officer had or will have a direct or indirect material interest.
Statement of Policy Regarding Transactions with Related Persons
The Board has adopted a written policy that requires our Audit Committee to review and approve or ratify all related party transactions that involve a value of $120,000 or more (excluding employment relationships). The Human Resources and Compensation Committee is responsible for reviewing and approving or ratifying any employment relationship with a related party that involves compensation of $120,000 or more. In determining whether to approve or ratify, as applicable, a related party transaction, these committees are guided by our Code of Conduct which, among other things, requires that business decisions and actions be based on the best interests of NXP and not be motivated by personal considerations or relationships.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited financial statements with NXP’s management and its independent auditor, Ernst & Young Accountants LLP (“E&Y”). The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, E&Y provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with E&Y its independence from NXP and its management. The Audit Committee has also considered whether the provision of other non-audit services by E&Y to NXP is compatible with the auditors’ independence and has concluded that it is.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the 2022 Statutory Annual Accounts and the inclusion of the audited financial statements in NXP’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
AUDIT COMMITTEE

Julie Southern, Chair
Chunyuan Gu
Jasmin Staiblin
Karl-Henrik Sundström

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required during 2022, we believe that all required reports were timely filed, except for one Form 4 for Ron Martino to report a vesting of his restricted stock units that was filed one day late due to an administrative delay in obtaining the reporting person's filing codes with the SEC.
THE 2024 ANNUAL GENERAL MEETING
Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the 2024 Annual General Meeting of Shareholders must deliver such resolution to the board of directors at the address below no later than December 12, 2023 (120 days before the anniversary date of the release of this proxy statement). Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2024 Annual General Meeting of Shareholders.
Shareholders may present resolutions that are proper subjects for consideration at an annual meeting, even if the resolution is not submitted by the deadline for inclusion in the proxy statement. In order for resolutions of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act with respect to the 2024 Annual General Meeting of Shareholders, such resolutions must be received by the Board at the address below by February 25, 2024.
Shareholder resolutions should be sent to NXP’s Secretary at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
In addition, our articles of association provide that one or more holders of shares representing solely or jointly at least such part of the issued share capital as required by the Board of Directors at the address below no later than sixty days prior to the date of the 2024 Annual General Meeting of Shareholders. Notice of such matter will be placed on the notice convening the 2024 Annual General Meeting of Shareholders.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
OTHER MATTERS
We have provided to you with this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including audited financial statements. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and the Annual Report on Form 10-K, by delivering a single set of proxy materials to an address shared by two or more holders of ordinary shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the proxy materials in the future. If you hold ordinary shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact Broadridge at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Our 2022 Statutory Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including audited financial statements, as filed with the SEC, is available to shareholders free of charge on our Investor Relations website at http://investors.nxp.com or by writing us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
As of the date of this proxy statement, we are not aware of any other matters to be brought before the Annual General Meeting other than those referred to in this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote in their discretion the ordinary shares represented by all properly executed proxies.

APPENDIX A
APPENDIX A
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to non-GAAP financial measures and adjustments as included below. In managing NXP’s business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP’s underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.
These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

PPA Effects	Purchase Price Accounting ("PPA") effects reflect the fair value adjustments impacting acquisition accounting and other acquisition adjustments charged to the Consolidated Statement of Operations. This typically relates to inventory, property, plant and equipment, as well as intangible assets, such as developed technology and marketing and customer relationships acquired. The PPA effects are recorded within both cost of revenue and operating expenses in our US GAAP financial statements. These charges are recorded over the estimated useful life of the related acquired asset, and thus are generally recorded over multiple years.	We believe that excluding these charges related to fair value adjustments for purposes of calculating certain non-GAAP measures allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, our operating costs, our operating margin, and also facilitates comparisons to peer companies.

Restructuring	Restructuring charges are costs associated with restructuring programs and are primarily related to employee severance and benefit arrangements. Charges related to restructuring are recorded within both cost of revenue and operating expenses in our US GAAP financial statements	We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Stock Based Compensation	Stock based compensation consists of incentive expense granted to eligible employees in the form of equity based instruments. Charges related to stock based compensation are recorded within both cost of revenue and operating expenses in our US GAAP financial statements.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these charges, which are non-cash, are not representative of our core operating performance as they can fluctuate from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Other Incidentals	Other Incidentals consist of certain items which may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s ongoing business operations. These may include such items as process and product transfer costs (which refer to the costs incurred in transferring a production process and products from one manufacturing site to another), certain charges related to acquisitions and divestitures, non-ordinary course litigation and legal settlements, costs associated with the exit of a product line, factory or facility, environmental or governmental settlements, and other items of similar nature.	We exclude these certain items which may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the Company’s ongoing business operations for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
We exclude these costs for purposes of reporting Non-GAAP Financial income (expense) to facilitate a useful evaluation of our core financial income (expense) performance by removing results associated with factors that are not within our control or are not regularly recurring in nature. We believe this also provides the most appropriate basis for comparisons to past results.
Foreign exchange gain (loss)	Foreign exchange gain (loss) includes foreign currency translation gains and losses.

Gain (loss) on extinguishment of long-term debt	Gain (loss) on extinguishment of long-term debt include costs associated with (early) debt extinguishment.

Other financial income (expense)	Other financial income (expense) adjustments include such items as gains and losses on investments in marketable and non-marketable equity securities, interest related to non-forecasted uncertain tax positions, debt issuance costs, etc.

Free Cash Flow and Free Cash Flow as a percentage of Revenue	Free Cash Flow represents operating cash flow adjusted for net additions to property, plant and equipment. This is also used as the numerator for our Free Cash Flow as a percentage of Revenue.	We believe that free cash flow and the associated ratios provide insight into our cash-generating capability and our financial performance, and is an efficient means by which users of our financial statements can evaluate our cash flow after meeting our capital expenditure.

APPENDIX A

Reconciliation of Non-GAAP Measures (unaudited)
($ in millions)	Full-year 2022
Revenue	$13,205
GAAP Gross Profit	$7,517
PPA Effects	(58)
Restructuring	3
Stock Based Compensation	(47)
Other incidentals	(24)
Non-GAAP Gross Profit	$7,643
GAAP Gross margin	56.9%
Non-GAAP Gross margin	57.9%
GAAP Research and development	$(2,148)
Restructuring	2
Stock based compensation	(183)
Other incidentals	(6)
Non-GAAP Research and development	$(1,961)
GAAP Selling, general and administrative	$(1,066)
PPA effects	(5)
Restructuring	2
Stock based compensation	(134)
Other incidentals	(35)
Non-GAAP Selling, general and administrative	$(894)
GAAP amortization of acquisition-related intangible assets	$(509)
PPA effects	(509)
Non-GAAP amortization of acquisition- related intangible assets	$—
GAAP Other income (expense)	$3
Other incidentals	—
Non-GAAP Other income (expense)	$3
GAAP Operating income (loss)	$3,797
PPA effects	(572)
Restructuring	7
Stock based compensation	(364)
Other incidentals	(65)
Non-GAAP Operating income (loss)	$4,791
GAAP Operating margin	28.8%
Non-GAAP Operating margin	36.3%
GAAP Financial Income (expense)	$(434)
Foreign exchange gain (loss)	(13)
Gain (loss) on extinguishment of long-term debt	(18)
Other financial expense	(17)
Non-GAAP Financial income (expense)	$(386)

Free Cash Flow (unaudited)
($ in millions)	Full-year 2022
Net cash provided by (used for) operating activities	$3,895
Net capital expenditures on property, plant and equipment	(1,061)
Non-GAAP free cash flow	$2,834
Non-GAAP free cash flow as percent of Revenue	21%

Forward-looking Statements
This document includes forward-looking statements which include statements regarding NXP’s business strategy, carbon emissions, energy consumption, water consumption, and other environmental targets, external ESG commitments, and workplace diversity goals as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP’s established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP’s debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP’s suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP’s market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the initial publication date of this document. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until May 23, 2023 at 4:00 p.m. Eastern Time (10:00 p.m. Central European Time). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until May 23, 2023 at 4:00 p.m. Eastern Time (10:00 p.m. Central European Time). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card must be received by May 22, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05521-P90531

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NXP SEMICONDUCTORS N.V.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Adoption of the 2022 Statutory Annual Accounts	☐	☐	☐
2.	Discharge the members of the Company's Board of Directors (the "Board") for their responsibilities in the financial year ended December 31, 2022	☐	☐	☐
3a.	Re-appoint Kurt Sievers as executive director	☐	☐	☐
3b.	Re-appoint Annette Clayton as non-executive director	☐	☐	☐
3c.	Re-appoint Anthony Foxx as non-executive director	☐	☐	☐
3d.	Re-appoint Chunyuan Gu as non-executive director	☐	☐	☐
3e.	Re-appoint Lena Olving as non-executive director	☐	☐	☐
3f.	Re-appoint Julie Southern as non-executive director	☐	☐	☐
3g.	Re-appoint Jasmin Staiblin as non-executive director	☐	☐	☐
3h.	Re-appoint Gregory Summe as non-executive director	☐	☐	☐
3i.	Re-appoint Karl-Henrik Sundström as non-executive director	☐	☐	☐
3j.	Appoint Moshe Gavrielov as non-executive director	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V05522-P90531

NXP Semiconductors N.V.
Annual General Meeting of Shareholders
May 24, 2023 8:45 AM CET
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Jennifer Wuamett and Timothy Shelhamer, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NXP Semiconductors N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:45 AM, Central European Time on May 24, 2023, at the Amstel Hotel, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the other side)